As filed with the Securities and Exchange Commission on February 8, 2021

Registration No. 333-252059

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7363	68-0680859
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(646) 507-5710

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brendan Flood

Chairman and Chief Executive Officer

Staffing 360 Solutions, Inc.

641 Lexington Avenue, 27th Floor

New York, New York 10022

(646) 507-5710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq. Jayun Koo, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 (212) 659-7300	Gregory Sichenzia, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, New York 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(3)
Common stock, $0.00001 par value(4)		$		$		$
Pre-funded warrants to purchase shares of common stock(4)
Common stock issuable upon the exercise of pre-funded warrants(4)(5)	—		—		—		—
Total	21,855,280		$0.85		$18,576,988		$2,027

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(3) Calculated in accordance with Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices of our shares of common stock on the Nasdaq Capital Market on February 1, 2021.

(4) The proposed maximum number of shares of common stock proposed to be sold in the offering will be reduced on a one-for-one basis based on the number of the pre-funded warrants offered and sold in the offering, and the proposed maximum number of the pre-funded warrants to be sold in the offering will be reduced on a one-for-one basis based on the number of shares of common stock sold in the offering. Accordingly, the proposed maximum number of the shares of common stock (including the shares of common stock issuable upon the exercise of the pre-funded warrants), if any, is 21,855,280.

(5) No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

(6) A filing fee of $1,759 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 8, 2021

Preliminary Prospectus

Staffing 360 Solutions, Inc.

21,855,280 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 21,855,280 Shares of Common Stock

Up to 21,855,280 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering 21,855,280 shares of our common stock pursuant to this prospectus.

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each pre-funded warrant will be equal to the price per share at which shares of common stock are sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “STAF.” We have assumed a public offering price of $1.01 per share, the last reported sale price of our common stock on Nasdaq on February 4, 2021, and $1.0099 per pre-funded warrant. On February 5, 2021, the last closing price of our common stock was $1.11 per share. The public offering price per share and any pre-funded warrant, as the case may be, will be determined through negotiation between us and the investors in the offering based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Placement agent’s fees(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1) We have agreed to pay the placement agent a cash fee equal to 7.5% of the gross proceeds raised in this offering, and to reimburse the placement agent for certain of its offering-related expenses. In addition, we have agreed to issue the placement agent or its designees warrants to purchase a number of shares of common stock equal to 7.5% of the shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the pre-funded warrants), at an exercise price of $        per share, which represents 125% of the public offering price per share. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

We have engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling the securities offered by us and is not required to sell any specific number or dollar amount of securities, but the placement agent will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. In either event, this offering may be closed without further notice to you.

Delivery of the securities offered hereby is expected to be made on or about                , 2021, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus is                     , 2021

The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC before making your investment decision. You should rely only on the information provided in this prospectus. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the placement agent is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and our financial statements and notes thereto that are included elsewhere in this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.” As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to Staffing 360 Solutions, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are an international staffing company engaged in the acquisition of United States and United Kingdom based staffing companies. Our services principally consist of providing temporary contractors, and, to a much lesser extent, the recruitment of candidates for permanent placement. As part of our consolidation model, we pursue a broad spectrum of staffing companies supporting primarily accounting and finance, information technology, engineering, administration and commercial disciplines. Our business model is based on finding and acquiring, suitable, mature, profitable, operating, domestic and international staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology, engineering, administration and light industrial disciplines. We have completed ten acquisitions since November 2013.

Recent Developments

COVID-19

In December 2019, a strain of coronavirus (“COVID-19”) was reported to have surfaced in Wuhan, China, and has spread globally, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in affected countries. The COVID-19 pandemic is impacting worldwide economic activity, and activity in the United States and the United Kingdom where our operations are based. Much of the independent contractor work we provide to our clients is performed at the site of our clients. As a result, we are subject to the plans and approaches our clients have made to address the COVID-19 pandemic, such as whether they support remote working or if they have simply closed their facilities and furloughed employees. To the extent that our clients were to decide or are required to close their facilities, or not permit remote work when they close facilities, we would no longer generate revenue and profit from that client. In addition, in the event that our clients’ businesses suffer or close as a result of the COVID-19 pandemic, we may experience decline in our revenue or write-off of receivables from such clients. Moreover, developments such as social distancing and shelter-in-place directives have impacted our ability to deploy our staffing workforce effectively, thereby impacting contracts with customers in our commercial staffing and professional staffing business streams, where we have had declines in revenues during Q2 2020 and Q3 2020 and may have declines during Q4 2020 compared to the respective periods in 2019. While some government-imposed precautionary measures have been relaxed in certain countries or states, more strict measures have been or may be put in place again due to a resurgence in COVID-19 cases, as has occurred recently in the United Kingdom in response to the spread of a new strain of COVID-19. As a result of the newly imposed government restrictions in the United Kingdom, we had to close both of our offices in the United Kingdom, and our employees have been forced to operate remotely from their homes. Therefore, the ongoing COVID-19 pandemic may continue to affect our operation and to disrupt the marketplace in which we operate and may negatively impact our sales in fiscal year 2021 and our overall liquidity.

While the ultimate economic impact brought by, and the duration of, the COVID-19 pandemic may be difficult to assess or predict, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others, the pandemic has resulted in significant disruptions in the general commercial activity and the global economy and caused financial market volatility and uncertainty in significant and unforeseen ways in the recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital and on the market price of our common stock, and we may not be able to successfully raise needed capital. If we are unsuccessful in raising capital in the future, we may need to reduce activities, curtail or cease operations.

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In addition, the continuation of the COVID-19 pandemic or an outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, resulting in an economic downturn that could impact our business, financial condition and results of operations.

Nasdaq Minimum Stockholders’ Equity Requirement

On June 3, 2020, we received a letter from the Listing Qualifications Department notifying us that we are no longer in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million. Further, as of June 9, 2020, we did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

In accordance with the Nasdaq Listing Rules, we were afforded the opportunity to submit a plan to regain compliance with the minimum stockholders’ equity standard. Based on our submissions, the Listing Qualifications Department granted us an extension to regain compliance with Rule 5550(b)(1) until November 30, 2020.

On December 1, 2020, we received notice that because we had not met the terms of the extension, our common stock would be subject to delisting from Nasdaq, unless we timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”). We timely requested a hearing before the Panel, which automatically stayed any suspension or delisting action pending the issuance of a decision by the Panel following the hearing and the expiration of any additional extension period granted by the Panel. The hearing occurred on January 21, 2021. At the hearing, we provided the Panel with an update on our compliance plan and requested a further extension of time in which to regain compliance. On February 3, 2021, we received a letter from the Panel noting it has granted our request for an extension until February 28, 2021 to regain compliance with the minimum $2.5 million stockholders’ equity requirement, or the alternative compliance standards as set forth in Nasdaq Listing Rule 5550(b)(1).

Although we are taking actions intended to restore our compliance with the listing requirements, we can provide no assurance that any action taken by us will be successful. Should a delisting occur, an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our common stock, and our ability to raise future capital through the sale of our common stock could be severely limited. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

December 2020 Public Offering

On December 29, 2020, we closed the sale of an aggregate of 4,816,665 shares of common stock in an underwritten public offering, or the December 2020 Public Offering, at an offering price to the public of $0.60 per share. We received net proceeds from the December 2020 Public Offering, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, of approximately $2.4 million. We used 75% of the net proceeds from such underwritten offering to redeem a portion of our outstanding Second Amended and Restated 12% Senior Secured Note due September 30, 2022 (the “Jackson Note”), and 25% of the net proceeds from such underwritten offering to redeem a portion of our Series E Convertible Preferred Stock (“Base Series E Preferred Stock”).

December 2020 Registered Direct Offering

On December 31, 2020, we closed the sale of an aggregate of 2,662,596 shares of common stock in a registered direct offering, or the December 2020 Registered Direct Offering, at an offering price of $0.655 per share. We received net proceeds from the December 2020 Registered Direct Offering, after deducting placement agent fees and other estimated offering expenses payable by us, of approximately $1.5 million. We used 75% of the net proceeds from such registered direct offering to redeem a portion of our outstanding Jackson Note, and 25% of the net proceeds from such registered direct offering to redeem a portion of our Base Series E Preferred Stock.

Jackson Waivers

On February 5, 2021, we entered into a Limited Consent and Waiver with Jackson Investment Group, LLC (“Jackson”) whereby, among other things, Jackson agreed that we may use 75% of the proceeds from this offering to redeem a portion of the Jackson Note, which currently has an outstanding principal amount and accrued interest of $32,710,485, and 25% of the net proceeds from this offering to redeem a portion of our Base Series E Preferred Stock notwithstanding certain provisions of the certificate of designation for the Base Series E Preferred Stock that would have required us to use all the proceeds from this offering to redeem the Base Series E Preferred Stock. In addition, we also agreed in the Limited Consent and Waiver to additional limits on our ability to incur other indebtedness, including limits on advances under our revolving loan facility with MidCap Funding Trust. We also agreed that to the extent that any of our PPP Loans are forgiven after this offering, Jackson may convert the Base Series E Preferred Stock and Series E-1 Preferred Stock that remains outstanding into a secured note that is substantially similar to the Jackson Note.

Jackson also entered into a Limited Waiver and Agreement with us on February 5, 2021, whereby Jackson agreed that it would not convert any shares of the Base Series E Preferred Stock or Series E-1 Preferred Stock into shares of our common stock or exercise any warrants to purchase shares to the extent that doing so would cause the number of our authorized shares of common stock to be less than the number of shares being offered pursuant to this prospectus. Jackson also waived any event of default under the Series E Certificate of Designation and the Jackson Note that would result from the Company have an insufficient number of authorized shares of common stock to honor conversions of the Base Series E Preferred Stock and exercise of Jackson’s warrants.

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Risk Factor Summary

This summary does not address all of the risks that we face. Additional discussions of the risks summarized in this risk factor summary, and other risks that we face, can be found below and should be carefully considered, together with other information in this prospectus before making investment decisions.

●	The recent COVID-19 pandemic has adversely affected our business and may continue to adversely affect our business until the pandemic is resolved.
●	We have incurred significant losses since our inception and may continue to incur losses and thus may never achieve or maintain profitability.
●	Our debt instruments and the Series E Certificate of Designation contain covenants that could limit our financing options and liquidity position, which would limit our ability to grow our business.
●	The Jackson Note is secured by substantially all of our assets that are not secured by our revolving loan facility with Midcap Funding Trust and the terms of the Jackson Note may restrict our current and future operations. Additionally, Jackson may be able to exert significant influence over us as our senior secured and the beneficial owner of a substantial percentage of our outstanding shares of common stock.
●	Our common stock may be delisted from Nasdaq.
●	We have significant working capital needs and if we are unable to satisfy those needs from cash generated from our operations or borrowings under our debt instruments, we may not be able to continue our operations.
●	Our growth of operations could strain our resources and cause our business to suffer.
●	Our strategy of growing through acquisitions may impact our business in unexpected ways.
●	We face risks associated with litigation and claims.
●	Our revenue may be adversely affected by fluctuations in currency exchange rates.
●	We depend on attracting, integrating, managing, and retaining qualified personnel and temporary workers.
●	Our revenue can vary because our customers can terminate their relationship with us at any time with limited or no penalty.
●	If we are unable to retain existing customers or attract new customers, our results of operations could suffer.
●	We operate in an intensely competitive and rapidly changing business environment, and there is a substantial risk that our services could become obsolete or uncompetitive.
●	We could be adversely affected by risks associated with acquisitions and joint ventures.
●	We are dependent upon technology services, and if we experience damage, service interruptions or failures in our computer and telecommunications systems, our customer relationships and our ability to attract new customers may be adversely affected.
●	We could be harmed by improper disclosure or loss of sensitive or confidential company, employee, associate or customer data, including personal data.
●	Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.
●	We are subject to restrictions concerning our use of the proceeds of this offering.
●	You will experience immediate and substantial dilution if you purchase securities in this offering.
●	There is no established public trading market for the pre-funded warrants being offered in this offering.
●

Except as otherwise set forth in the pre-funded warrants, holders of pre-funded warrants purchased in this offering will have no rights as stockholders of common stock until such holders exercise their pre-funded warrants and acquire our common stock.

●	Following this offering, we expect to seek stockholder approval to amend our Certificate of Incorporation to increase the number of authorized shares of common stock. An inability to secure requisite stockholder approval for such increase could materially and adversely impact our business and our ability to fund our operations.
●	There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.
●	The price of our common stock has been, and may continue to be, volatile. This may affect the ability of our investors to sell their shares, and the value of an investment in our common shares may decline.
●	We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.
●	Our operations may be affected by global economic fluctuations or events.
●	The requirements of being a public company place significant demands on our resources.

Company Information

Staffing 360 Solutions, Inc., was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., and its trading symbol to “STAF,” on March 16, 2012. On June 15, 2017, we changed our state of domicile to the State of Delaware. Our principal executive office is located at 641 Lexington Avenue, 27th Floor, New York, New York 10022, and our telephone number is (646) 507-5710. Our website is www.staffing360solutions.com, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

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THE OFFERING

Common stock offered by us	21,855,280 shares.
Pre-funded warrants offered by us

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon the exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Common stock outstanding after this offering(1)	39,246,528 shares (assuming the sale of the maximum number of shares of common stock offered this offering and no sale of pre-funded warrants).
Assumed public offering price	The assumed public offering price is $1.01 per share of common stock and $1.0099 per pre-funded warrant.

Use of proceeds

Pursuant to the certificate of designation (the “Series E Certificate of Designation”) of our Base Series E Preferred Stock and Series E-1 Convertible Preferred Stock (“Series E-1 Preferred Stock,” and collectively with the Base Series E Preferred Stock, the “Series E Preferred Stock”), while our Series E Preferred Stock are outstanding, we are generally prohibited from using the proceeds from offerings of equity securities for any purpose other than redeeming our Series E Preferred Stock, subject to certain limited exceptions.

We received a waiver from Jackson, the sole holder of the outstanding shares of our Series E Preferred Stock, to use approximately (i) 75% of the net proceeds from this offering to redeem a portion of the Jackson Note, which currently has outstanding principal amount and accrued interest of $32,710,485 and (ii) 25% of the net proceeds from this offering to redeem a portion of our Base Series E Preferred Stock.

See “Use of Proceeds” on page 24.

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Risk factors	See “Risk Factor Summary” above and “Risk Factors” beginning on page 6 of this prospectus for a discussion of factors you should consider carefully when making an investment decision.

Nasdaq symbol	Our common stock is listed on Nasdaq under the symbol “STAF.” There is no established trading market for the pre-funded warrants, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the pre-funded warrants will be extremely limited.

(1) The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 17,391,248 shares of common stock outstanding as of February 4, 2021 and, unless otherwise indicated, excludes, as of that date:

●	76,500 shares of common stock issuable upon exercise of stock options;

●	10,690,000 shares of common stock issuable upon conversion of 10,690 shares of Base Series E Preferred Stock;

●	1,407,000 shares of common stock issuable upon conversion of 1,407 shares of Series E-1 Preferred Stock issued as dividends to the holders of the Base Series E Preferred Stock;

●	1,576,879 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering at a weighted average exercise price of $0.99;

●	up to 935,375 additional shares of common stock issuable upon conversion of shares of Series E-1 Preferred Stock issuable as dividends payable to the holders of our Base Series E Preferred Stock, based on 6,500 shares of preferred stock designated as Series E-1 Preferred Stock pursuant to the Series E Certificate of Designation;

●	up to 21,855,280 shares of common stock issuable upon the exercise of the pre-funded warrants to be issued to investors in this offering an at exercise price of $0.0001 per share; and

●	up to 1,639,146 shares of common stock issuable upon the exercise of warrants with an assumed exercise price of $1.2625 per share to be issued to the placement agent or its designees in connection with this offering.

Except as otherwise indicated, the information in this prospectus assumes (i) no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on an one-for-one basis, (ii) no exercise of the warrants to be issued to the placement agent or its designees in connection with this offering, and (iii) no exercise of options or exercise of warrants and no conversion of any shares of preferred stock described above.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Our business, financial condition, results of operations or cash flow could be seriously harmed as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

The recent COVID-19 pandemic has adversely affected our business and may continue to adversely affect our business until the pandemic is resolved.

In December 2019, a strain of coronavirus was reported to have surfaced in Wuhan, China, and has spread globally, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in affected countries. The COVID-19 pandemic is impacting worldwide economic activity, and activity in the United States and the United Kingdom where our operations are based. Much of the independent contractor work we provide to our clients is performed at the site of our clients. As a result, we are subject to the plans and approaches of our clients have made to address the COVID-19 pandemic, such as whether they support remote working or if they have simply closed their facilities and furloughed employees. To the extent that our clients were to decide or are required to close their facilities, or not permit remote work when they close facilities, we would no longer generate revenue and profit from that client. In addition, in the event that our clients’ businesses suffer or close as a result of the COVID-19 pandemic, we may experience decline in our revenue or write-off of receivables from such clients. Moreover, developments such as social distancing and shelter-in-place directives have impacted our ability to deploy our staffing workforce effectively, thereby impacting contracts with customers in our commercial staffing and professional staffing business streams, where we had declines in revenues during Q2 2020 and Q3 2020 and may have declines during Q4 2020 compared to the respective periods in 2019. While some government-imposed precautionary measures have been relaxed in certain countries or states, more strict measures have been or may be put in place again due to a resurgence in COVID-19 cases, as has occurred recently in the United Kingdom in response to the spread of a new strain of COVID-19. As a result of the newly imposed government restrictions in the United Kingdom, we had to close both of our offices in the United Kingdom and our employees have been forced to operate remotely from their homes. Therefore, the ongoing COVID-19 pandemic may continue to affect our operation and to disrupt the marketplace in which we operate and may negatively impact our sales in fiscal year 2021 and our overall liquidity.

While the ultimate economic impact brought by, and the duration of, the COVID-19 pandemic may be difficult to assess or predict, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others, the pandemic has resulted in significant disruptions in the general commercial activity and the global economy and caused financial market volatility and uncertainty in significant and unforeseen ways in the recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital and on the market price of our common stock, and we may not be able to successfully raise needed capital. If we are unsuccessful in raising capital in the future, we may need to reduce activities, curtail or cease operations.

In addition, the continuation of the COVID-19 pandemic or an outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, resulting in an economic downturn that could impact our business, financial condition and results of operations.

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Our common stock may be delisted from Nasdaq.

On June 3, 2020, we received a letter from the Listing Qualifications Department notifying us that we are no longer in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000. Further, as of June 9, 2020, we did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

In accordance with the Nasdaq Listing Rules, we were afforded the opportunity to submit a plan to regain compliance with the minimum stockholders’ equity standard. Based on our submissions, the Listing Qualifications Department granted us an extension to regain compliance with Rule 5550(b)(1) until November 30, 2020.

On December 1, 2020, we received notice that because we had not met the terms of the extension, our common stock would be subject to delisting from Nasdaq, unless we timely requested a hearing before the Panel. We timely requested a hearing before the Panel, which automatically stayed any suspension or delisting action pending the issuance of a decision by the Panel following the hearing and the expiration of any additional extension period granted by the Panel. The hearing occurred on January 21, 2021. At the hearing, we provided the Panel with an update on our compliance plan and requested a further extension of time in which to regain compliance. On February 3, 2021, we received a letter from the Panel noting it has granted our request for an extension until February 28, 2021 to regain compliance with the minimum $2.5 million stockholders’ equity requirement, or the alternative compliance standards as set forth in Nasdaq Listing Rule 5550(b)(1).

Although we are taking actions intended to restore our compliance with the listing requirements, we can provide no assurance that any action taken by us will be successful. Should a delisting occur, an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our common stock, and our ability to raise future capital through the sale of our common stock could be severely limited. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

We have incurred significant losses since our inception and may continue to incur losses and thus may never achieve or maintain profitability.

We have incurred substantial losses since our inception, anticipate that we will continue to incur losses for the foreseeable future and may not achieve or sustain profitability. Because of the numerous risks and uncertainties associated with the staffing industry, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Expected future operating losses will have an adverse effect on our cash resources, stockholders’ equity and working capital. These factors individually and collectively raise a substantial doubt about or ability to continue as a going concern.

Our failure to become and remain profitable could depress the value of our common stock and impair our ability to raise capital, expand our business, maintain our development efforts, diversify our portfolio of staffing companies, or continue our operations. A decline in the value of our common stock could also cause you to lose all or part of your investment. For more detailed discussion of the risks related to the COVID-19 pandemic, please see “—The recent COVID-19 pandemic has adversely affected our business and may continue to adversely affect our business until the pandemic is resolved” above.

Our independent registered public accounting firm has included an explanatory paragraph in its report as of and for the year ended December 28, 2019 expressing substantial doubt in our ability to continue as a going concern based on our recurring and continuing losses from operations and our need for additional funding to continue operations and our susceptibility to economic downturns. Our consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty and have been prepared under the assumption that we will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. If we are unable to continue as a going concern, we may be forced to liquidate our assets which would have an adverse impact on our business and developmental activities. In such a scenario, the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. The reaction of investors to the inclusion of a going concern statement by our independent registered public accounting firm and our potential inability to continue as a going concern may materially adversely affect our stock price and our ability to raise new capital or to enter into strategic alliances.

Our debt level could negatively impact our financial condition, results of operations and business prospects.

As of September 26, 2020, our total gross debt was approximately $57 million. Our level of debt could have significant consequences to our stockholders, including the following:

●	requiring the dedication of a substantial portion of cash flow from operations to make payments on debt, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;
●	requiring a substantial portion of our corporate cash reserves to be held as a reserve for debt service, limiting our ability to invest in new growth opportunities;
●	limiting the ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate and other activities;
●	limiting the flexibility in planning for, or reacting to, changes in the business and industry in which we operate;
●	increasing our vulnerability to both general and industry-specific adverse economic conditions including the economic consequences of the COVID-19 pandemic;
●	putting us at a competitive disadvantage versus less leveraged competitors; and
●	increasing vulnerability to changes in the prevailing interest rates.

Our ability to make payments of principal and interest, or to refinance our indebtedness, depends on our future performance, which is subject to economic, financial, competitive and other factors. We had negative cash flows from operations for the nine months ended September 26, 2020, and we may not generate cash flow in the future sufficient to service our debt because of factors beyond our control, including but not limited to our ability to expand our operations. If we are unable to generate sufficient cash flows, we may be required to adopt one or more alternatives, such as restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. A default on our debt obligations could have a material adverse effect on our business, financial condition and results of operations and may cause you to lose all or part of your investment.

Further, the Jackson Note contains certain customary financial covenants, and we have had instances of non-compliance. Management has historically been able to obtain from Jackson waivers of any non-compliance and management expects to continue to be able to obtain necessary waivers in the event of future non-compliance; however, there can be no assurance that we will be able to obtain such waivers, and should Jackson refuse to provide a waiver in the future, the outstanding debt under the agreement could become due immediately. Our financing with MidCap Funding X Trust (“MidCap”) includes customary financial covenants and we have had instances of non-compliance. We have been able to obtain forbearance of any non-compliance from MidCap, and management expects to continue to be able to obtain necessary forbearance in the event of future non-compliance; however, there can be no assurance that the Company will be able to obtain such forbearance, and should MidCap refuse to provide a forbearance in the future, the outstanding debt under the agreement could become due immediately, which exceeds our current cash balance.

Our debt instruments and the Series E Certificate of Designation contain covenants that could limit our financing options and liquidity position, which would limit our ability to grow our business.

Covenants in our debt instruments and the Series E Certificate of Designations impose operating and financial restrictions on us. These restrictions prohibit or limit our ability to, among other things:

●	pay cash dividends to our stockholders, subject to certain limited exceptions;
●	redeem or repurchase our common stock or other equity;
●	incur additional indebtedness;
●	permit liens on assets;
●	make certain investments (including through the acquisition of stock, shares, partnership or limited liability company interests, any loan, advance or capital contribution);
●	sell, lease, license, lend or otherwise convey an interest in a material portion of our assets;
●	cease making public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
●	sell or otherwise issue shares of our common stock or other capital stock subject to certain limited exceptions.

Our failure to comply with the restrictions in our debt instruments and/or our Series E Certificate of Designations could result in events of default, which, if not cured or waived, could result in us being required to repay these borrowings before their due date or require us to redeem outstanding shares of Series E Preferred Stock. The holders of our debt and Series E Preferred Stock may require fees and expenses to be paid or other changes to terms in connection with waivers or amendments. If we are forced to refinance these borrowings on less favorable terms, our results of operations and financial condition could be adversely affected by increased costs and rates.

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In addition, these restrictions may limit our ability to obtain additional financing, withstand downturns in our business or take advantage of business opportunities. In further addition, certain provisions of the Series E Certificate of Designations require us to use proceeds from any sales of our common stock to redeem shares of the Series E Preferred Stock, which could limit our ability to grow our business, acquire needed assets, or take other actions we might otherwise consider appropriate or desirable. See “—We are subject to restrictions concerning our use of the proceeds of this offering.”

The Jackson Note is secured by substantially all of our assets that are not secured by our revolving loan facility with Midcap and the terms of the Jackson Note may restrict our current and future operations. Additionally, Jackson may be able to exert significant influence over us as our senior secured and the beneficial owner of a substantial percentage of our outstanding shares of common stock.

The Jackson Note contains a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests. The Jackson Note includes covenants limiting or restricting, among other things, our ability to:

●	incur or guarantee additional indebtedness;
●	pay distributions on, redeem or repurchase shares of our capital stock or redeem or repurchase any of our subordinated debt;
●	make certain investments;
●	sell assets;
●	enter into agreements that restrict distributions or other payments from our restricted subsidiaries;
●	incur or allow the existence of liens;
●	consolidate, merge or transfer all or substantially all of our assets; and
●	engage in transactions with affiliates.

In addition, the Jackson Note contains financial covenants including, among other things, a fixed charge coverage ratio, minimum liquidity requirements and total leverage ratio. A breach of any of these financial covenants could result in a default under the Jackson Note. If any such default occurs, Jackson may elect to declare all outstanding borrowings, together with accrued interest and other amounts payable thereunder, to be immediately due and payable. In addition, following an event of default under the Jackson Note, Jackson will have the right to proceed against the collateral granted to it to secure the debt, which includes our available cash. If the debt under the Jackson Note was to be accelerated, we cannot assure you that our assets would be sufficient to repay in full our debt.

In addition to being our senior secured lender, as of the date of this prospectus, Jackson owns in excess of 10% of our outstanding shares of common stock, not including shares issuable upon the exercise of certain warrants and the conversion of Series E Preferred Stock. Jackson beneficially owns 49.6% of our common stock including shares issuable upon exercise of warrants and conversion of the Series E Preferred Stock as of the date of this prospectus, without giving effect to the waiver we received. Accordingly, Jackson may be able to exert significant influence over us.

We may not be entitled to forgiveness of our recently received Paycheck Protection Program Loan, and our application for the Paycheck Protection Program Loan could in the future be determined to have been impermissible or could result in damage to our reputation.

On May 12, 2020, Monroe Staffing, our indirect subsidiary, received loan proceeds of $10,000,000 pursuant to the Payment Protection Program (“PPP”) under the “Coronavirus Aid, Relief, and Economic Security (CARES) Act” administered by the Small Business Association (the “SBA”). In addition, on May 20, 2020, Key Resources Inc. (“KRI”), Lighthouse Placement Services, LLC (“LH”) and Staffing 360 Georgia, LLC (“SG”), each of which is our wholly owned direct or indirect subsidiary, received loan proceeds in the aggregate amount of $9,395,051 pursuant to the PPP (the “PPP Loans”). We and our subsidiaries used the PPP Loans in accordance with the requirements of the PPP to cover certain qualified expenses, including payroll costs, rent and utility costs. The PPP Loans are evidenced by promissory notes, dated as of May 12, 2020 and May 20, 2020, as applicable, issued by Newton Federal Bank, which contain customary events of default, including, among others, those relating to breaches of obligations under the PPP Loans, including a failure to make payments, any bankruptcy or similar proceedings, and certain material effects on our ability to repay the PPP Loans. The PPP Loans mature two years following the dates of issuance, bear interest at a rate of 1.00% per annum, and are subject to the standard terms and conditions applicable to loans administered by the SBA under the CARES Act.

Beginning on the tenth month following the issuance dates, we are required to make 14 monthly payments of principal and interest. The PPP Loans may be prepaid at any time prior to maturity. Under the CARES Act, as amended in June 2020, loan forgiveness is generally available for the sum of documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the 24-week period beginning on the dates of the first disbursement of the PPP Loans. The amount of the PPP Loans eligible to be forgiven may be reduced in certain circumstances, including as a result of certain headcount or salary reductions. In September, we applied for forgiveness of the PPP Loans in the aggregate amount equal to $19,395,051. As of the date of this prospectus, the PPP Loans have not been approved for forgiveness. We will be required to repay any portion of the outstanding principal that is not forgiven, along with accrued interest, and we cannot provide any assurance that we will be eligible for loan forgiveness or that any amount of the PPP Loans will ultimately be forgiven by the SBA.

In order to apply for the PPP Loans, we were required to certify, among other things, that the current economic uncertainty made the PPP Loans request necessary to support our ongoing operations. We made this certification in good faith after analyzing, among other things, the maintenance of our workforce, our need for additional funding to continue operations, and our ability to access alternative forms of capital in the current market environment to offset the effects of the COVID-19 pandemic. Following this analysis, we believe that we satisfied all eligibility criteria for the PPP Loans, and that our receipt of the PPP Loans is consistent with the broad objectives of the CARES Act. The certification described above did not contain any objective criteria and is subject to interpretation.

On April 23, 2020, the SBA issued guidance stating that it is unlikely that a public company with substantial market value and access to capital markets will be able to make the required certification in good faith. The lack of clarity regarding loan eligibility under the PPP has resulted in significant media coverage and controversy with respect to public companies applying for and receiving loans. If, despite our good-faith belief that given our circumstances we satisfied all eligible requirements for the PPP Loans, we are later determined to have violated any applicable laws or regulations that may apply to us in connection with the PPP Loans or it is otherwise determined that we were ineligible to receive the PPP Loans, we may be required to repay the PPP Loans in their entirety and/or be subject to additional penalties, which could also result in adverse publicity and damage to our reputation. Should we be audited or reviewed by federal or state regulatory authorities as a result of filing an application for forgiveness of the PPP Loans or otherwise, such audit or review could result in the diversion of management’s time and attention and legal and reputational costs. If we were to be audited or reviewed and receive an adverse determination or finding in such audit or review, we could be required to return the full amount of the PPP Loans. Any of these events could have a material adverse effect on our business, results of operations and financial condition.

We have significant working capital needs and if we are unable to satisfy those needs from cash generated from our operations or borrowings under our debt instruments, we may not be able to continue our operations.

We require significant amounts of working capital to operate our business. We often have high receivables from our customers, and as a staffing company, we are prone to cash flow imbalances because we have to fund payroll payments to temporary workers before receiving payments from clients for our services. Cash flow imbalances also occur because we must pay temporary workers even when we have not been paid by our customers. If we experience a significant and sustained drop in operating profits, or if there are unanticipated reductions in cash inflows or increases in cash outlays, we may be subject to cash shortfalls. If such a shortfall were to occur for even a brief period of time, it may have a significant adverse effect on our business. In particular, we use working capital to pay expenses relating to our temporary workers and to satisfy our workers’ compensation liabilities. As a result, we must maintain sufficient cash availability to pay temporary workers and fund related tax liabilities prior to receiving payment from customers.

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In addition, our operating results tend to be unpredictable from quarter to quarter. Demand for our services is typically lower during traditional national vacation periods in the United States and United Kingdom when customers and candidates are on vacation. No single quarter is predictive of results of future periods. Any extended period of time with low operating results or cash flow imbalances could have a material adverse effect on our business, financial condition and results of operations.

We derive working capital for our operations through cash generated by our operating activities and borrowings under our debt instruments. If our working capital needs increase in the future, we may be forced to seek additional sources of capital, which may not be available on commercially reasonable terms. The amount we are entitled to borrow under our debt instruments is calculated monthly based on the aggregate value of certain eligible trade accounts receivable generated from our operations, which are affected by financial, business, economic and other factors, as well as by the daily timing of cash collections and cash outflows. The aggregate value of our eligible accounts receivable may not be adequate to allow for borrowings for other corporate purposes, such as capital expenditures or growth opportunities, which could reduce our ability to react to changes in the market or industry conditions.

Our growth of operations could strain our resources and cause our business to suffer.

We plan to continue growing our business organically through expansion, sales efforts, and strategic acquisitions, while maintaining tight controls on our expenses and overhead. Lean overhead functions combined with focused growth may place a strain on our management systems, infrastructure and resources, resulting in internal control failures, missed opportunities, and staff attrition which could impact our business and results of operations.

Our strategy of growing through acquisitions may impact our business in unexpected ways.

Our growth strategy involves acquisitions that help us expand our service offerings and diversify our geographic footprint. We continuously evaluate acquisition opportunities, but there are no assurances that we will be able to identify acquisition targets that complement our strategy and are available at valuation levels accretive to our business.

Even if we are successful in acquiring, our acquisitions may subject our business to risks that may impact our results of operation:

●	inability to integrate acquired companies effectively and realize anticipated synergies and benefits from the acquisitions;
●	diversion of management’s attention to the integration of the acquired businesses at the expense of delivering results for the legacy business;
●	inability to appropriately scale critical resources to support the business of the expanded enterprise and other unforeseen challenges of operating the acquired business as part of our operations;
●	inability to retain key employees of the acquired businesses and/or inability of such key employees to be effective as part of our operations;
●	impact of liabilities of the acquired businesses undiscovered or underestimated as part of the acquisition due diligence;
●	failure to realize anticipated growth opportunities from a combined business, because existing and potential clients may be unwilling to consolidate business with a single supplier or to stay with the acquirer post acquisition;
●	impacts of cash on hand and debt incurred to finance acquisitions, thus reducing liquidity for other significant strategic objectives; and
●	internal controls, disclosure controls, corruption prevention policies, human resources and other key policies and practices of the acquired companies may be inadequate or ineffective.

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We face risks associated with litigation and claims.

We are a party to certain legal proceedings as further described in “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Legal Proceedings.” In addition, from time to time, we may become involved in various claims, disputes and legal or regulatory proceedings that arise in the ordinary course of business and relate to contractual and other obligations. Due to the uncertainties of litigation, we can give no assurance that we will prevail on any claims made against us in any such lawsuit. Also, we can give no assurance that any other lawsuits or claims brought in the future will not have an adverse effect on our financial condition, liquidity or operating results. Adverse outcomes in some or all of these claims may result in significant monetary damages that could adversely affect our ability to conduct our business.

The uncertainty surrounding the implementation of Brexit may impact our UK operations.

The U.K. left the European Union January 31, 2020. Pursuant to the formal withdrawal arrangements agreed between the United Kingdom and the European Union, the United Kingdom withdrew from the European Union, effective December 31, 2020. On December 24, 2020, the United Kingdom and the European Union entered into a Trade and Cooperation Agreement. There may continue to be economic uncertainty surrounding the consequences of Brexit that could adversely impact customer confidence, resulting in customers reducing their spending budgets on our services. These and other adverse consequences such as reduced consumer spending, deterioration in economic conditions, loss of key international employees, volatility in exchange rates, and prohibitive laws and regulations could have a negative impact on our business, operating results and financial condition.

Our revenue may be adversely affected by fluctuations in currency exchange rates.

A significant portion of our expenditures are expected to be derived or spent in British pounds. However, we report our financial condition and results of operations in U.S. dollars. As a result, fluctuations between the U.S. dollar and the British pound will impact the amount of our revenues and net income. For example, if the British pound appreciates relative to the U.S. dollar, the fluctuation will result in a positive impact on the revenues that we report. However, if the British pound depreciates relative to the U.S. dollar, which was the case during 2016 and in 2020, there will be a negative impact on the revenues we report due to such fluctuation. It is possible that the impact of currency fluctuations will result in a decrease in reported consolidated sales even though we may have experienced an increase in sales transacted in the British pound. Conversely, the impact of currency fluctuations may result in an increase in reported consolidated sales despite declining sales transacted in the British pound. The exchange rate from the U.S. dollar to the British pound has fluctuated substantially in the past and may continue to do so in the future. Though we may choose to hedge our exposure to foreign currency exchange rate changes in the future, there is no guarantee such hedging, if undertaken, will be successful.

We depend on attracting, integrating, managing, and retaining qualified personnel.

Our success is substantially dependent upon our ability to attract, integrate, manage and retain personnel who possess the skills and experience necessary to fulfill our customers’ needs. Our ability to hire and retain qualified personnel could be impaired by any diminution of our reputation, decrease in compensation levels relative to our competitors or modifications to our total compensation philosophy or competitor hiring programs. If we cannot attract, hire and retain qualified personnel, our business, financial condition and results of operations may suffer. Our future success also depends upon our ability to manage the performance of our personnel. Failure to successfully manage the performance of our personnel could affect our profitability by causing operating inefficiencies that could increase operating expenses and reduce operating income.

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We depend on our ability to attract and retain qualified temporary workers.

In addition to the members of our own team, our success is substantially dependent on our ability to recruit and retain qualified temporary workers who possess the skills and experience necessary to meet the staffing requirements of our customers. We are required to continually evaluate our base of available qualified personnel to keep pace with changing customer needs. Competition for individuals with proven professional skills is intense, and demand for these individuals is expected to remain strong for the foreseeable future. There can be no assurance that qualified personnel will continue to be available.

Our revenue can vary because our customers can terminate their relationship with us at any time with limited or no penalty.

We focus on providing mid-level professional and light industrial personnel on a temporary assignment-by-assignment basis, which customers can generally terminate at any time or reduce their level of use when compared to prior periods. To avoid large placement agency fees, large companies may use in-house personnel staff, current employee referrals, or human resources consulting companies to find and hire new personnel. Because placement agencies typically charge a fee based on a percentage of the first year’s salary of a new worker, companies with many jobs to fill have a large financial incentive to avoid agencies.

Our business is also significantly affected by our customers’ hiring needs and their views of their future prospects. Our customers may, on very short notice, terminate, reduce or postpone their recruiting assignments with us and, therefore, affect demand for our services. As a result, a significant number of our customers can terminate their agreements with us at any time, making us particularly vulnerable to a significant decrease in revenue within a short period of time that could be difficult to quickly replace. This could have a material adverse effect on our business, financial condition and results of operations.

Most of our contracts do not obligate our customers to utilize a significant amount of our staffing services and may be cancelled on limited notice, so our revenue is not guaranteed.

Substantially all of our revenue is derived from multi-year contracts that are terminable for convenience. Under our multi-year agreements, we contract to provide customers with staffing services through work or service orders at the customers’ request. Under these agreements, our customers often have little or no obligation to request our staffing services. In addition, most of our contracts are cancellable on limited notice, even if we are not in default under the contract. We may hire employees permanently to meet anticipated demand for services under these agreements that may ultimately be delayed or cancelled. We could face a significant decline in revenues and our business, financial condition or results of operations could be materially adversely affected if:

●	we see a significant decline in the staffing services requested from us under our service agreements; or
●	our customers cancel or defer a significant number of staffing requests; or our existing customer agreements expire or lapse and we cannot replace them with similar agreements

If we are unable to retain existing customers or attract new customers, our results of operations could suffer.

Increasing the growth and profitability of our business is particularly dependent upon our ability to retain existing customers and capture additional customers. Our ability to do so is dependent upon our ability to provide high quality services and offer competitive prices. If we are unable to execute these tasks effectively, we may not be able to attract a significant number of new customers and our existing customer base could decrease, either or both of which could have an adverse impact on our revenues.

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We operate in an intensely competitive and rapidly changing business environment, and there is a substantial risk that our services could become obsolete or uncompetitive.

The markets for our services are highly competitive. Our markets are characterized by pressures to provide high levels of service, incorporate new capabilities and technologies, accelerate job completion schedules and reduce prices. Furthermore, we face competition from a number of sources, including other executive search firms and professional search, staffing and consulting firms. Several of our competitors have greater financial and marketing resources than we do. New and existing competitors are aided by technology, and the market has low barriers to entry. Furthermore, Internet employment sites expand a company’s ability to find workers without the help of traditional agencies. Personnel agencies often work as intermediaries, helping employers accurately describe job openings and screen candidates. Increasing the use of sophisticated, automated job description and candidate screening tools could make many traditional functions of staffing companies obsolete. Specifically, the increased use of the internet may attract technology-oriented companies to the professional staffing industry. Free social networking sites such as LinkedIn and Facebook are also becoming a common way for recruiters and employees to connect without the assistance of a staffing company.

Our future success will depend largely upon our ability to anticipate and keep pace with those developments and advances. Current or future competitors could develop alternative capabilities and technologies that are more effective, easier to use or more economical than our services. In addition, we believe that, with continuing development and increased availability of information technology, the industries in which we compete may attract new competitors. If our capabilities and technologies become obsolete or uncompetitive, our related sales and revenue would decrease. Due to competition, we may experience reduced margins on our services, loss of market share, and loss of customers. If we are not able to compete effectively with current or future competitors as a result of these and other factors, our business, financial condition and results of operations could be materially adversely affected.

We could be adversely affected by risks associated with acquisitions and joint ventures.

We are engaged in the acquisition of U.S. and U.K. based staffing companies, and our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. To date, we have completed ten acquisitions. We intend to expand our business through acquisitions of complementary businesses, services or products, subject to our business plans and management’s ability to identify, acquire and develop suitable investments or acquisition targets in both new and existing service categories. In certain circumstances, acceptable investments or acquisition targets might not be available. Acquisitions involve a number of risks, including:

●	difficulty in integrating the operations, technologies, products and personnel of an acquired business, including consolidating redundant facilities and infrastructure;
●	potential disruption of our ongoing business and the distraction of management from our day-to-day operations;
●	difficulty entering markets in which we have limited or no prior experience and in which competitors have a stronger market position;
●	difficulty maintaining the quality of services that such acquired companies have historically provided; potential legal and financial responsibility for liabilities of acquired businesses;
●	overpayment for the acquired company or assets or failure to achieve anticipated benefits, such as cost savings and revenue enhancements;
●	increased expenses associated with completing an acquisition and amortizing any acquired intangible assets;
●	challenges in implementing uniform standards, accounting policies, customs, controls, procedures and policies throughout an acquired business;
●	failure to retain, motivate and integrate key management and other employees of the acquired business; and
●	loss of customers and a failure to integrate customer bases.

Our business plan for continued growth through acquisitions is subject to certain inherent risks, including accessing capital resources, potential cost overruns and possible rejection of our business model and/or sales methods. Therefore, we provide no assurance that we will be successful in carrying out our business plan. We continue to pursue additional debt and equity financing to fund our business plan. We have no assurance that future financing will be available to us on acceptable terms or at all.

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In addition, if we incur indebtedness to finance an acquisition, it may reduce our capacity to borrow additional amounts and require us to dedicate a greater percentage of our cash flow from operations to payments on our debt, thereby reducing the cash resources available to us to fund capital expenditures, pursue other acquisitions or investments in new business initiatives and meet general corporate and working capital needs. This increased indebtedness may also limit our flexibility in planning for, and reacting to, changes in or challenges relating to our business and industry. The use of our common stock or other securities (including those convertible into or exchangeable or exercisable for our common stock) to finance any such acquisition may also result in dilution of our existing shareholders.

The potential risks associated with future acquisitions could disrupt our ongoing business, result in the loss of key customers or personnel, increase expenses and otherwise have a material adverse effect on our business, results of operations and financial condition.

We are dependent upon technology services, and if we experience damage, service interruptions or failures in our computer and telecommunications systems, our customer relationships and our ability to attract new customers may be adversely affected.

Our business could be interrupted by damage to or disruption of our computer and telecommunications equipment and software systems, and we may lose data. Our customers’ businesses may be adversely affected by any system or equipment failure we experience. As a result of any of the foregoing, our relationships with our customers may be impaired, we may lose customers, our ability to attract new customers may be adversely affected and we could be exposed to contractual liability. Precautions in place to protect us from, or minimize the effect of, such events may not be adequate. If an interruption by damage to or disruption of our computer and telecommunications equipment and software systems occurs, we could be liable and the market perception of our services could be harmed.

We could be harmed by improper disclosure or loss of sensitive or confidential company, employee, associate or customer data, including personal data.

In connection with the operation of our business, we store, process and transmit a large amount of data, including personnel and payment information, about our employees, customers, associates and candidates, a portion of which is confidential and/or personally sensitive. In doing so, we rely on our own technology and systems, and those of third-party vendors we use for a variety of processes. We and our third-party vendors have established policies and procedures to help protect the security and privacy of this information. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under our contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices we and our third-party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which we provide services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

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We have been and may be exposed to employment-related claims and losses, including class action lawsuits, which could have a material adverse effect on our business.

We employ people internally and in the workplaces of other businesses. Many of these individuals have access to customer information systems and confidential information. The risks of these activities include possible claims relating to:

●	discrimination and harassment;
●	wrongful termination or denial of employment;
●	violations of employment rights related to employment screening or privacy issues;
●	classification of temporary workers;
●	assignment of illegal aliens;
●	violations of wage and hour requirements;
●	retroactive entitlement to temporary worker benefits;
●	errors and omissions by our temporary workers;
●	misuse of customer proprietary information;
●	misappropriation of funds;
●	damage to customer facilities due to negligence of temporary workers; and
●	criminal activity.

We may incur fines and other losses or negative publicity with respect to these problems. In addition, these claims may give rise to litigation, which could be time-consuming and expensive. New employment and labor laws and regulations may be proposed or adopted that may increase the potential exposure of employers to employment-related claims and litigation. There can be no assurance that the corporate policies we have in place to help reduce our exposure to these risks will be effective or that we will not experience losses as a result of these risks. There can also be no assurance that the insurance policies we have purchased to insure against certain risks will be adequate or that insurance coverage will remain available on reasonable terms or be sufficient in amount or scope of coverage.

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Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and our amended and restated bylaws (the “Bylaws”) may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors (the “Board”). Because our Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include that:

●	our Board has the exclusive right to expand the size of our Board and to elect directors to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board;
●	a special meeting of stockholders may be called only by a majority of the Board, the executive chairman or the president, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;
●	our stockholders do not have the right to cumulate votes in the election of directors, which limits the ability of minority stockholders to elect director candidates;
●	our Board may alter our Bylaws without obtaining stockholder approval;
●	stockholders must provide advance notice and additional disclosures in order to nominate individuals for election to the Board or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company; and
●	our Board is authorized to issue shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror.

In addition, our debt agreement with Jackson limits our ability to consolidate, merge, or transfer all or substantially all of our assets or to effect a change in control of ownership of our company. A breach of such restrictions could result in a default under our debt agreement, under which Jackson may elect to declare all outstanding borrowings under the debt agreement, together with accrued interest and other amounts payable thereunder, to be immediately due and payable.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Furthermore, our Certificate of Incorporation specifies that, unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against us by stockholders, which may include federal claims and derivative actions, except that if no state court located within the State of Delaware has jurisdiction over such claims (including subject matter jurisdiction), the sole and exclusive forum for such claim shall be the federal district court for the District of Delaware. We believe these provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, these provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the Certificate of Incorporation to be inapplicable or unenforceable in such action. Specifically, the choice of forum provision in requiring that the state courts of the State of Delaware be the exclusive forum for certain suits would (i) not be enforceable with respect to any suits brought to enforce any liability or duty created by the Exchange Act and (ii) have uncertain enforceability with respect to claims under the Securities Act of 1933, as amended (the “Securities Act”). The choice of forum provision in the Certificate of Incorporation does not have the effect of causing our stockholders to have waived our obligation to comply with the federal securities laws and the rules and regulations thereunder.

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Risks Related to Our Common Stock and this Offering

We are subject to restrictions concerning our use of the proceeds of this offering.

Pursuant to the Series E Certificate of Designation, while our Series E Preferred Stock is outstanding, we are required to use the proceeds of any sales of equity securities, including the securities offered hereby, exclusively to redeem any outstanding shares of Series E Preferred Stock. Accordingly, without obtaining a waiver from the requisite holders of the Series E Preferred Stock, any proceeds from this offering or future equity offerings must be used to redeem the Series E Preferred Stock.

We received a waiver from Jackson, the sole holder of our outstanding shares of Series E Preferred Stock to use the proceeds from this offering to redeem approximately (i) 75% of the net proceeds from this offering to redeem a portion of the Jackson Note, which currently has outstanding principal amount and accrued interest of $32,710,485 and (ii) 25% of the net proceeds from this offering to redeem a portion of our Base Series E Preferred Stock. You will not have the opportunity, as part of your investment decision, to direct the use of the net proceeds. It is possible that the net proceeds will be used in a way that does not yield a favorable, or any, return for us. The failure to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution if you purchase securities in this offering.

As of September 26, 2020, our net tangible book value was approximately $(57,800,000), or $(6.192) per share. Since the assumed public offering price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price per share of common stock being sold in this offering of $1.01 (the last reported sale price of our common stock on Nasdaq on February 4, 2021), and our net tangible book value per share as of September 26, 2020, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $2.032 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants will be limited.

Except as otherwise provided in the pre-funded warrants, holders of pre-funded warrants purchased in this offering will have no rights as stockholders of common stock until such holders exercise their pre-funded warrants and acquire our common stock.

Except as otherwise provided in the pre-funded warrants, until holders of pre-funded warrants acquire our common stock upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a stockholder of our common stock only as to matters for which the record date occurs after the exercise date.

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Following this offering, we expect to seek stockholder approval to amend our Certificate of Incorporation to increase the number of authorized shares of common stock. An inability to secure requisite stockholder approval for such increase could materially and adversely impact our business and our ability to fund our operations.

We have authorized 40,000,000 shares of common stock. As of February 4, 2021, we had 17,391,248 outstanding shares of common stock. In addition, as of that date, we had outstanding warrants to purchase 1,576,879 shares of common stock and options to purchase 76,500 shares of common stock. In addition, 10,690,000 shares of common stock were issuable upon conversion of 10,690 shares of Base Series E Preferred Stock, and 1,407,000 shares of common stock were issuable upon conversion of 1,407 shares of Series E-1 Preferred Stock. Additionally, a dividend payable in shares of Series E-1 Preferred Stock will accrue at a rate of 5% per year of the liquidation value of the outstanding Base Series E Preferred Stock while the Base Series E Preferred Stock remains outstanding. Shares of Series E-1 Preferred Stock issuable in the future, based on 10,690 shares of Base Series E Preferred Stock outstanding as of February 4, 2021, will be convertible into 935,375 shares of common stock.

We received a waiver from Jackson, the sole holder of our outstanding shares of Series E Preferred Stock, to limit the conversion of the outstanding shares of Base Series E Preferred Stock and Series E-1 Preferred Stock into common stock or the exercise of any warrants to purchase our common stock to the extent that doing so would exceed the number of our authorized shares of common stock to be less than the number of shares being offered pursuant to this prospectus, until April 6, 2021. As of February 4, 2021, without giving effect to such agreement not to exercise or convert, 13,002,508 shares of common stock were issuable upon the conversion of the preferred stock and the exercise of warrants owned by Jackson. Under the terms of the waiver, we agreed to take all actions necessary to cause a meeting of stockholders to be held as soon as is reasonably possible and to present at such meeting a proposal to increase the number of authorized shares of common stock to at least a total of 100,000,000 shares, and to use our reasonable best efforts to solicit votes of our stockholders in favor of such proposal. In the event we may fail to secure the requisite stockholder approval for the increase in the number of authorized shares of common stock, it will result in an event of default under our Second Amended and Restated Note Purchase Agreement, dated as of October 26, 2020 (the “Amended Note Purchase Agreement”), the Series E Certificate of Designation, and the amended and restated warrant agreement, dated as of April 25, 2018, as amended, with Jackson and, consequently, our financial conditions and operations. In addition, following this offering, we will be limited by the number of additional shares available for future capital raising transactions or strategic transactions unless we obtain stockholder approval to amend our Certificate of Incorporation to increase the number of authorized shares of common stock. This may cause a delay in our future capital raising or other strategic transactions and may have a material adverse effect on our business and financial condition.

Future sales of our common stock may cause the prevailing market price of our shares to decrease.

The issuance of shares of common stock upon the exercise of warrants or options or conversion of preferred stock would dilute the percentage ownership interest of all stockholders, might dilute the book value per share of our common stock and would increase the number of our publicly traded shares, which could depress the market price of our common stock. The perceived risk of dilution as a result of the significant number of outstanding warrants, options and shares of convertible preferred stock may cause our common stockholders to be more inclined to sell their shares, which would contribute to a downward movement in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our common stock price could encourage investors to engage in short sales of our common stock, which could further contribute to price declines in our common stock. The fact that our stockholders, warrant holders and option holders can sell substantial amounts of our common stock in the public market, whether or not sales have occurred or are occurring, could make it more difficult for us to raise additional funds through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, or at all.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock, subject us using the proceeds from such sale to redeem shares of Series E Preferred Stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

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Even if this offering is successful, we may need to raise additional capital in the future to finance our operations, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We have had recurring losses from operations, negative operating cash flow and have an accumulated deficit. We must raise additional funds in order to continue financing our operations. If additional capital is not available to us when needed or on acceptable terms, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

If we are unable to secure additional funds when needed or on acceptable terms, we may be required to defer, reduce or eliminate significant planned expenditures, restructure, curtail or eliminate some or all of our operations, dispose of technology or assets, pursue an acquisition of our company by a third party at a price that may result in a loss on investment for our stockholders, file for bankruptcy or cease operations altogether. Any of these events could have a material adverse effect on our business, financial condition and results of operations. Moreover, if we are unable to obtain additional funds on a timely basis, there will be substantial doubt about our ability to continue as a going concern and increased risk of insolvency and up to a total loss of investment by our stockholders.

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A low trading price could lead the Nasdaq Stock Market to take actions toward delisting our common stock, including immediately delisting of our common stock.

On September 24, 2020, we received a letter from the Listing Qualifications Department indicating that, based upon the closing bid price of our common stock for the 30 consecutive business day period between August 12, 2020 through September 23, 2020, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2).

Although on November 12, 2020, we received a written notice from the Listing Qualifications Department informing us that we have regained compliance with Rule 5550(a)(2), if we are again determined to be below the minimum closing bid price requirement, the Listing Qualifications Department will then take the appropriate action, which depending on the circumstances, may include delisting proceedings. The closing price of our common stock for each trading day in January 2021 was below $1.00. There can be no assurance that the market price of our common stock will remain above the levels viewed as abnormally low for a substantial period of time. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock to fall below the levels viewed as low selling price for a substantial period of time and may be delisted from trading on the Nasdaq.

The price of our common stock has been, and may continue to be, volatile. This may affect the ability of our investors to sell their shares, and the value of an investment in our common shares may decline.

Historically, the market price of our common stock has fluctuated over a wide range. During the 12-month period ended February 4, 2021, our common stock traded as high as $3.34 per share and as low as $0.28 per share. The market prices of our common stock may continue to be volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

●	our quarterly or annual operating results;
●	changes in our earnings estimates;
●	investment recommendations by securities analysts following our business or our industry;
●	additions or departures of key personnel;
●	negative outcome of pending and future claims and litigation;
●	changes in the business, earnings estimates or market perceptions of our competitors;
●	our failure to achieve operating results consistent with securities analysts’ projections;
●	changes in industry, general market or economic conditions, including levels of capital spending by customers in the industries we serve; and
●	announcements of legislative or regulatory changes.

Furthermore, the stock market in general has experienced extreme price fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the staffing industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price. Furthermore, the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital and on the market price of our common stock.

There has been a limited trading market for our common stock in the past, and we cannot ensure that an active trading market for our common stock can be sustained.

Historically, there has been relatively limited trading volume in the market for our common stock in the past, and the market for our common stock was illiquid. Although the trading volume of our common stock has increased in the recent months, a more active and sustained, liquid public trading market may not develop. Limited liquidity in the trading market for our common stock may adversely affect a stockholder’s ability to sell its shares of common stock at the time it wishes to sell them or at a price that it considers acceptable. If an active trading market for our common stock is not sustained, we may be limited in our ability to raise capital by selling shares of common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration. In addition, if there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile and it would be harder for a stockholder to liquidate any investment in our common stock.

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We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We paid a quarterly cash dividend of $0.01 per share to holders of our common stock on February 28, 2019 and May 30, 2019. We are limited in our ability to pay dividends by certain of our existing debt agreements and the certificate of designations of our Series E Preferred Stock. In particular, the Amended Note Purchase Agreement, with Jackson prohibits payment of dividends on our common stock in cash. In addition, our Series E Certificate of Designation only permits us to pay a quarterly cash dividend of one cent per share of issued and outstanding common stock; provided, that such cash dividend does not exceed $100,000 in the aggregate per fiscal quarter. We may not pay such dividends if any events of default exist under our debt agreements or the Series E Certificate of Designation.

Accordingly, we do not expect to pay or declare any further cash dividends on our common stock for the foreseeable future. We expect to retain our future earnings, if any, for use in the operation of our business, including the repayment of our outstanding indebtedness. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any gains on their investment.

Upon our dissolution, you may not recoup all or any portion of your investment.

In the event of a liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the proceeds and/or assets of our company remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the stockholders of common stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such a liquidation, dissolution or winding-up of our company. In this event, you could lose some or all of your investment.

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Generic Risk Factors

We may be unable to develop, implement and maintain appropriate internal controls over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results and current and potential stockholders may lose confidence in our financial reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, and the Sarbanes-Oxley Act of 2002 and the SEC rules require that our management report annually on the effectiveness of our internal control over financial reporting and our disclosure controls and procedures. Among other things, our management must conduct an assessment of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. In the past, we identified material weaknesses in our internal control over financial reporting relating to the accounting for complex debt and equity instruments. While we believe that we have remediated this material weakness, we cannot assure you that additional material weaknesses will not be identified in the future.

Any failure to implement or maintain required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses, or could result in material misstatements in our consolidated financial statements. These misstatements could result in a restatement of our consolidated financial statements, cause us to fail to meet our reporting obligations, reduce our ability to obtain financing or cause investors to lose confidence in our reported financial information, leading to a decline in our stock price.

There are inherent limitations in all control systems, and misstatements due to error or fraud may occur and not be detected.

The ongoing internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002 require us to identify material weaknesses in internal control over financial reporting, which is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the United States. Our management, including our Chief Executive Officer and Principal Financial Officer, does not expect that our internal controls and disclosure controls will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, in our Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving our stated goals under all potential future conditions. Over time, a control may be inadequate because of changes in conditions, such as growth of the Company or increased transaction volume, or the degree of compliance with the policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

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In addition, discovery and disclosure of a material weakness, could have a material adverse impact on our financial statements. Such an occurrence could discourage certain customers or suppliers from doing business with us, cause downgrades in our future debt ratings leading to higher borrowing costs and affect how our stock trades. This could, in turn, negatively affect our ability to access public debt or equity markets for capital.

Our operations may be affected by global economic fluctuations.

Customers’ demand for our services may fluctuate widely with changes in economic conditions in the markets in which we operate. Those conditions include slower employment growth or reductions in employment, which directly impact our service offerings. As a staffing company, our revenue depends on the number of jobs we fill, which in turn depends on economic growth. During economic slowdowns, many customer companies stop hiring altogether. For example, in prior economic downturns, many employers in our operating regions reduced their overall workforce to reflect the slowing demand for their products and services. We may face lower demand and increased pricing pressures during these periods, which this could have a material adverse effect on our business, financial condition and results of operations.

Our business may be impacted by political events, war, terrorism, public health issues, natural disasters and other business interruptions.

War, terrorism, geopolitical uncertainties, public health issues (such as COVID-19) and other business interruptions have caused and could cause damage or disruption to commerce and the economy, and thus could have a material adverse effect on us and our customers. Our business operations are subject to interruption by, among others, natural disasters, whether as a result of climate change or otherwise, fire, power shortages, nuclear power plant accidents and other industrial accidents, terrorist attacks and other hostile acts, labor disputes, public health issues and other events beyond our control. Such events could decrease demand for our services.

Our compliance with complicated regulations concerning corporate governance and public disclosure has resulted in additional expenses.

We are faced with expensive, complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure. In addition, as a staffing company, we are regulated by the U.S. Department of Labor, the Equal Employment Opportunity Commission, and often by state authorities. New or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing compliance work.

Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

The requirements of being a public company place significant demands on our resources.

As a public company, we incur significant legal, accounting, and other expenses. In addition, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules subsequently implemented by the SEC and Nasdaq, have imposed various requirements on public companies. New laws and regulations as well as changes to existing laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002, and changes in required accounting practices and rules adopted by the SEC and Nasdaq, would likely result in increased costs to us as we respond to their requirements.

Shareholder activism, the current political environment, and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and will make some activities more time consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain and maintain director and officer liability insurance and we may be required to incur substantial costs to maintain our current levels of such coverage.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included in this prospectus and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus under the captions “Risk Factors.”

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $20.2 million from the sale of the securities offered by us in this offering, based on the sale of the maximum amount of 21,855,280 shares of common stock at an assumed public offering price of $1.01 per share (the last reported sale price of our common stock on Nasdaq on February 4, 2021) and assuming no sale of any pre-funded warrants in this offering, after deducting the placement agent fees and estimated offering expenses payable by us. However, this is a best efforts offering with no minimum, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds.

A $0.10 increase (decrease) in the assumed public offering price of $1.01 per share would increase (decrease) the expected net proceeds to us from this offering by approximately $2.0 million, assuming the maximum number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued pursuant to this offering.

Similarly, a 100,000 share increase (decrease) in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us by approximately $93,000, assuming the assumed public offering price of $1.01 per share remains the same, and after deducting placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued pursuant to this offering.

While our Series E Preferred Stock is outstanding, we are required to use the proceeds of any sales of equity securities, including the securities offered hereby, exclusively to redeem any outstanding shares of Series E Preferred Stock, subject to certain limitations. We received a waiver from Jackson, the sole holder of our outstanding shares of Series E Preferred Stock, to use the proceeds from this offering to redeem approximately (i) 75% of the net proceeds from this offering to redeem a portion of the Jackson Note, which currently has an outstanding principal amount and accrued interest of $32,710,485 and (ii) 25% of the net proceeds from this offering to redeem a portion of our Base Series E Preferred Stock. We have 1,407 shares of Base Series E Preferred Stock currently outstanding with an aggregate stated value of $1,407,000 in accordance with the Series E Certificate of Designation.

Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

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DIVIDEND POLICY

We paid a quarterly cash dividend of $0.01 per share to holders of our common stock on February 28, 2019 and May 30, 2019. However, as discussed below, we do not expect to pay or declare any further cash dividends on our common stock for the foreseeable future.

We are limited in our ability to pay dividends by certain of our existing agreements and the certificates of designations of our preferred stock. In particular, our Amended Note Purchase Agreement with Jackson prohibits payment of dividends on our common stock in cash. In addition, our Series E Certificate of Designation only permits us to pay a quarterly cash dividend of one cent per share of issued and outstanding common stock; provided, that such cash dividend does not exceed $100,000 in the aggregate per fiscal quarter. We may not pay such dividends if any events of default exist under our debt agreements or the Series E Certificate of Designation.

In addition, our ability to issue dividends is subject to the requirements of Delaware law, which generally requires that any dividends must be paid out of our surplus capital or, if there is no surplus capital, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Our ability to pay future dividends will depend upon, among other factors, our cash balances and potential future capital requirements, debt service requirements, earnings, financial condition, the general economic and regulatory climate and other factors beyond our control that our board of directors may deem relevant. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Accordingly, as set forth above, we do not expect to pay or declare any further cash dividends on our common stock for the foreseeable future. We expect to retain our future earnings, if any, for use in the operation of our business, including the repayment of our outstanding indebtedness. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any future gains on their investment. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

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DILUTION

If you invest in our common stock (and/or pre-funded warrants) in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering.

Our net tangible book value as of September 26, 2020, was approximately $(57,800,000), or $(6.192) per share of our common stock, based upon 9,333,763 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 26, 2020. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to (i) the refinancing of an aggregate of $35.7 million of debt provided by Jackson pursuant to that certain Amended and Restated Note Purchase Agreement, dated September 15, 2017, including the payment of an amendment fee of approximately $488,000, subsequent to September 26, 2020, (ii) the issuance of 300,000 shares of restricted stock to Brendan Flood as compensations for his services as our director and chief executive officer, of which (A) 100,000 shares vested upon the completion of the refinancing of our debt, (B) 100,000 shares may become vested upon the satisfaction of the minimum stockholders equity requirements of Nasdaq, and (C) 100,000 shares vested upon the closing of the December 2020 Public Offering, subsequent to September 26, 2020, (iii) the issuance of 11,200 shares of common stock to our directors for Board services, subsequent to September 26, 2020, (iv) the issuance of 5,000 shares of common stock awarded to our employees upon the completion of refinancing of our debt, subsequent to September 26, 2020, (iv) the issuance of 4,816,665 shares of our common stock in the December 2020 Public Offering and the receipt of the net proceeds thereof, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, (v) the issuance of 2,662,596 shares of common stock in the December 2020 Registered Direct Offering and the receipt of the net proceeds thereof, after deducting the placement agent fees and other estimated offering expenses payable by us, (vi) the repayment of $3,029,309 of the Jackson Note, (vi) the redemption of 1,010 shares of our Series E Preferred Stock, (vii) the issuance of 155,000 shares of common stock in January 2021 in accordance with our 2019 Long Term Incentive Plan, and (viii) the redemption of 1,039,380 shares of our Series A Preferred Stock into 27,024 shares of our common stock, our pro forma net tangible book value as of September 26, 2020 would have been approximately $(55,253,000), or $(3.192) per share of common stock.

After giving further effect to the sale of the maximum amount of shares of our common stock in this offering at the assumed public offering price of  $1.01 per share, which is the last reported sale price of our common stock on Nasdaq on February 4, 2021, and assuming no sale of pre-funded warrants in this offering, and after deducting the placement agent fees and estimated offering expenses payable by us and using the proceeds from this offering as set forth under “Use of Proceeds” in this prospectus, our pro forma as adjusted net tangible book value as of September 26, 2020 would have been approximately $(40,100,000), or $(1.022) per share of common stock. This represents an immediate increase in pro forma net tangible book value of  $2.169 per share to our existing stockholders, and an immediate dilution of  $2.032 per share to new investors purchasing our common stock in this offering at the public offering price.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$1.010
Historical net tangible book value per share as of September 26, 2020	$(6.192)
Increase in net tangible book value per share attributable to the adjustments described above	3.000
Pro forma net tangible book value per share as of September 26, 2020	$(3.192)
Increase in pro forma net tangible book value per share attributable to this offering	$2.169
Pro forma as-adjusted net tangible book value per share as of September 26, 2020 after giving further effect to this offering		$(1.022)
Dilution in pro forma as-adjusted net tangible book value per share to investors participating in this offering		$2.032

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A $0.10 increase in the assumed public offering price of $1.01 per share would increase our pro forma as adjusted net tangible book value after this offering by $1.5 million, or $0.04 per share, and the dilution per share to investors purchasing securities in this offering would be approximately $2.094 per share, assuming that the maximum number of shares of common stock, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a $0.10 decrease in the assumed public offering price of $1.01 per share would decrease our pro forma as adjusted net tangible book value after this offering by $1.5 million, or $0.04 per share, and the dilution per share to investors purchasing securities in this offering would be $1.971 per share, assuming that the maximum number of shares of common stock offered by us, as set forth on the cover page of this prospectus remains the same and after deducting the placement agent fees and estimated offering expenses payable by us.

We may also increase or decrease the number of shares of common stock we are offering from the assumed maximum number of shares of common stock set forth above. An increase of 100,000 shares of common stock from the assumed maximum number of shares of common stock set forth on the cover page of this prospectus would increase our pro forma as adjusted net tangible book value after this offering by approximately $70,000, or $0.004 per share, and the dilution per share to investors purchasing securities in this offering would be approximately $2.028 per share, assuming that the assumed public offering price remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a decrease of 100,000 shares of common stock from the assumed maximum number of shares of common stock set forth on the cover page of this prospectus would decrease our pro forma as adjusted net tangible book value after this offering by approximately $70,000, or $0.004 per share, and the dilution per share to investors purchasing securities in this offering would be approximately $2.037, assuming that the assumed public offering price remains the same and after deducting the placement agent fees and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing. The foregoing discussion and table assumes no sale of pre-funded warrants, which if sold, would reduce the number of common stock that we are offering on an one-for-one basis and does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering.

The number of shares of our common stock outstanding was 9,333,763 shares of common stock outstanding as of September 26, 2020 and excludes, as of that date:

●	76,500 shares of common stock issuable upon exercise of stock options;

●	27,024 shares of common stock issuable upon conversion of 1,039,380 shares of Series A Preferred Stock, all of which were redeemed following September 26, 2020, with such redemption given effect in the pro forma calculation in the table above;

●	11,700,000 shares of common stock issuable upon conversion of 11,700 shares of Base Series E Preferred Stock, which includes 1,010 shares of Base Series E Preferred Stock that were converted or redeemed subsequent to September 26, 2020, with such conversion given effect in the pro forma calculation in the table above;

●	1,219,000 shares of common stock issuable upon conversion of 1,219 shares of Series E-1 Preferred Stock issued as dividends to the holders of the Base Series E Preferred Stock;

●	1,015,934 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering at a weighted average exercise price of $1.10;

●	up to 1,354,167 additional shares of common stock issuable upon conversion of shares of Series E-1 Preferred Stock issuable as dividends payable to the holders of our Base Series E Preferred Stock, based on 6,500 shares of preferred stock designated as Series E-1 Preferred Stock pursuant to the Series E Certificate of Designation; and

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●	177,500 shares of common stock issuable pursuant to outstanding performance awards.

To the extent that options or warrants outstanding as of September 26, 2020 have been or may be exercised or we issue other shares, investors purchasing securities in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of financial condition and results of operations in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. In addition to historical information, the following discussion and analysis includes forward-looking information that involves risks, uncertainties and assumptions. Our actual results and the timing of events could differ materially from those anticipated by these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements” included elsewhere in this prospectus.

Overview

We are an international staffing company engaged in the acquisition of United States and United Kingdom based staffing companies. Our services principally consist of providing temporary contractors, and, to a much lesser extent, the recruitment of candidates for permanent placement. As part of our consolidation model, we pursue a broad spectrum of staffing companies supporting primarily accounting and finance, information technology, engineering, administration and commercial disciplines. Our business model is based on finding and acquiring, suitable, mature, profitable, operating, domestic and international staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology, engineering, administration and light industrial disciplines. We have completed ten acquisitions since November 2013.

All amounts in Management’s Discussion and Analysis of Financial Condition and Results Operation are expressed in thousands, except share, per share and stated value per share data or otherwise indicated.

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Business Model, Operating History and Acquisitions

As part of our consolidation model, we pursue a broad spectrum of staffing companies supporting primarily accounting and finance, information technology, engineering, administration (collectively, the “Professional Business Stream”) and commercial (“Commercial Business Stream”) disciplines. Our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. In furthering our business model, we are regularly in discussions and negotiations with various suitable, mature acquisition targets.

Results of Operations

For nine-month periods ended September 26, 2020 and September 28, 2019

	Q3 2020 YTD	% of Revenue	Q3 2019 YTD	% of Revenue	Growth
Revenue	$150,693	100.0%	$214,644	100.0%	(29.8)%
Cost of revenue	124,168	82.4%	177,949	82.9%	(30.2)%
Gross profit	26,525	17.6%	36,695	17.1%	(27.7)%
Operating expenses	33,890	22.5%	35,173	16.4%	(3.6)%
(Loss) Income from operations	(7,365)	(4.9)%	1,522	0.7%	(583.9)%
Other expenses	(6,283)	(4.2)%	(4,168)	(1.9)%	50.7%
Benefit from income taxes	247	0.2%	296	0.1%	(16.6)%
Net Loss	$(13,401)	(8.9)%	$(2,350)	(1.1)%	470.3%

Revenue

For nine-month period ended September 26, 2020 (“Q3 2020 YTD”), revenue decreased by 29.8% to $150,693, as compared with $214,644, for nine-month period ended September 28, 2019 (“Q3 2019 YTD”). The decline was driven by $63,881 of organic decline primarily resulting from impact from COVID-19 and $70 unfavorable foreign currency translation. Within organic decline, temporary contractor revenue declined $60,593 and permanent placement declined $3,288.

Revenue in Q3 2020 YTD was comprised of $145,150 of temporary contractor revenue and $5,543 of permanent placement revenue, compared with $205,809 and $8,834 for Q3 2019 YTD, respectively.

Cost of revenue

Cost of services includes the variable cost of labor and various non-variable costs (e.g., workers’ compensation insurance) relating to employees (temporary and permanent) as well as sub-contractors and consultants. For Q3 2020 YTD, cost of revenue was $124,168, a decrease of 30.2% from $177,949 in Q3 2019 YTD, compared with revenue decline of 29.8%. The decline was driven by $59 of unfavorable foreign currency translation and $53,722 of organic decline.

Gross profit

Gross profit for Q3 2020 YTD was $26,525, a decreased of 27.7% compared with $36,695 in Q3 2019 YTD primarily driven by organic decline resulting from impact from COVID-19.

Operating expenses

Operating expenses for Q3 2020 YTD were $33,890, a decrease of 3.6% as compared with $35,173 for Q3 2019 YTD. The decrease in operating expenses was driven by primarily by a decrease in selling, general and administrative expenses of $3,943 resulting from cost cutting efforts, decrease in depreciation and amortization of $309; offset by goodwill impairment charge at the Staffing 360 Solutions Georgia LLC, d/b/a firstPRO (“firstPro”) reporting unit of $2,969. Excluding the impairment of goodwill charge at firstPro, operating expenses declined by 12%.

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For three-month periods ended September 26, 2020 and September 28, 2019

	Q3 2020	% of Revenue	Q3 2019	% of Revenue	Growth
Revenue	$48,640	100.0%	$67,320	100.0%	(27.7)%
Direct cost of revenue	40,317	82.9%	54,835	81.5%	(26.5)%
Gross profit	8,323	17.1%	12,485	18.5%	(33.3)%
Operating expenses	10,159	20.9%	12,228	18.2%	(16.9)%
(Loss) Income from operations	(1,836)	(3.8)%	257	0.4%	(814.4)%
Other expenses	(923)	(1.9)%	(1,337)	(2.0)%	(31.0)%
Benefit from (Provision for) income taxes	118	0.2%	(28)	(0.0)%	(521.4)%
Net Loss	$(2,641)	(5.4)%	$(1,108)	(1.6)%	138.4%

Revenue

For three-month period ended September 26, 2020 (“Q3 2020”), revenue decreased by 27.7% to $48,640, as compared with $67,320, for three-month period ended September 28, 2019 (“Q3 2019”). The decline was driven by $781 of favorable foreign currency translation and $19,461 of organic decline. Within organic decline, primarily resulting from impact from COVID-19, temporary contractor revenue declined $17,292 and permanent placement declined $2,169.

Revenue in Q3 2020 was comprised of $47,177 of temporary contractor revenue and $1,463 of permanent placement revenue, compared with $63,710 and $3,609 for Q3 2019, respectively.

Other Expenses

Other expenses for Q3 2020 YTD was $6,283, an increase of 50.8% from $4,168 in Q3 2019 YTD. The increase was mainly driven by higher interest expense and amortization of deferred financing costs in Q3 2020 YTD compared with Q3 2019 YTD of approximately $300 and a gain on settlement of deferred consideration of $1,985 in Q3 2019 YTD.

Cost of revenue

Cost of services includes the variable cost of labor and various non-variable costs (e.g., workers’ compensation insurance) relating to employees (temporary and permanent) as well as sub-contractors and consultants. For Q3 2020, cost of revenue was $40,317, a decrease of 26.5% from $54,835 in Q3 2019 in line with the revenue decline of 27.7%. The decline was driven by $685 of favorable foreign currency translation and $15,203 of organic decline.

Gross profit

Gross profit for Q3 2020 was $8,323, a decreased of 33.3% compared with $12,485 in Q3 2019 primarily driven by organic decline, resulting from impact from COVID-19.

Operating expenses

Operating expenses for Q3 2020 were $10,159, a decrease of 16.9% as compared with $12,228 for Q3 2019. The decrease in operating expenses included a decrease in salaries and wages and reduction in non-recurring costs, legal, and other costs associated with refinancing/acquisitions efforts.

Other Expenses

Other expenses for Q3 2020 was $923, a decrease of 31% from $1,337 in Q3 2019. The decrease was mainly driven by a gain from remeasuring the Company’s intercompany note in Q3 2020 of $442 compared with loss from remeasuring the Company’s intercompany note in Q3 2019 of $467; gain on divesture of business of $220, lower interest expense and amortization of deferred financing costs in Q3 2020 by $313 as compared with Q3 2019; offset by gain on deferred consideration in Q3 2019 of $1,138.

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For the fiscal years ended December 28, 2019 and December 29, 2018

	Fiscal 2019	% of Revenue	Fiscal 2018	% of Revenue	Growth
Revenue	$278,478	100.0%	$260,926	100.0%	6.7%
Cost of revenue	230,169	82.7%	212,622	81.5%	8.3%
Gross profit	48,309	17.3%	48,304	18.5%	0.0%
Operating expenses	47,686	17.1%	46,646	17.9%	2.2%
Income from operations	623	0.2%	1,658	0.6%	62.4%
Other expenses	(5,852)	(2.1)%	(8,137)	(3.1)%	(28.1)%
Benefit (provision) for income taxes	335	0.1%	(22)	(0.0)%	(1622.7)%
Net loss	$(4,894)	(1.8)%	$(6,501)	(2.5)%	(24.7)%

Revenue

The fiscal year ended December 28, 2019 (“Fiscal 2019”) revenue increased by 6.7% to $278,478 as compared with $260,926 for the fiscal year ended December 29, 2018 (“Fiscal 2018”). Of that growth, $47,167 was from the acquisitions of Clement May Limited (“Clement May”) and Key Resources Inc. (“KRI”). This was partially offset by a decline of $7,653 from divesting of the PeopleServe Inc. and PeopleServe PRS, Inc. (“PeopleServe divestiture”), $5,202 from unfavorable foreign currency translation, and $16,760 of organic revenue decline. Within organic revenue, temporary contractor revenue declined $16,814 and permanent placement grew $482.

Revenue in Fiscal 2019 was comprised of $266,974 of temporary contractor revenue and $11,504 of permanent placement revenue, compared with $250,416 and $10,510 for Fiscal 2018, respectively.

Cost of revenue, Gross profit and gross margin

Cost of revenue includes the variable cost of labor and various non-variable costs (e.g., workers’ compensation insurance) relating to employees (temporary and permanent) as well as sub-contractors and consultants. For Fiscal 2019, cost of revenue was $230,169, an increase of 8.3% from $212,622 in Fiscal 2018, compared with revenue growth of 6.7%.

Gross profit for Fiscal 2019 was $48,309, flat versus Fiscal 2018 of $48,304, representing gross margin of 17.3% and 18.5% for each period, respectively. Gross profit growth was primarily attributable to the impact of acquisitions and growth in permanent revenue. This was partly offset by the divestiture of the lower margin PeopleServe business, workers’ compensation insurance savings realized in Fiscal 2018 with no corresponding credit in Fiscal 2019, unfavorable foreign currency translation, and organic contract revenue decline.

Operating expenses

Operating expenses for Fiscal 2019 were $47,686, an increase of 2.2% over $46,646 for Fiscal 2018. The acquisitions of Clement May and KRI drove an additional increase of 5.7% in operating expense. Excluding the acquisitions, operating expenses decreased by 4.3% driven by lower non-recurring costs, legal, and other costs associated with acquisitions, lower variable costs and savings attributable to synergies within the subsidiaries, cost savings initiatives, and the PeopleServe divesture.

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Other Expenses

Other expenses for Fiscal 2019 was $5,852, a decrease of 28.1% from $8,137 in Fiscal 2018. The decrease was driven by the following: gain of $1,077 on CBS Butler earnout settlement in Fiscal 2019, $847 gain on settlement of FirstPro Inc. deferred consideration in Fiscal 2019; $383 gain in remeasuring the intercompany note in Fiscal 2019 compared to a loss of $686 in Fiscal 2018; $758 lower interest expense recorded in Fiscal 2019 versus Fiscal 2018 due to the $13 million debt conversion in Fiscal 2018. These were partially offset by a gain of $879 from fair valuing warrants in Fiscal 2018, with no corresponding gain in Fiscal 2019; $238 gain from the PeopleServe divestiture in Fiscal 2018; $277 of higher net amortization of debt discount and deferred financing costs; and lower other income mainly due to a true up adjustment to the CBS Butler Holdings Limited (“CBS Butler”) earnout in Fiscal 2018.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we also use non-GAAP financial measures and Key Performance Indicators (“KPIs”) in addition to our GAAP results. We believe non-GAAP financial measures and KPIs may provide useful information for evaluating our cash operating performance, ability to service debt, compliance with debt covenants and measurement against competitors. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies.

We present the following non-GAAP financial measure and KPIs in this report:

Revenue and Gross Profit by Sector We use this KPI to measure the Company’s mix of Revenue and respective profitability between its two main lines of business due to their differing margins. For clarity, these lines of business are not our operating segments, as this information is not currently regularly reviewed by the chief operating decision maker to allocate capital and resources. Rather, we use this KPI to benchmark us against the industry.

The following table details Revenue and Gross Profit by Sector for Q3 2020 and Q3 2019:

	Q3 2020	Mix	Q3 2019	Mix	Q3 2020 YTD	Mix	Q3 2019 YTD	Mix
Commercial Staffing - US	$28,708	59%	$31,644	47%	$79,992	53%	$94,280	44%
Professional Staffing - US	5,188	11%	9,387	14%	19,778	13%	28,449	13%
Professional Staffing - UK	14,744	30%	26,289	39%	50,923	34%	91,915	43%
Total Revenue	$48,640		$67,320		$150,693		$214,644

Commercial Staffing - US	$4,642	56%	$5,107	41%	$12,552	47%	$14,823	40%
Professional Staffing - US	1,664	20%	3,701	30%	6,598	25%	10,904	30%
Professional Staffing - UK	2,017	24%	3,677	29%	7,375	28%	10,968	30%
Total Gross Profit	$8,323		$12,485		$26,525		$36,695

Commercial Staffing - US	16.2%		16.1%		15.7%		15.7%
Professional Staffing - US	32.1%		39.4%		33.4%		38.3%
Professional Staffing - UK	13.7%		14.0%		14.5%		11.9%
Total Gross Margin	17.1%		18.5%		17.6%		17.1%

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The following table details Revenue and Gross Profit by Section for Fiscal 2019 and Fiscal 2018:

	Fiscal 2019	Mix	Fiscal 2018	Mix

Revenue
Commercial Staffing – US	$127,330	46%	$107,318	41%
Professional Staffing – US	37,294	13%	49,752	19%
Professional Staffing – UK	113,854	41%	103,856	40%
Total Service Revenue	$278,478		$260,926

Gross Profit
Commercial Staffing – US	$20,080	42%	$17,496	36%
Professional Staffing – US	14,081	29%	15,610	32%
Professional Staffing – UK	14,148	29%	15,199	32%
Total Gross Profit	$48,309		$48,304

Gross Margin
Commercial Staffing – US	15.8%		16.3%
Professional Staffing – US	37.8%		31.4%
Professional Staffing – UK	12.4%		14.6%
Total Gross Margin	17.3%		18.5%

Adjusted EBITDA This measure is defined as net loss attributable to common stock before: interest expense and amortization of debt discount and financing costs, benefit from (provision for) income taxes; depreciation and amortization, income (loss) from sale of business; impairment of intangible assets and goodwill; operational restructuring and other charges; deferred consideration settlement, re-measurement gain (loss) on intercompany note, other income (loss), net; non-cash expenses associated with stock compensation and incentive plans; and charges we considers to be non-recurring in nature such as legal expenses associated with litigation, professional fees associated potential and completed acquisitions. We use this measure because we believe it provides a more meaningful understanding of our profit and cash flow generation.

	Q3 2020	Q3 2019	Q3 2020 YTD	Q3 2019 YTD	Trailing Twelve Months Q3 2020	Trailing Twelve Months Q3 2019
Net loss	$(2,641)	$(1,108)	$(13,401)	$(2,350)	$(15,945)	$(3,756)

Interest expense and amortization of debt discount and deferred financing costs	1,746	2,059	6,277	5,977	8,784	8,365
Benefit from (Provision for) income taxes	(118)	28	(247)	(296)	(286)	(196)
Depreciation and amortization	768	867	2,312	2,621	3,061	3,494
EBITDA	$(245)	$1,846	$(5,059)	$5,952	$(4,386)	$7,907

Acquisition, capital raising, restructuring charges and other non-recurring expenses (1)	2,073	1,558	4,473	2,511	6,908	2,993
Other non-cash charges (2)	209	205	555	627	768	834
Re-measurement (income) loss on intercompany note	(442)	467	348	484	(519)	838
Gain on business sale	(220)	—	(220)	—	(220)	—
Deferred consideration settlement	—	(1,138)	—	(1,985)	61	(1,985)
Impairment of goodwill	—	—	2,969	—	2,969	—
Other loss	(161)	(51)	(122)	(308)	(140)	(536)
Adjusted EBITDA	$1,214	$2,887	$2,944	$7,281	$5,441	$10,051

Trailing Twelve Months (“TTM”) Adjusted EBITDA			$5,441	$10,051	$5,441	$10,051

Pre-Acquisition Adjusted EBITDA (3)					$—	$—

Pro Forma TTM Adjusted EBITDA (4)					$5,441	$10,051

Adjusted Gross Profit TTM (5)					$38,139	$49,040

TTM Adjusted EBITDA as percentage of adjusted gross profit TTM					14.3%	20.5%

(1) Acquisition, capital raising and other non-recurring expenses primarily relate to capital raising expenses, acquisition and integration expenses, restructuring charges, and legal expenses incurred in relation to matters outside the ordinary course of business.

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(2) Other non-cash charges primarily relate to staff option and share compensation expense, expense for shares issued to directors for board services, and consideration paid for consulting services.

(3) Pre-Acquisition Adjusted EBITDA excludes the Adjusted EBITDA of acquisitions for the period prior to the acquisition date.

(4) Pro Forma TTM Adjusted EBITDA includes the Adjusted EBITDA of acquisitions for the period prior to the acquisition date.

(5) Adjusted Gross Profit EBITDA excludes gross profit of business divested in June 2018, for the period prior to divested date.

Operating Leverage This measure is calculated by dividing the growth in Adjusted EBITDA by the growth in Adjusted Gross Profit, on a trailing 12-month basis. We use this KPI because we believe it provides a measure of our efficiency for converting incremental gross profit into Adjusted EBITDA.

	Twelve Months Ended
	September 26, 2020	September 28, 2019
Adjusted Gross Profit - TTM (Current Period)	$38,139	$49,040
Adjusted Gross Profit - TTM (Prior Period)	49,040	47,873
Adjusted Gross Profit - (Decline) Growth	$(10,901)	$1,167

Adjusted EBITDA - TTM (Current Period)	$5,441	$10,051
Adjusted EBITDA - TTM (Prior Period)	10,051	9,007
Adjusted EBITDA - (Decline) Growth	$(4,610)	$1,044

Operating Leverage	-42.3%	89.5%

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Leverage Ratio Calculated as Total Debt, Net, gross of any Original Issue Discount, divided by Pro Forma Adjusted EBITDA for the trailing 12-months. We use this KPI as an indicator of our ability to service its debt prospectively.

	September 26, 2020		December 28, 2019
Total Debt, Net	$57,221		$38,816
Addback: Total Debt Discount and Deferred Financing Costs	32		497
Total Term Debt	$57,253		$39,313

TTM Adjusted EBITDA	$5,441		$9,778

Pro Forma TTM Adjusted EBITDA	$5,441		$9,778

Pro Forma Leverage Ratio	10.5	x	4	x

Operating Cash Flow Including Proceeds from Accounts Receivable Financing calculated as net cash (used in) provided by operating activities plus net proceeds from accounts receivable financing. Because much of our temporary payroll expense is paid weekly and in advance of clients remitting payment for invoices, operating cash flow is often weaker in staffing companies where revenue and accounts receivable are growing. Accounts receivable financing is essentially an advance on client remittances and is primarily used to fund temporary payroll. As such, we believe this measure is helpful to investors as an indicator of our underlying operating cash flow.

On February 8, 2018, CBS Butler, Staffing 360 Solutions Limited and The JM Group, entered into a new arrangement with HSBC Invoice Finance (UK) Ltd (“HSBC”) which provides for HSBC to purchase the subsidiaries’ accounts receivable up to an aggregate amount of £11,500 across all three subsidiaries. The terms of the arrangement provide for HSBC to fund 90% of the purchased accounts receivable upfront and, a secured borrowing line of 70% of unbilled receivables capped at £1,000 (within the overall aggregate total facility of £11,500). The arrangement has an initial term of 12 months, with an automatic rolling three-month extension and carries a service charge of 1.80%. Under ASU 2016-16, “Statement of Cash Flows (Topic 230, Classification of Certain Cash Receipts and Cash Payments, a consensus of the FASB Emerging Issues Task Force, the upfront portion of the sale of accounts receivable is classified within operating activities, while the deferred purchase price portion (or beneficial interest), once collected, is classified within investing activities. On April 20, 2020, the terms of the loan with HSBC was amended whereby no capital repayments will be made between April 2020 to September 2020, and only interest payments will be made during this time. On May 15, 2020, the Company entered into a 3-year term loan with HSBC in the UK for £1,000.

For 3Q 2020 YTD and Q3 2019 YTD

	Q3 2020 YTD	Q3 2019 YTD
Net cash used in operating activities	$(10,918)	$(7,001)

Collection of UK factoring facility deferred purchase price	6,830	10,502

Repayments on accounts receivable financing	(4,999)	(3,702)

Net cash used in operating activities including proceeds from accounts receivable financing	$(9,087)	$(201)

For Fiscal 2019 and Fiscal 2018

	Fiscal 2019	Fiscal 2018

Net cash flow (used in) provided by operating activities	$(10,840)	$1,971

Collection of UK factoring facility deferred purchase price	13,970	10,448

Repayments on accounts receivable financing	(2,708)	(13,759)

Net cash provided by (used in) operating activities including proceeds from accounts receivable financing	$422	$(1,340)

The Leverage Ratio and Operating Cash Flow Including Proceeds from Accounts Receivable Financing should be considered together with the information in the “Liquidity and Capital Resources” section, immediately below.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Historically, we have funded our operations through term loans, promissory notes, bonds, convertible notes, private placement offerings and sales of equity.

Our primary uses of cash have been for debt repayments, repayment of deferred consideration from acquisitions, professional fees related to our operations and financial reporting requirements and for the payment of compensation, benefits and consulting fees. The following trends may occur as we continue to execute on its strategy:

●	An increase in working capital requirements to finance organic growth;

●	Addition of administrative and sales personnel as the business grows;

●	Increases in advertising, public relations and sales promotions for existing and new brands as we expand within existing markets or enter new markets;

●	A continuation of the costs associated with being a public company; and

●	Capital expenditures to add technologies.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations could significantly increase our legal and financial compliance costs and increase the use of resources.

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The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of us as a going concern. At September 26, 2020, we had unsecured payments due in the next 12 months associated with historical acquisitions and secured current debt arrangements which are in excess of cash and cash equivalents on hand, in addition to funding operational growth requirements. Historically, we have funded such payments either through cash flow from operations or the raising of capital through additional debt or equity. Although we have raised an aggregate of approximately $19,395 through PPP Loan, if we unable to obtain additional capital, such unsecured payments may not be made on time. In September, we applied for forgiveness of the PPP Loan in the aggregate amount equal to $19,395. Additionally, with the continuation of the COVID-19 pandemic, there is further uncertainty related to our future revenues, gross profit and cash flows.

The COVID-19 pandemic is impacting worldwide economic activity, and activity in the United States and the United Kingdom where our operations are based. Much of the independent contractor work we provide to our clients is performed at the site of our clients. As a result, we are subject to the plans and approaches of our clients have made to address the COVID-19 pandemic, such as whether they support remote working or if they have simply closed their facilities and furloughed employees. To the extent that our clients were to decide or are required to close their facilities, or not permit remote work when they close facilities, we would no longer generate revenue and profit from that client. In addition, in the event that our clients’ businesses suffer or close as a result of the COVID-19 pandemic, we may experience decline in our revenue or write-off of receivables from such clients. Moreover, developments such as social distancing and shelter-in-place directives have impacted our ability to deploy our staffing workforce effectively, thereby impacting contracts with customers in our commercial staffing and professional staffing business streams, where we had declines in revenues during Q2 2020 and Q3 2020 and may have declines during Q4 2020 compared to the respective periods in 2019. While some government-imposed precautionary measures have been relaxed in certain countries or states, more strict measures have been or may be put in place again due to a resurgence in COVID-19 cases, as has occurred recently in the United Kingdom in response to the spread of a new strain of COVID-19. As a result of the newly imposed government restrictions in the United Kingdom, we had to close both of our offices in the United Kingdom and our employees have been forced to operate remotely from their homes. Therefore, the ongoing COVID-19 pandemic may continue to affect our operation and to disrupt the marketplace in which we operate and may negatively impact our sales in fiscal year 2021 and our overall liquidity.

The financial statements included in this prospectus have been prepared assuming that we will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity, capital requirements and that our credit facilities with our lenders will remain available to us.

On September 15, 2020, we and certain of our domestic subsidiaries, as guarantors, entered into the Consent and Amendment Agreement (the “Consent and Amendment Agreement”) with Jackson, which amends the Amended and Restated Note Purchase Agreement with Jackson dated September 15, 2017 (the “Existing Note Purchase Agreement”). Pursuant to the Existing Note Purchase Agreement, the stated maturity of the previously issued notes (the “Existing Jackson Notes”) under the Existing Note Purchase Agreement was extended from September 15, 2020 to October 15, 2020.

On October 26, 2020, we entered into the Amended Note Purchase Agreement and the Jackson Note, with Jackson, which amended and restated our Existing Note Purchase Agreement, as amended. The Amended Note Purchase Agreement refinanced an aggregate of $35.7 million of debt provided by Jackson pursuant to the Existing Note Purchase Agreement and the Existing Jackson Notes. The entire outstanding principal balance of the Jackson Notes shall be due and payable on September 30, 2022.

The Amended Note Purchase Agreement includes certain financial customary covenants and the Company has had in prior periods had instances of non-compliance. Management has historically been able to obtain from Jackson waivers of any non-compliance; however, there can be no assurance that we will be able to obtain such waivers, and should Jackson refuse to provide a waiver in the future, the outstanding debt under the Amended Note Purchase Agreement could become due immediately, which exceeds our current cash balance.

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For nine-month periods ended September 26, 2020 and September 28, 2019

As of and for the nine-month period ended September 26, 2020, we had a working capital deficiency of $16,440 and accumulated deficit of $89,938, and a net loss of $13,401.

During Q3 2020 and on October 26, 2020, we and certain of our domestic subsidiaries entered into amendments to the Credit and Security Agreement to extend the maturity date of the facility from August 8, 2020 to September 1, 2022. For more information, see Note 13 to our unaudited interim financial statements contained elsewhere in this prospectus.

On September 24, 2020, we entered into an Asset Purchase Agreement with FirstPro Recruitment, LLC, pursuant to which Staffing 360 Georgia, LLC d/b/a firstPRO, our wholly-owned subsidiary sold to the FirstPro Recruitment, LLC substantially all of Staffing 360 Georgia, LLC’s Assets (the “First Pro Transaction”). In addition, FirstPro Recruitment, LLC assumed certain liabilities related to the Assets. The purchase price in connection with the FirstPro Transaction was $3,300, of which (a) $1,219 was paid at closing (the “Initial Payment”) and (b) $2,080 was held in a separate escrow account (the “Escrow Funds”), which will be released upon receipt of the forgiveness of the PPP Loan by the U.S. Small Business Administration (the “SBA”). In the event that all or any portion of the PPP Loan is not forgiven by the SBA, all or portion of the Escrow Funds will be used to repay any unforgiven portion of the PPP Loan in full. The FirstPro Transaction closed on September 24, 2020. In September, we submitted the PPP Loan forgiveness applications to the SBA. As of the date of this prospectus, the PPP Loans have not been approved for forgiveness, and there is no guarantee that all or portion of the PPP Loan will be forgiven.

In connection with execution of the Asset Purchase Agreement, we and certain of our subsidiaries entered into a Consent Agreement (the “Consent”) with Jackson. Under the terms of the Consent and the Series E Certificate of Designation, in consideration for Jackson’s consent to the FirstPro Transaction, the Initial Payment was used to redeem a portion of the Series E Preferred Stock, and the Escrow Funds, subject to the forgiveness of our PPP Loan discussed above, will be used to redeem a portion of the Series E Preferred Stock. For more information, see Note 2 to our unaudited interim financial statements contained elsewhere in this prospectus.

Operating activities

For Q3 2020 YTD, net cash used in operations of $10,918 was primarily attributable to net loss of $13,401 and changes in operating assets and liabilities totaling $4,860 offset by non-cash adjustments of $7,343. Changes in operating assets and liabilities primarily relates to an increase in accounts receivable of $4,805, decrease in payables and accrued expense of $1,860, decrease in payables to related parties of $871, increase in prepaid expenses and other current assets of $446, offset by decrease in other assets of $390, increase in current liabilities of $192 and increase in long term liabilities and other of $2,540 primarily resulting from FICA deferrals. Total non-cash adjustments of $7,343 primarily includes impairment of goodwill of $2,969, depreciation and amortization of intangible assets of $2,312, bad debt expense of $879, stock-based compensation of $534, amortization of debt discounts and deferred financing of $521 and foreign currency re-measurement loss on intercompany loan of $348 offset by gain on sale of business of $220.

For Q3 2019 YTD, net cash used in operations of $7,001 was primarily attributable to changes in operating assets and liabilities totaling $6,921, net loss of $2,350; offset by non-cash adjustments of $2,270. Changes in operating assets and liabilities primarily relates to an increase in accounts receivable of $8,994, increase in prepaid expenses and other current assets of $187, increase other assets of $395, decrease in interest payable to related parties of $190, decrease in other non- current liabilities of $54 and decrease in other long term liabilities and other of $341; offset by increase in accounts payable and accrued expenses of $3,240. Total non-cash adjustments of $2,270 primarily includes depreciation and amortization of intangible assets of $2,621, stock-based compensation of $621, amortization of debt discounts and deferred financing of $529, foreign currency re-measurement on intercompany loan of $484; offset by gain from settlements of the FirstPro and CBS Butler deferred consideration totaling $1,985.

Investing activities

For Q3 2020 YTD, net cash flows provided by investing activities was $9,904, $6,830 related to collection of the beneficial interest from HSBC, proceeds from sale of business of $3,300 partially offset by purchase of property and equipment of $226.

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For Q3 2019 YTD, net cash flows provided by investing activities was $10,087, $10,502 related to collection of the beneficial interest from HSBC partially offset by purchase of property and equipment of $415.

Financing activities

For Q3 2020 YTD, net cash flows provided by financing activities totaled $10,433 primarily due to proceeds from PPP loans of $19,395, proceeds from HSBC term loan of $1,220 offset by repayments of $4,999 on accounts receivable financing, net, repayment of term loan with Jackson of $2,538, dividends paid to Jackson of $2,480 and repayment on HSBC loan of $165.

For Q3 2019 YTD, net cash flows used in financing activities totaled $4,468, of which $3,702 relates to repayments on accounts receivable financing, net, payment on deferred consideration for $5,613, third party financing costs of $1,122, dividends paid to related parties of $1,125, dividends paid to shareholders of $249, and repayment on HSBC loan of $522; financing costs – related party of $188; offset by proceeds from equity raise of $5,515 and proceeds from related party term loan of $2,538.

Fiscal 2019 and Fiscal 2018

For Fiscal 2019, we had a working capital deficiency of $55,353 an accumulated deficit of $76,537, and a net loss of $4,894.

Operating activities

For Fiscal 2019, net cash used in operations of $10,840 was primarily attributable to changes in operating assets and liabilities totaling $8,697 and a net loss of $4,894; offset by non-cash adjustments of $2,751. Changes in operating assets and liabilities primarily relates to an increase in accounts receivable of $7,574, increase other assets of $590, decrease in accounts payable and accrued expenses of $1,893, decrease in other current liabilities of $94, decrease in other long term liabilities of $85; offset by increase in accounts payable – related party of $1,114, decrease in prepaid expenses of $367, and other of $58. Noncash add backs of $2,750 primarily relates to amortization of intangible assets and depreciation of $3,369, amortization of debt discount and deferred financing of $857, stock-based compensation of $832; offset by remeasurement gain on intercompany note of $383 and gain on settlement of deferred consideration of $1,924.

Cash provided by operations was $1,971 for Fiscal 2018. This is primarily attributable to changes in operating assets and liabilities totaling $4,048, non-cash adjustments of $4,424, partially offset by net loss of $6,501. Changes in operating assets and liabilities primarily relates to a decrease in accounts receivable of $5,141, decrease in prepaids and other current assets of $188, decrease in other assets of $83, increase in other current liabilities of $198 and other of $332, offset by decrease in accounts payable and accrued expenses of $1,456, decrease in related party payables of $184, and decrease in other long term liabilities of $254. Non-cash add backs of $4,424 primarily relate to amortization of intangible assets of $2,536, amortization of debt discount and deferred financing of $580, stock-based compensation of $1,151, depreciation of $588, remeasurement loss on intercompany note of $686, offset by gain from sale of business of $238 and change in fair value of warrant liability of $879.

Investing activities

For Fiscal 2019, net cash flows provided by investing activities was $13,460, $13,970 related to collection of the beneficial interest from HSBC partially offset by purchase of property and equipment of $510.

Net cash flows provided by investing activities for Fiscal 2018 was $1,666 and is due to the acquisitions of Clement May and KRI of $9,760 and purchase of property and equipment of $425; offset by disposal of business, net of $1,403 and the collection of the beneficial interest from HSBC of $10,448.

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Financing activities

For Fiscal 2019, net cash flows used in financing activities totaled $4,389, of which $2,708 relates to repayments on accounts receivable financing, net, payment on deferred consideration for $6,230, third party financing costs of $1,154, dividends paid to related parties of $1,175, dividends paid to shareholders of $337, and repayment on HSBC loan of $650; financing costs – related party of $188; offset by proceeds from equity raise of $5,515 and proceeds from related party term loan of $2,538.

For Fiscal 2018, net cash flows used in financing activities totaled $3,556, of which $13,759 related to proceeds from accounts receivable financing, net, payments for earn outs $1,402, repayment of term loans $596, related party financing costs of $280, third party financing costs of $109, dividends to related parties of $200, offset by proceeds from related party loans of $8,428, proceeds from term loans of $2,047 and proceeds from the At-market facility of $2,315.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

On December 31, 2017, the Company adopted the new accounting standard ASC 606, Revenue from Contracts with Customers for all open contracts and related amendments as of December 31, 2017 using the modified retrospective method. The adoption had no impact to the reported results. Results for reporting periods beginning after December 31, 2017 are presented under ASC 606, while the comparative information will not be restated and will continue to be reported under the accounting standards in effect for those periods.

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company accounts for revenues when both parties to the contract have approved the contract, the rights and obligations of the parties are identified, payment terms are identified, and collectability of consideration is probable. Payment terms vary by client and the services offered.

The Company has primarily two main forms of revenue – temporary contractor revenue and permanent placement revenue. Temporary contractor revenue is accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on an hourly basis. The contracts stipulate weekly billing and the Company has elected the “as invoiced” practical expedient to recognize revenue based on the hours incurred at the contractual rate as we have the right to payment in an amount that corresponds directly with the value of performance completed to date. Permanent placement revenue is recognized on the date the candidate’s full-time employment with the customer has commenced. The customer is invoiced on the start date, and the contract stipulates payment due under varying terms, typically 30 days. The contract with the customer stipulates a guarantee period whereby the customer may be refunded if the employee is terminated within a short period of time, however this has historically been infrequent, and immaterial upon occurrence. As such, the Company’s performance obligations are satisfied upon commencement of the employment, at which point control has transferred to the customer.

Income Taxes

The Company utilizes Accounting Standards Codification (“ASC”) Topic 740, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

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The Company applies the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in the financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of the date of this filing, the Company is current on all corporate, federal and state tax returns. The Company’s policy is to record interest and penalties related to unrecognized tax benefits as income tax expense.

Business Combinations

In accordance with ASC 805, “Business Combinations”, the Company records acquisitions under the purchase method of accounting, under which the acquisition purchase price is allocated to the assets acquired and liabilities assumed based upon their respective fair values. The Company utilizes management estimates and, in some instances, may retain the services of an independent third-party valuation firm to assist in determining the fair values of assets acquired, liabilities assumed and contingent consideration granted. Such estimates and valuations require us to make significant assumptions, including projections of future events and operating performance.

Fair Value of Financial Instruments

In accordance with ASC 820, “Fair Value Measurements and Disclosures”, the Company measures and accounts for certain assets and liabilities at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, and establishes a framework for measuring fair value and standards for disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Goodwill

Goodwill relates to amounts that arose in connection with various acquisitions and represents the difference between the purchase price and the fair value of the identifiable intangible and tangible net assets when accounted for using the purchase method of accounting. Goodwill is not amortized, but it is subject to periodic review for impairment. Events that would indicate impairment and trigger an interim impairment assessment include, but are not limited to, current economic and market conditions, a decline in the equity value of the business, a significant adverse change in certain agreements that would materially affect reported operating results, business climate or operational performance of the business and an adverse action or assessment by a regulator.

In accordance with ASU No. 2011-08, Intangibles-Goodwill and Other (Topic 350) Testing Goodwill for Impairment, or ASU 2011-08, the Company is required to review goodwill by reporting unit for impairment at least annually or more often if there are indicators of impairment present. A reporting unit is either the equivalent of, or one level below, an operating segment. The Company early adopted the provisions in ASU 2017-04, which eliminates the second step of the goodwill impairment test. As a result, the Company’s goodwill impairment tests include only one step, which is a comparison of the carrying value of each reporting unit to its fair value, and any excess carrying value, up to the amount of goodwill allocated to that reporting unit, is impaired.

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The carrying value of each reporting unit is based on the assignment of the appropriate assets and liabilities to each reporting unit. Assets and liabilities were assigned to each reporting unit if the assets or liabilities are employed in the operations of the reporting unit and the asset and liability is considered in the determination of the reporting unit fair value.

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced the Company may differ materially and adversely from its estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected. Significant estimates for Fiscal 2019 and Fiscal 2018, include the valuation of intangible assets, including goodwill, liabilities associated with earn-out obligations, testing long-lived assets for impairment and valuation reserves against deferred tax assets.

Recent Accounting Pronouncements

On December 31, 2019, the FASB issued ASC 2019-12 “Income Taxes: Simplifying the Accounting for Income Taxes” (Topic 740). The amendments in this update simplify the accounting for income taxes by removing the certain exceptions. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption of the amendments is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The Company will adopt the guidance when it becomes effective.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). This standard requires an impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, each reporting entity should estimate an allowance for expected credit losses, which is intended to result in more timely recognition of losses. This model replaces multiple existing impairment models in current U.S. GAAP, which generally requires a loss to be incurred before it is recognized. The new standard applies to trade receivables arising from revenue transactions such as contract assets and accounts receivable. Under ASC 606, revenue is recognized when, among other criteria, it is probable that an entity will collect the consideration it is entitled to when goods or services are transferred to a customer. When trade receivables are recorded, they become subject to the CECL model and estimates of expected credit losses on trade receivables over their contractual life will be required to be recorded at inception based on historical information, current conditions, and reasonable and supportable forecasts. This guidance is effective for smaller reporting companies for annual periods beginning after December 15, 2022, including the interim periods in the year. Early adoption is permitted. The Company will adopt the guidance when it becomes effective.

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BUSINESS

General

Staffing 360 Solutions, Inc. was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., ticker symbol “STAF”, on March 16, 2012. On June 15, 2017, the Company changed its domicile to the State of Delaware.

Business Model and Acquisitions

The Company is an international staffing company engaged in the acquisition of United States and United Kingdom based staffing companies. Its services principally consist of providing temporary contractors, and, to a much lesser extent, the recruitment of candidates for permanent placement. As part of its consolidation model, the Company pursues a broad spectrum of staffing companies supporting primarily accounting and finance, information technology, engineering, administration and commercial disciplines. The Company’s business model is based on finding and acquiring, suitable, mature, profitable, operating, domestic and international staffing companies. The Company’s targeted consolidation model is focused specifically on the accounting and finance, information technology, engineering, administration and light industrial disciplines. The Company has completed ten acquisitions since November 2013.

Industry Background

The staffing industry is divided into three major segments: temporary staffing services, professional employer organizations (“PEOs”) and placement agencies. Temporary staffing services provide workers for limited periods, often to substitute for absent permanent workers or to help during periods of peak demand. These workers, who are often employees of the temporary staffing agency, will generally fill clerical, technical, or industrial positions. PEOs, sometimes referred to as employee leasing agencies, contract to provide workers to customers for specific functions, often related to human resource management. In many cases, a customer’s employees are hired by a PEO and then contracted back to the customer. Placement agencies, sometimes referred to as executive recruiters or headhunters, find workers to fill permanent positions at customer companies. These agencies may specialize in placing senior managers, mid-level managers, technical workers, or clerical and other support workers.

The Company considers itself a temporary staffing company within the broader staffing industry. However, the Company provides permanent placements at the request of existing clients and some consulting services clients.

Staffing companies identify potential candidates through online advertising and referrals, and interview, test and counsel workers before sending them to the customer for approval. Pre-employment screening can include skills assessment, drug tests and criminal background checks. The personnel staffing industry has been radically changed by the internet. Many employers list available positions with one or several internet personnel sites like www.monster.com or www.careerbuilder.com, and on their own sites. Personnel agencies operate their own sites and often still work as intermediaries by helping employers accurately describe job openings and by screening candidates who submit applications.

Major end-use customers include businesses from a wide range of industries such as manufacturing, construction, wholesale and retail. Marketing involves direct sales presentations, referrals from existing clients and advertising. Agencies compete both for customers and workers. Depending on market supply and demand at any given time, agencies may allocate more resources either to finding potential employers or potential workers. Permanent placement agencies work either on a retained or on a contingency basis. Clients may retain an agency for a specific job search or on contract for a specific period. Temporary staffing services charge customers a fixed price per hour or a standard markup on prevailing hourly rates.

For many staffing companies, demand is lower late in the fourth calendar quarter and early in the first calendar quarter, partly because of holidays, and higher during the rest of the year. Staffing companies may have high receivables from customers. Temporary staffing agencies and PEOs must manage a high cash flow because they funnel payroll payments from employers. Cash flow imbalances also occur because agencies must pay workers even if they have not been paid by clients.

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The revenue of staffing companies depends on the number of jobs they fill, which in turn can depend upon the economic environment. During economic slowdowns, many client companies stop hiring altogether. Internet employment sites expand a Company’s ability to find workers without the help of traditional agencies. Staffing companies often work as intermediaries, helping employers accurately describe job openings and screen candidates. Increasing the use of sophisticated, automated job description and candidate screening tools could make many traditional functions of personnel agencies obsolete. Free social networking sites such as LinkedIn and Facebook are also becoming a common way for recruiters and employees to connect without the assistance of a staffing agency.

To avoid large placement agency fees, big companies may use in-house personnel staff, current employee referrals, or human resources consulting companies to find and hire new personnel. Because placement agencies typically charge a fee based on a percentage of the first year’s salary of a new worker, companies with many jobs to fill have a financial incentive to avoid agencies.

Many staffing companies are small and may depend heavily on a few big customers for a large portion of revenue. Large customers may lead to increased revenue, but also expose agencies to higher risks. When major accounts experience financial hardships, and have less need for temporary employment services, agencies stand to lose large portions of revenue.

The loss of a staff member who handles a large volume of business may result in a large loss of revenue for a staffing company. Individual staff members, rather than the staffing company itself, often develop strong relationships with customers. Staff members who move to another staffing company are often able to move customers with them.

Some of the best opportunities for temporary employment are in industries traditionally active in seasonal cycles, such as manufacturing, construction, wholesale and retail. However, seasonal demand for workers creates cash flow fluctuations throughout the year.

Staffing companies are regulated by the U.S. Department of Labor and the Equal Employment Opportunity Commission, and often by state authorities. Many federal anti-discrimination rules regulate the type of information that employment firms can request from candidates or provide to customers about candidates. In addition, the relationship between the agency and the temporary employees, or employee candidates may not always be clear, resulting in legal and regulatory uncertainty. PEOs are often considered co-employers along with the client, but the PEO is responsible for employee wages, taxes and benefits. State regulation aims to ensure that PEOs provide the benefits they promise to workers.

Trends in the Staffing Business

Start-up costs for a staffing company are very low. Individual offices can be profitable, but consolidation is driven mainly by the opportunity for large agencies to develop national relationships with big customers. Some agencies expand by starting new offices in promising markets, but most prefer to buy existing independent offices with proven staff and an existing customer roster.

At some companies, temporary workers have become such a large part of the workforce that staffing company employees sometimes work at the customer’s site to recruit, train, and manage temporary employees. The Company has a number of onsite relationships with its customers. Staffing companies try to match the best qualified employees for the customer’s needs, but often provide additional training specific to that company, such as instruction in the use of proprietary software.

Some personnel consulting firms and human resource departments are increasingly using psychological tests to evaluate potential job candidates. Psychological or liability testing has gained popularity, in part, due to recent fraud scandals. In addition to stiffer background checks, headhunters often check the credit history of prospective employees.

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We believe the trends of outsourcing entire departments and dependence on temporary and leased workers will expand opportunities for staffing companies. Taking advantage of their expertise in assessing worker capabilities, some staffing companies manage their clients’ entire human resource functions. Human resources outsourcing (“HRO”) may include management of payroll, tax filings, and benefit administration services. HRO may also include recruitment process outsourcing (“RPO”), whereby an agency manages all recruitment activities for a client.

New online technology is improving staffing efficiency. For example, some online applications coordinate workflow for staffing agencies, their clients and temporary workers, and allow agencies and customers to share work order requests, submit and track candidates, approve timesheets and expenses, and run reports. Interaction between candidates and potential employers is increasingly being handled online.

Initially viewed as rivals, some Internet job-search companies and traditional employment agencies are now collaborating. While some Internet sites do not allow agencies to use their services to post jobs or look through resumes, others find that agencies are their biggest customers, earning the sites a large percentage of their revenue. Some staffing companies contract to help client employers find workers online.

Competition

The Company’s staffing divisions face competition in attracting clients as well as temporary candidates. The staffing industry is highly competitive, with a number of firms offering services similar to those provided by the Company on a national, regional or local basis. In many areas, the local staffing companies are our strongest competitors. The most significant competitive factors in the staffing business are price and reliability of service. The Company believes its competitive advantage stems from its experience in niche markets, and commitment to the specialized employment market, along with its growing global presence.

The staffing industry is characterized by a large number of competing companies in a fragmented sector. Major competitors also exist across the sector, but as the industry affords low barriers to entry, new entrants are constantly introduced to the marketplace.

The top layer of competitors includes large corporate staffing and employment companies which have yearly revenue of $75 million or more. The next (middle) layer of the competition consists of medium-sized entities with yearly revenue of $10 million or more. The largest portion of the marketplace is the bottom layer of this competitive landscape consisting of small, individual-sized or family-run operations. As barriers to entry are low, sole proprietors, partnerships and small entities routinely enter the industry.

Employees

The Company employs approximately 201 full-time employees as part of our internal operations. Additionally, the Company employs more than 4,000 individuals that are placed directly with our clients through our various operating subsidiaries.

Properties

Our headquarters is based in New York, New York. We lease approximately 4,000 square feet of office space.

Legal Proceedings

From time to time, we may be involved in litigation that arises through the normal course of business. We are currently party to the following material litigation:

Whitaker v. Monroe Staffing Services, LLC & Staffing 360 Solutions, Inc.

On December 5, 2019, former owner of Key Resources, Inc. (“KRI”), Pamela D. Whitaker (“Whitaker”, “Plaintiff”), filed a complaint in Guilford County, North Carolina (the “North Carolina Action”) asserting claims for breach of contract and declaratory judgment against Monroe Staffing Services LLC (“Monroe”) and the Company (the “Defendants” arising out of the alleged non-payment of certain earn-out payments and interest purportedly due under a Share Purchase Agreement pursuant to which Whitaker sold all issued and outstanding shares in her staffing agency, KRI to Monroe in August 2018. Whitaker is seeking $4,054,000 in alleged damages.

Defendants removed the action to the Middle District of North Carolina on January 7, 2020, and Plaintiff moved to remand on February 4, 2020. Briefing on the motion to remand concluded on February 24, 2020. Separately, Defendants moved to dismiss the action on January 14, 2020 based on Plaintiff’s failure to state a claim, improper venue, and lack of personal jurisdiction as to defendant Staffing 360 Solutions, Inc. Alternatively, Defendants sought a transfer of the action to the Southern District of New York, based on the plain language of the Share Purchase Agreement’s forum selection clause. Briefing on Defendants’ motion to dismiss concluded on February 18, 2020. On February 28, 2020, Plaintiff moved for leave to file an amended complaint. Defendants filed their opposition to the motion for leave on March 19, 2020. Plaintiff has filed a reply.

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On June 29, 2020, Magistrate Judge Webster issued a Report and Recommendation on the pending motions, recommending that Defendants’ motion to dismiss be granted with regard to Defendants’ request to transfer the matter to the Southern District of New York, and denied in all other regards without prejudice to Defendants raising those arguments again in the new forum. Magistrate Judge Webster also recommended that Plaintiff’s motion to remand be denied and motion to amend be left to the discretion of the Southern District of New York.

Plaintiff filed an objection to the Report and Recommendation on July 9, 2020. Defendants responded on July 23, 2020. A decision regarding Plaintiff’s objection, and whether the District Court will accept Magistrate Judge Webster’s recommendations on the motions remains pending.

Separately, on February 26, 2020, the Company and Monroe filed an action against Whitaker in the United States District Court for the Southern District of New York (Case No. 1:20-cv-01716) (the “New York Action”). The New York Action concerns claims for breach of contract and fraudulent inducement arising from various misrepresentations made by Whitaker to the Company and Monroe in advance of, and included in, the share purchase agreement. The Company and Monroe are seeking damages in an amount to be determined at trial but in no event less than $6 million. On April 28, 2020, Whitaker filed a motion to dismiss the New York Action on both procedural and substantive grounds. On June 11, 2020, Monroe and the Company filed their opposition to Whitaker’s motion to dismiss. On July 9, 2020 Whitaker filed reply papers in further support of the motion.

On October 13, 2020, the Court denied Whitaker’s motion to dismiss, in part, and granted the motion, in part. The Court rejected Whitaker’s procedural arguments, but granted the motion on substantive grounds. However, the Court ordered that Monroe and the Company may seek leave to amend the complaint by letter application by December 1, 2020. Monroe and the Company filed a letter of motion for leave to amend and a proposed Amended Complaint on December 1, 2020. On January 5, 2021, Whitaker filed an opposition to the letter motion. On January 25, 2021, Monroe and the Company filed a reply in further support of the letter motion. A decision on the motion remains pending.

Monroe and the Company intend to pursue their claims vigorously.

As of the date of this filing, we are not aware of any other material legal proceedings to which we or any of our subsidiaries is a party or to which any of our property is subject, other than as disclosed above.

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MANAGEMENT

The following table sets forth information regarding our executive officers and the members of our board of directors.

Name and Address	Age	Positions
Brendan Flood	55	Chairman, Chief Executive Officer, President and Director
Khalid Anwar	57	Senior Vice President of Corporate Finance (Principal Financial Officer and Principal Accounting Officer)
Alicia Barker	50	Chief Operating Officer, Executive Vice President and Director
Dimitri Villard	77	Director
Jeff Grout	67	Director
Nicholas Florio	56	Director

Brendan Flood, Chairman, Chief Executive Officer, President and Director. Mr. Flood has been the Chairman or Executive Chairman and a Director of the Company since January 7, 2014. He assumed the role of Chairman and Chief Executive Officer (“CEO”) on December 19, 2017 and has been in the staffing industry for over 20 years. Mr. Flood joined the Company upon the sale of his business, Initio International Holdings Limited (“Initio”), on January 3, 2014, where he was the chairman and chief executive officer, to the Company. He acquired Initio as part of a management buy-out, which he led, in January 2010. Prior to Initio, Mr. Flood worked in several staffing companies including Hudson Global Resources Inc. (“Hudson Global Resources”), which he brought to the Nasdaq National Market on April 1, 2003, as a spin-off from Monsterworldwide Inc. (“Monsterworldwide”). His experience while at Monsterworldwide included numerous M&A transactions, operational management in both London and New York, and various senior financial roles. Mr. Flood graduated from Dublin City University in Ireland with a Bachelor of Arts Degree in Accounting and Finance. Mr. Flood’s strong financial background and years of experience at major staffing firms like Monsterworldwide and Hudson Global Resources qualifies him to be the President and Chief Executive Officer and Chairman of the Board of Directors given the Company’s core business in the staffing industry.

Khalid Anwar, Senior Vice President of Corporate Finance. Mr. Anwar joined the Company in February 2020 as Senior Vice President of Corporate Finance. Since December 15, 2020, he has served as the Company’s principal financial officer and principal accounting officer. Mr. Anwar has more than 20 years of experience in finance leadership roles in a variety of industries ranging in size from $20 billion to startups. From 2015 to 2019 he was the Executive, Financial Planning and Analysis, for Element Solutions Inc., a specialty chemicals company. From 2011 to 2015 he was the Chief Financial Officer of Pemco Holdings, an investor/operator of turnkey energy programs. He has an MBA from Booth School of Business at The University of Chicago and is a CPA.

Alicia Barker, Chief Operating Officer, Executive Vice President and Director. Alicia Barker has served as a Director of the Company since April 2018 and Executive Vice President and Chief Operating Officer since July 2018. Ms. Barker brings over two decades of extensive human resources, communication and operational expertise to her role. From July 2016 to July 2018, she served as principal and owner of Act II Consulting, providing human resources consulting and professional coaching services to individuals and corporations. From May 2014 to May 2016, Ms. Barker served as senior vice president, Human Resources at Barker, a full-service advertising agency where she led talent procurement and executive development. She also previously served on the executive team as vice president, Human Resources at Hudson North America, a global talent solutions company, as vice president, Human Resources, at Grey Group, a global advertising and marketing agency, and before that, as Human Resources Director at Icon/Nicholson, which designs, develops, and produces prepackaged computer software. Over the past several years, Ms. Barker has held positions on not for profit boards in her local community. Ms. Barker was also solicited to be the Campaign Manager for the Mayoral Campaign in the town of Westfield, NJ during the 2018 election. Ms. Barker’s educational background includes a major in Communications, a SHRM-CP Certification in HR and a Professional Coaching Certification. Ms. Barker’s extensive human resources expertise qualifies her to be a director of the Company.

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Dimitri Villard, Director. Dimitri Villard has been a Director of the Company since July 2012. Mr. Villard was chairman and chief executive officer of Peer Media Technologies, Inc., a public company Internet technology business, from February 2009 to December 2012. Peer Media Technologies, Inc. changed its name from ARTISTdirect, Inc. in May 2010. Prior to that, Mr. Villard served as interim chief executive officer from March 6, 2008 and as a director from January 2005 until 2012. Mr. Villard has also served as president and a director of Pivotal BioSciences, Inc., a biotechnology company, from September 1998 to August 2018. In addition, since January 1982, he has served as president and director of Byzantine Productions, Inc. Previously, Mr. Villard was a director at the investment banking firm of SG Cowen and affiliated entities, a position he held from January 1997 to July 1999. From 2004 to 2008, Mr. Villard served as chairman of the board of directors of Dax Solutions, Inc., an entertainment industry digital asset management venture, and from July 2012 until September 2013, he was a member of the board of directors of The Grilled Cheese Truck Company, a public company. He is also a member of the executive committee of the Los Angeles chapter of the Tech Coast Angels, a private venture capital group. Mr. Villard received a Bachelor of Arts from Harvard University and a Master of Science degree from China International Medical University. He is the Chairman of the Company’s Nominating and Corporate Governance Committee and also serves on the Compensation and Human Resources Committee and on the Audit Committee. Mr. Villard’s experience as an officer and/or director of several public companies, as well as an investment banker, qualifies him to be a Director of the Company.

Jeff Grout, Director. Jeff Grout has been a Director of the Company since February 2014. He is a successful business speaker, consultant and coach. From 1980 to 2001, he served as U.K. managing director of Robert Half International, a leading international recruitment consultancy, and business manager to Sir Clive Woodward, head coach of the England Rugby Team. From 2001, Mr. Grout has been an independent business consultant specializing in leadership, people management, team building, peak performance, recruitment and retention issues. He has spoken at Henley Business School, Ashridge Management College, Cardiff Business School and the Danish Centre for Leadership, and his clients include Amazon, Deloitte, LinkedIn, British Airways, Barclays, Ernst & Young, Virgin, etc. He holds several corporate advisory and executive coaching appointments and is also a successful business author. Mr. Grout has written books on leadership, recruitment, career success, the psychology of peak performance and his police detective father’s first murder case. His eighth book entitled “What You Need to Know about Leadership” was published in May 2011. Mr. Grout holds a Bachelor of Science (Economics) Degree from the London School of Economics and Political Science. Mr. Grout brings valuable operational experience within the staffing industry having grown the U.K. business of Robert Half International from $1 million to $100 million in sales and from 12 to 365 employees. He also identified and integrated several acquisitions of staffing businesses in the U.K. and continental Europe. He is the Chairman of the Company’s Compensation and Human Resources Committee and serves on the Nominating and Corporate Governance Committee and on the Audit Committee. Mr. Grout’s extensive staffing industry experience, including his role as former Managing Director of Robert Half International, qualifies him to be a director of the Company.

Nicholas Florio, Director. Nicholas Florio has been a Director of the Company since May 2014. Mr. Florio provides business consulting and financial advice to a variety of closely held private businesses. He is a retired audit and accounting partner for Citrin Cooperman & Company, LLP (“Citrin Cooperman”). Mr. Florio has been with Citrin Cooperman for over 25 years. He currently serves as a consultant with Citrin Cooperman. With over 30 years of experience in the staffing and employment arena, Mr. Florio served as the practice leader of Citrin Cooperman’s employment and staffing area. Mr. Florio’s experience in this area included providing advice on corporate structuring; design of stock incentive and deferred compensation plans; merger and acquisition due diligence and consulting; among general business and tax advice. He was also a member of the board of directors of both the New York Staffing Association (“NYSA”) and New Jersey Staffing Association and was the president of the Industry Partner Group of NYSA for over 20 years. Prior to his retirement Mr. Florio was also a long-standing member of the Citrin Cooperman’s executive committee. A graduate of Pace University, Mr. Florio is a member of the New York State Society of Certified Public Accountants as well as the American Institute of CPAs. He is the Chairman of the Company’s Audit Committee and serves on the Nominating and Corporate Governance Committee and on the Compensation and Human Resources Committee. Mr. Florio’s acute knowledge of financial and accounting matters, with an emphasis in the staffing industry through his role as audit and accounting partner for Citrin Cooperman, qualifies him to be a director of the Company.

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Independence of Directors

In determining the independence of our directors, the Board applied the definition of “independent director” provided under the listing rules of The Nasdaq Stock Market LLC. Under the Nasdaq Stock Market LLC, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. After considering all relevant facts and circumstances, the Board has determined that each of Messrs. Villard, Florio and Grout are independent within the definition of independence under the Nasdaq Stock Market LLC rules. Our Board has determined that Mr. Flood and Ms. Barker are not independent directors. In making this determination, the Board considered, among other things, (i) relationships and transactions involving directors or their affiliates or immediate family members and (ii) other relationships and transactions involving directors or their affiliates or immediate family members that did not rise to the level of requiring such disclosure, of which there were none.

Board Committees

Our Board currently has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation and Human Resources Committee, each of which is described below. All standing committees operate under a charter that has been approved by the Board.

Audit Committee. Our Audit Committee is composed of Messrs. Nicholas Florio (Chairman), Dimitri Villard and Jeff Grout. Our Board has determined that each member of our Audit Committee is an independent director under current Nasdaq Stock Market LLC rules and Rule 10A-3 under the Exchange Act, and that each of the members of the Audit Committee is financially sophisticated and is able to read and understand our financial statements. Our Board has also determined that Mr. Florio qualifies as an Audit Committee ‘‘financial expert’’ as defined in Item 407(d)(5) of Regulation S-K and that he has accounting or related financial management expertise as required under the applicable Nasdaq Stock Market LLC rules.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is composed of Messrs. Dimitri Villard (Chairman), Nicholas Florio and Jeff Grout. Our Board has determined that each member of our Nominating and Corporate Governance Committee qualifies as an “independent” member of the Board as defined by the rules and regulations of the SEC and Nasdaq Stock Market LLC.

Compensation and Human Resources Committee. Our Compensation and Human Resources Committee is composed of Messrs. Jeff Grout (Chairman), Dimitri Villard and Nicholas Florio. Our Board has determined that each member of the Compensation and Human Resources Committee (i) meets the definition of “independence” under the rules and regulations of the SEC and Nasdaq Stock Market LLC and (ii) is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

Involvement in Certain Legal Proceedings

There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers, or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

Family Relationships

We have no family relationships amongst our directors and executive officers.

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EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation Overview

The compensation program for our executive officers, as presented in the Summary Compensation Table below, is administered by our Board and the Compensation and Human Resources Committee of our Board. The intent of our compensation program is to align our executives’ interests with those of our stockholders, while providing reasonable and competitive compensation.

The purpose of this Executive Compensation discussion is to provide information about the material elements of compensation that we pay or award to, or that is earned by: (i) the individuals who served as our principal executive officer during fiscal 2020; (ii) our two most highly compensated executive officers, other than the individuals who served as our principal executive officer, who were serving as executive officers, as determined in accordance with the rules and regulations promulgated by the SEC, as of January 2, 2021, with compensation during fiscal year 2020 of $100,000 or more; and (iii) an additional individual for whom disclosure would have been provided pursuant to clause (ii) but for the fact that such individuals were not serving as executive officers on January 2, 2021. We refer to these individuals as our “named executive officers.” For 2020, our named executive officers and the positions in which they served are:

●	Brendan Flood, our Chairman and Chief Executive Officer;

●	Sharnika Viswakula, our former Senior Vice President, Secretary, Treasurer and Corporate Controller;

●	Khalid Anwar, our Senior Vice President of Corporate Finance; and

●	Alicia Barker, our Chief Operating Officer.

The named executive officers, including our Chief Executive Officer, do not participate in any part of the process of reviewing and setting their own compensation levels. The Chief Executive Officer acts in an advisory capacity in setting compensation for executives other than himself and defers to the decisions of the Compensation and Human Resources Committee.

For 2020, the compensation of our named executive officers consisted of salary, an annual cash bonus and equity awards, as well as benefits such as medical coverage, life insurance and 401(k) contributions.

All amounts presented in this section are in whole dollar amounts. All compensation amounts presented in British pounds have been translated using the foreign currency average exchange rates, unless otherwise indicated.

Compensation of Executive Officers

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our named executive officers in respect of their services to us for the year ended January 2, 2021 and, where applicable, December 28, 2019.

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Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Brendan Flood	Fiscal 2020	359,532	—	369,000	36,377	764,909
Chairman and Chief Executive Officer	Fiscal 2019	357,202	135,144	—	33,350	525,696
Sharnika Viswakula (3)	Fiscal 2020	191,689	—	3,075	5,907	200,671
Former Senior Vice President, Secretary, Treasurer and Corporate Controller	Fiscal 2019	175,000	46,298	—	13,503	234,801
Khalid Anwar (4)	Fiscal 2020	103,841	—	3,075	—	106,916
Senior Vice President of Corporate Finance	Fiscal 2019	—	—	—	—	—
Alicia Barker	Fiscal 2020	254,803	—	3,640	17,400	275,843
Chief Operating Officer	Fiscal 2019	251,471	92,883	8,246	19,171	371,771

(1) Represents the amount recognized for financial statement reporting purposes in accordance with ASC Topic 718. Stock awards vest in full on the third anniversary of the grant date, and the value of stock award is based upon the fair value of the award at issuance over the vesting term on a straight-line basis. The fair value of the award is calculated by multiplying the number of restricted shares by the Company’s stock price on the date of issuance. The valuation assumptions used in calculating the value of stock awards is set forth in Note 12 to our audited consolidated financial statements included in this prospectus.

On October 27, 2020, Mr. Flood, Ms. Viswakula and Mr. Anwar were issued 300,000, 2,500 and 2,500 shares, respectively at $1.23 per share. On January 7, 2020, September 25, 2020 and October 1, 2020, Ms. Barker was issued 1,400 shares at $0.85 per share, 2,800 shares at $0.56 per share and 1,400 shares at $0.63 per share, respectively. On January 7, 2019, April 4,2019, July 2, 2019 and November 18, 2019, Ms. Barker was issued 1,400 shares at $1.79 per share, 1,400 shares at $1.58 per share, 1,400 shares at $1.71 per share and 1,400 shares at $0.84 per share, respectively.

(2) Includes vacation pay, car allowance, 401(k) match, pensions and life insurance premiums.

(3) Ms. Viswakula’s employment with the company ceased as of December 15, 2020.

(4) Mr. Anwar became our Senior Vice President of Corporate Finance on June 29, 2020. He has served as our principal financial officer and principal accounting officer, effective as of December 15, 2020.

Employment Agreements

The Flood Employment Agreement

On January 3, 2014, in connection with our acquisition of Initio, we entered into a services agreement (the “Flood Employment Agreement”) with Brendan Flood. Pursuant to the Flood Employment Agreement, Mr. Flood initially served as Executive Chairman of the Board. Mr. Flood was initially paid a salary of £192,000 per annum, less statutory deductions, plus other benefits including reimbursement for reasonable expenses, paid vacation and insurance coverage for his roles with both the Company and our U.K. subsidiary. Under the Flood Employment Agreement, Mr. Flood’s salary is required to be adjusted (but not decreased) annually in connection with the CPI Adjustment (as defined in the Flood Employment Agreement). Mr. Flood is also entitled to an annual bonus of up to 50% of his annual base salary based reaching certain financial milestones. Additionally, Mr. Flood was entitled to a gross profit appreciation participation, which entitled the participants to 10% of Initio’s “Excess Gross Profit,” which is defined as the increase in Initio gross profits in excess of 120% of the base year’s gross profit, up to $400,000. Mr. Flood’s participating level was 62.5%. On May 29, 2015, the Gross Profit Appreciation Bonus associated with this employment agreement was converted into 1,039,380 shares of Series A Preferred Stock. On January 8, 2021, all of his Series A Preferred Stock were converted into 27,024 shares of our common stock.

The Flood Employment Agreement had an initial term of five years and automatically renews thereafter unless 12 months’ written notice is provided by either party. It also includes customary non-compete/solicitation language for a period of 12 months after termination of employment, and in the event of a change in control, we may request that Mr. Flood continue employment with the new control entity. In December 2017, upon the reorganization of the Company and departure of Mr. Briand, Mr. Flood’s title was changed to Chairman and he assumed the roles of Chief Executive Officer and President of the Company. On January 1, 2018 the Company increased his salary by the CPI Adjustment. On January 1, 2019 and on January 1, 2020, Mr. Flood was eligible for a CPI salary adjustment and chose to waive this adjustment. All other terms of the Flood Employment Agreement remained unchanged.

The Barker Employment Agreement

We entered into an employment agreement with Alicia Barker that appointed her as our Chief Operating Officer effective July 1, 2018 (the “Barker Employment Agreement”). Ms. Barker also serves as a member of our Board and receives stock compensation for her service as a member of the Board.

Under the terms of the Barker Employment Agreement, Ms. Barker currently receives an annual base salary of $250,000 and is entitled to receive an annual performance bonus of up to 75% of her base salary based on the achievement of certain performance metrics. Ms. Barker’s base salary is required to be reviewed by the Board on an annual basis and may be increased, but not decreased, in its sole discretion. Ms. Barker is also entitled to reimbursement of certain out-of-pocket expenses incurred in connection with her services to the Company and to participate in the benefit plans generally made available to other executives of the Company.

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In the event Ms. Barker is terminated without cause or for good reason (as such terms are defined in the Barker Employment Agreement), she is entitled to receive (subject to certain requirements, including signing a general release of claims): (i) any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through her termination date; (ii) severance pay in an amount equal to 12 months’ base salary; and (iii) any earned but unpaid performance bonus. In the event Ms. Barker is terminated for cause or without good reason, she is only entitled to receive any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through her termination date.

The Barker Employment Agreement also contains customary confidentiality, non-solicitation and non-disparagement clauses.

The Anwar Employment Agreement

We entered into an employment agreement with Khalid Anwar that appointed him as our Senior Vice President, Corporate Finance effective June 29, 2020 (the “Anwar Employment Agreement”).

Under the terms of the Anwar Employment Agreement, Mr. Anwar currently receives an annual base salary of $200,000 and is entitled to receive an annual performance bonus of up to 50% of his base salary based on the achievement of certain performance metrics. The Anwar Employment Agreement will automatically renew for successive one-year terms after the initial employment term unless terminated by either party upon written notice provided not less than three months before the end of the initial term or renewal term. Mr. Anwar is also entitled to reimbursement of certain out-of-pocket expenses incurred in connection with his services to the Company and to participate in the benefit plans generally made available to other executives of the Company.

In the event Mr. Anwar is terminated without cause or for good reason (as such terms are defined in the Anwar Employment Agreement), he is entitled to receive (subject to certain requirements, including signing a general release of claims) (i) any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through his termination date and (ii) any earned but unpaid performance bonus. In the event Mr. Anwar is terminated for cause or without good reason, he is only entitled to receive any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through her termination date.

The Anwar Employment Agreement also contains customary confidentiality, non-solicitation and non-disparagement clauses.

The Viswakula Employment Agreement

We entered into an employment agreement with Sharnika Viswakula that appointed her as our Corporate Controller effective November 7, 2016 (the “Viswakula Employment Agreement”).

Under the terms of the Viswakula Employment Agreement, Ms. Viswakula received an annual base salary of $170,000 and was entitled to receive an annual performance bonus of up to 35% of her base salary based on the achievement of certain performance metrics. In addition, Ms. Viswakula received 25,000 restricted shares, vesting 50% on her 1st anniversary and 50% on her 2nd anniversary. Ms. Viswakula was also entitled to reimbursement of certain out-of-pocket expenses incurred in connection with her services to the Company and to participate in the benefit plans generally made available to other executives of the Company. On December 31, 2019, upon her appointment of Ms. Viswakula as our principal financial officer and principal accounting officer, her salary was increased to $190,000. In addition, on April 20, 2020, her salary was increased to $200,000. On December 15, 2020 Ms. Viswakula, tendered her resignation from all positions with the Company. Upon her resignation, the Viswakula Employment Agreement was terminated.

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Outstanding Equity Awards at January 2, 2021

The following table sets forth information concerning the outstanding equity awards for each named executive as of January 2, 2021.

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date
	Option awards
Brendan Flood(1)	6,600	(1)	—	6,600	$100.00	01/07/2024
	3,000	(2)	—	3,000	50.00	03/01/2025
	9,600	(3)	—	9,600	6.75	02/28/2027
Sharnika Viswakula	—		—	—	—	—
Khalid Anwar
Alicia Barker	—		—	—	—	—

(1) These options are fully vested, were issued pursuant to the 2014 Equity Incentive Plan and are exercisable for a period of 10 years from the date of grant.

(2) These options are fully vested, were issued pursuant to the 2015 Equity Incentive Plan and are exercisable for a period of 10 years from the date of grant.

(3) These options are fully vested, were issued pursuant to the 2016 Equity Incentive Plan and are exercisable for a period of 10 years from the date of grant.

Employee Benefits Plans

We currently provide broad-based health and welfare benefits that are available to all of our employees, including our named executive officers, including medical, dental, vision, life and disability insurance. In addition, we maintain a 401(k) plan, under which eligible employees may elect to defer their current eligible compensation, subject to the limits imposed by the Internal Revenue Code. The 401(k) plan also provides that we will make company matching contributions equal to 100% of each employee’s elective deferrals up to 3% of base salary, plus 50% of each employee’s elective deferrals between 3% and 5% of base salary. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.

Compensation of Directors

The following table provides compensation information for the year ended January 2, 2021 for each member of our Board during the fiscal year ended January 2, 2021:

	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Brendan Flood(2)	—	—	—
Dimitri Villard(3)	75,000	3,640	78,640
Jeff Grout(4)	75,000	3,640	78,640
Nicholas Florio(5)	75,000	3,640	78,640
Alicia Barker(6)	—	3,640	—

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(1) We account for stock-based instruments issued to employees in accordance with ASC Topic 718. Stock awards vest in full on the third anniversary of the grant date, and the value of stock award is based upon the fair value of the award at issuance over the vesting term on a straight-line basis. The fair value of the award is calculated by multiplying the number of restricted shares by our stock price on the date of issuance. The valuation assumptions used in calculating the value of stock awards is set forth in Note 12 to our audited consolidated financial statements included in this prospectus. We issued these shares under our 2015 Omnibus Incentive Plan and 2016 Omnibus Incentive Plan, whereby these shares vest on the third anniversary of the date of grant. A nonemployee who sits on the Board and is compensated by us solely for the individual’s role as a director will be treated as an employee under ASC 718.

On January 7, 2020, September 25, 2020 and October 1, 2020, Mr. Villard, Mr. Grout, Mr. Florio and Ms. Barker were each issued 1,400 shares at $0.85 per share, 2,800 shares at $0.56 per share and 1,400 shares at $0.63 per share, respectively.

(2) Mr. Flood does not receive any compensation for his service as a director. For information concerning Mr. Flood’s compensation as our President and Chief Executive Officer, please see “Compensation of Executive Officers—Summary Compensation Table.” As of January 2, 2021, Mr. Flood had outstanding stock awards of 695,512 shares of common stock and outstanding options representing the right to purchase 19,200 shares of common stock, none of which were received in return for his services as a Board or committee member.

(3) In May 2014, Mr. Villard was named the Chairman of the Nominating and Corporate Governance Committee and was named as a member of the Audit Committee and of the Compensation and Human Resources Committee. As a member of our Board, Mr. Villard receives an annual payment of $75,000, effective April 1, 2017, payable in monthly installments of $6,250. In addition, for his services as a Board and committee member, Mr. Villard receives 1,400 shares of restricted common stock per quarter. During fiscal 2019, Mr. Villard received 5,600 restricted common shares valued at $3,640 for his services as a Board and committee member. As of January 2, 2021, Mr. Villard had outstanding stock awards of 41,950 shares of common stock and outstanding options representing the right to purchase 1,000 shares of common stock.

(4) In February 2014, Mr. Grout was named the Chairman of the Compensation and Human Resources Committee and was also named as a member of the Nominating and Corporate Governance Committee. In June 2015, Mr. Grout was also named as a member of the Audit Committee. As a member of our Board, Mr. Grout receives an annual payment of $75,000, effective April 1, 2017, payable in monthly installments of $6,250. In addition, for his services as a Board and committee member, Mr. Grout receives 1,400 shares of restricted common stock per quarter. During fiscal 2020 Mr. Grout received 5,600 restricted common shares valued at $3,640 for his service as a Board and committee member. As of January 2, 2021, Mr. Grout had outstanding stock awards of 42,534 shares of common stock and outstanding options representing the right to purchase 1,000 shares of common stock.

(5) In May 2014, Mr. Florio was named the Chairman of the Audit Committee and was also named as a member of the Nominating and Corporate Governance Committee and of the Compensation and Human Resources Committee. As a member of our Board, Mr. Florio receives an annual payment of $75,000, effective April 1, 2017, payable in monthly installments of $6,250. At the request of Mr. Florio, all cash payments, common stock issuances and stock option issuances have been made in the name of Citrin Cooperman & Company, LLP. In addition, for his services as a Board and committee member, Mr. Florio receives 1,400 shares of restricted common stock per quarter. During fiscal 2020, Mr. Florio received 5,600 restricted common shares valued at $3,640 for his services as a Board and committee member. As of January 2, 2021, Mr. Florio, in the name of Citrin Cooperman, had outstanding stock awards of 43,099 shares of common stock and outstanding options representing the right to purchase 1,000 shares of common stock.

(6) As a non-independent director, Ms. Barker receives equity compensation but is not entitled to cash compensation for services as a director. For her services as a director, Ms. Barker receives 1,400 shares of restricted common stock per quarter. During fiscal 2020, Ms. Barker received 5,600 restricted common shares valued at $3,640 for her services as a Board member. For information concerning Ms. Barker’s compensation as our Chief Operating Officer, please see “Executive and Director Compensation—Summary Compensation Table.” As of January 2, 2021, Ms. Barker had outstanding stock awards of 55,400 shares of common stock and outstanding options representing the right to purchase 0 shares of common stock.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of January 2, 2021 about the common stock that may be issued upon the exercise of outstanding options, warrants and rights under our equity compensation plans:

Plan Category	Number of securities to be issued upon exercising outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	43,400	$6.75	740,321
Equity compensation plans not approved by security holders(1)	33,100	$50.00	0

(1) At January 2, 2021, the Company had two equity compensation plans (2014 Equity Incentive Plan and 2015 Omnibus Incentive Plan) not approved by security holders, which are more fully described below.

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2014 Equity Incentive Plan

On January 28, 2014, our Board adopted the 2014 Equity Incentive Plan (the “2014 Plan”). Under the 2014 Plan, we may grant options to employees, directors, senior management of the Company and, under certain circumstances, consultants. The purpose of the 2014 Plan is to secure and retain the services of the group of persons eligible to receive option awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of our Company and its affiliates. A maximum of 50,000 shares of common stock has been reserved for issuance under the 2014 Plan. The 2014 Plan expires on January 28, 2024. As of January 2, 2021, the Company had issued 50,000 options and shares of common stock pursuant to the 2015 Plan and therefore there are no remaining shares eligible to be issued under the 2014 Plan.

The authority to administer the 2014 Plan currently resides with the Compensation and Human Resources Committee. They have the power to determine which persons eligible under the 2014 Plan will be granted option awards.

2015 Omnibus Incentive Plan

On September 23, 2015, our Board adopted the 2015 Omnibus Incentive Plan (the “2015 Plan”). Under the 2015 Plan, the Company may grant options to employees, directors, senior management of the Company and, under certain circumstances, consultants. The purpose of the 2015 Plan is to retain the services of the group of persons eligible to receive option awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the company and its affiliates.

The 2015 Plan provides for an aggregate of 90,000 shares of common stock to be available for awards. The number of shares available for grant pursuant to awards under the 2015 Plan is referred to as the “Available Shares”. If an award is forfeited, canceled, or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. However, shares that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will not be available for re-grant under the 2015 Plan.

The 2015 Plan has a term of ten years and no further awards may be granted under the 2015 Plan after that date. As of January 2, 2021, we had issued 90,000 in options and shares of common stock and had 0 unissued securities remaining under this plan.

2016 Omnibus Incentive Plan

On October 25, 2016, our Board adopted the 2016 Omnibus Incentive Plan (the “2016 Plan”) to, among other things, attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. On January 26, 2017, our stockholders approved the 2016 Plan, pursuant to which 500,000 shares of our common stock were reserved for issuance under stock and stock option awards. On May 30, 2018, our stockholders approved an amendment to the 2016 Plan to increase the total number of shares reserved for issuance under the 2016 Plan to 1,250,000 shares of our common stock. As of January 2, 2021, we had issued 1,234,276 shares and options to purchase shares of common stock pursuant to the 2016 Plan and therefore has 15,724 shares remaining under the 2016 Plan. The Compensation and Human Resources Committee administers the 2016 Plan. No stock options were granted in Fiscal 2020 and Fiscal 2019.

2019 Performance Unit Grants

In January 2019, the Board approved the 2019 Performance Unit Grants (the “2019 Performance Grants”). The Board granted 310,000 units to adequately motivate the participants and drive performance as of January 2, 2021. Units vest upon the following:

●	50% upon the employee being in good standing on December 31, 2020; and

●	50% upon the average share price of the Company’s common stock during the 90-day period leading up to December 31, 2020, based upon the following Vesting Rate table:

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Average 90-day Price	Vesting Rate
<$8 per share	0
>$8 per share	Pro-rated
>=$12 per share	Full Vesting

A fair valuation of the 2019 Performance Grants has not been completed; however, it is not expected to be material.

2020 Omnibus Incentive Plan

On June 30, 2020, the Board approved the 2020 Omnibus Incentive Plan (the “2020 Plan”) pursuant to which we may grant equity incentive awards to key employees, key contractors, and non-employee directors of the Company. The 2020 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly or in combination, and that may be paid in cash, shares of our common stock, or a combination of cash and common stock. A total of 750,000 shares of common stock are reserved for grant under the 2020 Plan, plus any Prior Plan Awards (as defined in the 2020 Plan), subject to adjustment in certain circumstances to prevent dilution or enlargement. On September 29, 2020, our stockholders approved the 2020 Plan. As of January 2, 2021, we had issued 31,003 shares and options to purchase shares of common stock pursuant to the 2020 Plan, and therefore, has 718,997 shares remaining under the 2020 Plan. The Compensation and Human Resources Committee administers the 2020 Plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons.

Pursuant to our Audit Committee charter, our Audit Committee is responsible for reviewing and approving all related party transactions, including those required to be disclosed as a “related party transaction” under applicable federal securities laws. The Audit Committee has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Audit Committee, the Company expects that the Audit Committee would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Audit Committee would only approve a related party transaction that was in the best interests of, and fair to, the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Transactions with Related Persons.

On August 27, 2018, Company entered into a First Omnibus Amendment, Joinder and Reaffirmation Agreement with Jackson, a significant stockholder of the Company, pursuant to which the Existing Note Purchase Agreement was amended to make a new senior debt investment of approximately $8,428,000 in the Company in exchange for a senior secured note in the principal amount of approximately $8,428,000 (the “2018 Jackson Note”). Terms of the additional investment were the same as the 2017 Jackson Note. From the proceed of this additional investment, the Company paid a closing fee of $280,000 and legal fees of $39,000 and issued 192,000 shares of the Company’s common stock as a closing commitment fee.

In connection with the additional investment, the Company entered into Amendment No. 1 to Amended and Restated Warrant Agreement (“Warrant Amendment”) with Jackson. The Warrant Amendment amended that certain Amended and Restated Warrant Agreement with Jackson, dated as of April 25, 2018 (the “Warrant Agreement” and such warrant issued thereunder, the “Warrant”), to reduce the exercise price of the Warrant from $5.00 per share to $3.50 per share.

During the Company’s fiscal year ending 2018, the Company paid $0 of principal and $5,055,515 in interest pursuant to such term loan. In November 2018, the remaining outstanding amount under the Term Loan was converted into preferred equity under the Debt Exchange Agreement (as defined below).

On November 15, 2018, the Company, entered into a Debt Exchange Agreement (the “Debt Exchange Agreement”) with Jackson, pursuant to which, among other things, Jackson agreed to exchange $13,000,000 of indebtedness of the Company held by Jackson in exchange for 13,000 shares of a newly created class of preferred stock designated as the Series E Preferred Stock.

In connection with the Debt Exchange Agreement, Jackson and the Company entered into Amendment No. 2 to the Warrant Agreement to reduce the exercise price of the Warrant from $3.50 per share to $1.66 per share and extend the period within which the Warrant may be exercised from January 26, 2022 to January 26, 2024.

On August 29, 2019, the Company entered into a Fourth Omnibus Amendment and Reaffirmation Agreement with Jackson, as lender, which, among other things, amends the 2018 Jackson Note. Pursuant to this agreement, the Company issued and sold to Jackson a 18% Senior Secured Note due December 31, 2019 in the aggregate principal amount of $2,538,000. All accrued and unpaid interest on the outstanding principal balance of this term note was due and payable monthly on the first day of each month, beginning on October 1, 2019. Pursuant to the terms of this note, if this note is not repaid by December 31, 2019, the Company was required to issue 100,000 shares of its common stock to Jackson on a monthly basis until this term note is fully repaid, subject to certain exceptions to comply with Nasdaq Stock Market, LLC listing standards. The Company repaid the principal amount of this term note on May 20, 2020, and through that date had issued 500,000 shares of its common stock to Jackson.

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On October 26, 2020, the Company entered into the Amended Note Purchase Agreement and the Jackson Note, with Jackson, which amended and restated Existing Note Purchase Agreement. The Amended Note Purchase Agreement refinanced an aggregate of $35.7 million of debt provided by Jackson pursuant to the Existing Note Purchase Agreement and a Senior Secured 12% Promissory Note. In connection with the amendment and restatement, we paid Jackson an amendment fee of $488,000. As the date of this filing, $32,710,485 of principal is outstanding under the Jackson Note. The Company used the proceeds from the December 2020 Public Offering and the December 2020 Registered Direct Offering to pay $3,029,309 in principal on the Jackson Note.

In connection with the entry into the Amended Note Purchase Agreement, we also amended the terms of Series E Preferred Stock. Under the amended terms, holders of Series E Preferred Stock are entitled to monthly cash dividends on our Series E Preferred Stock at an annual rate of 12%. At our option, up to 50% of the cash dividend on the Base Series E Preferred Stock may be paid in kind by adding such 50% portion to the outstanding liquidation value of the Base Series E Preferred Stock (the “PIK Dividend Payment”), commencing on October 26, 2020 and ending on October 25, 2022. If the PIK Dividend Payment is elected, a holder of Series E Preferred Stock is entitled to additional fee to be paid in shares of our common stock an amount equal to $10 divided by the average closing price, as reported by Nasdaq of such shares of common stock over the 5 trading days prior to the applicable monthly interest payment date. If such average market price is less than $0.50, or is otherwise undeterminable because such shares are no longer publicly traded or the closing price is no longer reported by Nasdaq, then the average closing price for these purposes shall be deemed to be $0.50, and if such average closing price is greater than $3.50 then the average closing price for these purposes shall be deemed to be $3.50. Dividends on the Series E-1 Preferred Stock may only be paid in cash. If we fail to make dividend payments on our Series E Preferred Stock, it will be an event of default under the Amended Note Purchase Agreement.

Under the terms of the Amendment, shares of Series E-1 Preferred Stock are convertible into our common stock at a conversion rate equal to the liquidation value of each share of Series E-1 Preferred Stock divided by $1.00 per share commencing October 31, 2020. Each share of Series E-1 Preferred Stock has a liquidation value of $1,000 per share. Our shares of Base Series E Preferred Stock will be also convertible into shares of our common stock after October 31, 2022. The conversion rate for our Base Series E Preferred Stock is equal to the liquidation value of each shares of Base Series E Preferred Stock divided by $1.00 per share. Each share of Base Series E Preferred Stock has a liquidation value of $1,000 per share.

The Company used the proceeds from the December 2020 Public Offering and the December 2020 Registered Direct Offering to pay $1,010,000 to redeem a portion of the Base Series E Preferred Stock.

On October 26, 2020, in connection with the entry into the Amended Note Purchase Agreement, we entered into Amendment No. 3 to the Warrant Agreement (the “Warrant”), with Jackson. Pursuant to Amendment No. 3, the exercise price of the Warrant was reduced from $1.66 per share to $1.00 per share and the term of the Warrant was extended to January 26, 2026.

On February 5, 2021, we entered into a Limited Consent and Waiver with Jackson whereby, among other things, Jackson agreed that we may use 75% of the proceeds from this offering to redeem a portion of the Jackson Note, which currently has an outstanding principal amount and accrued interest of $32,710,485, and 25% of the net proceeds from this offering to redeem a portion of our Base Series E Preferred Stock notwithstanding certain provisions of the certificate of designation for the Base Series E Preferred Stock that would have required us to use all the proceeds from this offering to redeem the Base Series E Preferred Stock. In addition, we also agreed in the Limited Consent and Waiver to additional limits on our ability to incur other indebtedness, including limits on advances under our revolving loan facility with MidCap Funding Trust. We also agreed that to the extent that any of our PPP Loans are forgiven after this offering, Jackson may convert the Base Series E Preferred Stock and Series E-1 Preferred Stock that remains outstanding into a secured note that is substantially similar to the Jackson Note.

Jackson also entered into a Limited Waiver and Agreement with us on February 5, 2021, whereby Jackson agreed that it would not convert any shares of the Base Series E Preferred Stock or Series E-1 Preferred Stock into shares of our common stock or exercise any warrants to purchase shares to the extent that doing so would cause the number of our authorized shares of common stock to be less than the number of shares being offered pursuant to this Prospectus. Jackson also waived any event of default under the Series E Certificate of Designation and the Jackson Note that would result from the Company having an insufficient number of authorized shares of common stock to honor conversions of the Base Series E Preferred Stock and exercise of Jackson’s warrants.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 4, 2021 for: (i) each of our directors; (ii) each of our named executive officers; (iii) all of our directors and executive officers as a group; and (iv) all persons, to our knowledge, that are the beneficial owners of more than 5% of the outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

Except as indicated in footnotes to this table, we believe each person named in this table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. Percentage ownership is based on 17,391,248 shares of common stock outstanding on February 4, 2021.

Beneficial Owner	Address	Common Stock Beneficially Owned(1)	Percent of Common Stock
Brendan Flood(2)	3 London Wall Buildings, London Wall, London, EC2M 5SY	714,712	4.1%
Khalid Anwar(3)	641 Lexington Avenue, Suite 2701 New York, NY 10022	30,000	*
Dimitri Villard(4)	8721 Santa Monica Blvd, Suite 100 Los Angeles, CA 90069	44,350	*
Jeff Grout(5)	3 London Wall Buildings, London Wall, London, EC2M 5SY	44,934	*
Nicholas Florio(6)	Citrin Cooperman & Company LLP 529 Fifth Avenue, NY, NY 10017	45,499	*
Alicia Barker(7)	641 Lexington Avenue, Suite 2701 New York, NY 10022	116,800	*
Directors and officers as a group of six persons		996,295	5.6%

Greater than 5% Holders:
Jackson Investment Group, LLC (8)	2655 Northwinds Parkway Alpharetta, GA 30009	15,071,204	49.6%
Iroquois Capital Management L.L.C. (9)	125 Park Avenue, 25th Floor, New York, NY 10017	1,331,298	7.7%

* Less than 1%.

(1) Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of February 4, 2021, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and other securities convertible into common stock exercisable within 60 days are deemed outstanding and held by the holder of such options or other securities for computing the percentage of outstanding common stock beneficially owned by such person but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2) Includes 695,512 shares of common stock owned and 19,200 options that are currently exercisable or may be exercised by Mr. Flood within 60 days of February 4, 2021

(3) Includes 22,500 shares issued for services and 7,500 shares in 2019 Performance Unit Grants.

(4) Includes 5,550 shares of common stock held personally by Mr. Villard and 37,800 shares held through Byzantine Productions, Inc., for which Mr. Villard is deemed the beneficial owner with sole voting and dispositive power over the securities held by the entity, and Mr. Villard holds options to purchase 1,000 shares.

(5) Mr. Grout owns 43,934 shares of common stock and holds options to purchase 1,000 shares of stock.

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(6) Includes 4,200 shares of common stock held personally by Mr. Florio and 40,299 shares of common stock and options to purchase 1,000 shares of common stock held in the name of Citrin Cooperman for which Mr. Florio is deemed the beneficial owner with sole voting and dispositive power over the securities held by the firm.

(7) Ms. Barker owns 116,800 shares of common stock, including 16,800 shares for her services as a board member, 40,000 shares issued as part of her employment agreement, 40,000 shares issued for services and 20,000 shares issued in 2019 performance unit grants.

(8) Includes 2,068,696 shares of common stock owned, 905,508 shares of common stock issuable upon the exercise of warrants with an exercise price of $1.00, 10,690,000 shares of common stock issuable upon conversion of 10,690 shares of Series E preferred stock, and 1,407,000 shares of common stock issuable upon conversion of 1,407 shares of Series E Preferred Stock. Does not give effect to the Limited Waiver and Agreement Jackson and we executed on February 5, 2021.

(9) Based on information contained in Schedule 13G filed on January 4, 2021. Reflects 1,331,298 shares of our common stock owned by Iroquois Master Fund Ltd. (“Iroquois Master Fund”). Mr. Richard Abbe shares authority and responsibility for the investments made on behalf of Iroquois Master Fund with Ms. Kimberly Page, each of whom is a director of the Iroquois Master Fund. As such, Mr. Abbe and Ms. Page may each be deemed to be the beneficial owner of all shares of common stock held by Iroquois Master Fund. Iroquois Capital Management L.L.C. is the investment advisor for Iroquois Master Fund, and Mr. Abbe is the President of Iroquois Capital. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by Iroquois Master Fund.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our common stock and pre-funded warrants to purchase shares of our common stock. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. We are also registering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants offered hereby.

Authorized Capital Stock

We have authorized 60,000,000 shares of capital stock, of which 40,000,000 are shares of common stock and 20,000,000 are shares of “blank check” preferred stock. On February 4, 2021, there were 17,391,248 shares of common stock, 10,690,000 shares of our Series E Preferred Stock, and 1,407 shares of our Series E-1 Preferred Stock issued and outstanding. We currently have 1,663,008 shares of preferred stock designated as Series A Preferred Stock, 200,000 shares of preferred stock designated as Series B Preferred Stock, 2,000,000 shares of preferred stock designated as Series C Preferred Stock, 13,000 shares of preferred stock designated as Series E Preferred Stock and 6,500 shares of preferred stock as Series E-1 Preferred Stock. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

The following is a summary of the material terms and provisions of our common stock that are being offered hereby. This summary is subject to and qualified in its entirety by our Certificate of Incorporation, any certificates of designation for our preferred stock, and the Bylaws, as may be amended from time to time, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Pursuant to the Certificate of Incorporation, the members of the Board are divided into three classes, designated Class I, Class II and Non-Classified. Class I or Class II directors shall be elected to hold office for a two-year term and until such directors’ respective successors shall be duly elected and qualified. Each member of the board of directors who is not assigned to either Class I or Class II, including such member’s respective successors shall be designated “Non-Classified Directors”, and shall, at each annual meeting of stockholders, be elected to serve for a term of one year and until such director’s successor shall be duly elected and qualified.

Our common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. At our Board’s discretion, we paid a quarterly cash dividend of $0.01 per share to holders of our common stock on February 28, 2019 and May 30, 2019. We are limited in our ability to pay dividends by certain of our existing agreements and the certificates of designations of our preferred stock. In particular, the Amended Note Purchase Agreement with Jackson prohibits payment of dividends on our common stock in cash. In addition, our Series E Certificate of Designation only permits us to pay a quarterly cash dividend of one cent per share of issued and outstanding common stock; provided, that such cash dividend does not exceed $100,000 in the aggregate per fiscal quarter. We may not pay such dividends if any events of default exist under our debt agreements or the Series E Certificate of Designation.

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

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Our common stock is listed on Nasdaq under the symbol “STAF.” The transfer agent and registrar for our common stock Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

As of February 4, 2021, we had 514 holders of record of our shares of common stock.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investors in this offering and filed as Exhibit 4.7 to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

The pre-funded warrants offered hereby will have an exercise price of $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time after their original issuance until such pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or at the election of a holder prior to the date of issuance, 9.99%) of the outstanding common stock immediately after exercise; provided, however, that upon notice to us, the holder may increase or decrease the such beneficial ownership limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Cashless Exercise

At the time a holder exercises its pre-funded warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

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Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. The common stock issuable upon exercise of the pre-funded warrants is currently listed on Nasdaq.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of shares of common stock, the holders of pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such pre-funded warrant holders exercise their warrants.

Preferred Stock

Our Board has the authority, without further action by the stockholders, to issue up to an aggregate of 20,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our Common Stock and could dilute the voting rights of the holders of our common stock.

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Prior to the issuance of shares of each series of preferred stock, the Board is required by the Delaware General Corporation Law and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;
●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;
●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;
●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption
●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;
●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and
●	any other relative rights, preferences and limitations of that series.

Series E Preferred Stock and Series E-1 Preferred Stock

The following is a summary of the material terms and provisions of Series E Preferred Stock. This summary is subject to and qualified in its entirety by the Series E Certificate of Designation, which is filed as Exhibit 3.8, as amended by certificate of correction, certificate of amendment, dated February 7, 2019, and certificate of amendment, dated October 23, 2020, filed as Exhibits 3.9, 3.10, and 3.11, respectively, to the registration statement of which this prospectus forms a part.

Series E Preferred Stock ranks senior to common stock and any other series or classes of preferred stock now or after issued or outstanding with respect to dividend rights and rights on liquidation, winding up and dissolution.

Holders of Series E Preferred Stock are entitled to monthly cash dividends at a per annum rate of 12%. At our option, up to 50% of the cash dividend on the Base Series E Preferred Stock may be paid in kind by adding such 50% portion to the outstanding liquidation value of the Base Series E Preferred Stock (the “PIK Dividend Payment”), commencing on October 26, 2020 and ending on October 25, 2021. If the PIK Dividend Payment is elected, a holder of Base Series E Preferred Stock is entitled to additional fee to be paid in shares of our common stock an amount equal to $10 divided by the average closing price, as reported by Nasdaq of such shares of common stock over the 5 trading days prior to the applicable monthly interest payment date. If such average market price is less than $0.50, or is otherwise undeterminable because such shares are no longer publicly traded or the closing price is no longer reported by Nasdaq, then the average closing price for these purposes shall be deemed to be $0.50, and if such average closing price is greater than $3.50 then the average closing price for these purposes shall be deemed to be $3.50. Dividends on the Series E-1 Preferred Stock may only be paid in cash. If we fail to make dividend payments on the Series E Preferred Stock, it will be an event of default. No dividends shall be declared or paid nor funds set apart for the payment of dividends on any securities that are junior to Series E Preferred Stock for so long as any Series E Preferred Stock is issued and outstanding. Notwithstanding the foregoing, we are permitted to pay a quarterly cash dividend to the holders of our common stock in the amount of one cent per share of common stock issued and outstanding, provided, that such cash dividend does not exceed $100,000 in the aggregate per our fiscal quarter, and provided, at the time of the making of such dividend, there is no Preferred Default (as defined in the certificate of designation of Series E Preferred Stock).

Shares of Series E-1 Preferred Stock are convertible into our common stock at a conversion rate equal to the liquidation value of each shares of Series E-1 Preferred Stock divided by $1.00 per share commencing October 31, 2020. Each share of Series E-1 Preferred Stock has a liquidation value of $1,000 per share. Shares of Base Series E Preferred Stock are also convertible into shares of our common stock after October 31, 2022. The conversion rate for Base Series E Preferred Stock is equal to the liquidation value of each shares of Base Series E Preferred Stock divided by $1.00 per share. Each share of Base Series E Preferred Stock has a liquidation value of $1,000 per share.

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Except as provided by law or by the other provisions of the Certificate of Incorporation and as provided below, holders of Series E Preferred Stock shall have no right to vote on any matter presented to our stockholders for their action or consideration.

However, at any time that any shares of Series E Preferred Stock are outstanding, we shall not, either directly or indirectly, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

●	liquidate, dissolve or wind-up the business and affairs, effect any merger or consolidation or any other deemed liquidation event, or consent to any of the foregoing;
●	amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series E Preferred Stock;
●	create or authorize the creation of any new class or series of capital stock, or issue or authorize or commit to the issuance of any shares of any class or series of our capital stock or any security convertible into or excisable for any such capital stock, including pursuant to grants to directors, employees or contractors (other than pursuant to binding agreements entered into prior to the issue date of Base Series E Preferred Stock), business acquisitions or combinations, or otherwise; provided, however, this provision shall not prohibit us from (i) issuing shares of common stock upon the conversion or exercise of warrants, options, notes, preferred stock or other instruments that are convertible into or exercisable for shares of common stock in accordance with their terms and outstanding as of the issue date of Base Series E Preferred Stock, and (ii) issuing up to 450,000 shares of common stock pursuant to a new long-term incentive plan providing for grants to management that would not vest or be payable until the later to occur of December 31, 2020 and the redemption in full of all Series E Preferred.
●	reclassify, alter or amend (i) any existing securities pari passu with Series E Preferred Stock if such reclassification, alteration or amendment would render such other security senior to the Series E Preferred Stock in respect of any such right, preference, or privilege, or (ii) any existing junior to Series E Preferred Stock if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series E Preferred Stock in respect of any such right, preference or privilege;
●	purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of our capital stock other than (i) redemptions of or dividends or distributions on the Series E Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the common stock solely in the form of additional shares of common stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for us or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof; or
●	enter into any transaction with a “related person” as defined in Item 404 of Regulation S-K under the Exchange Act, or with any of our director, officer, or employee or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such director, officer, or employee.

Unless prohibited by Delaware law governing distributions to stockholders, we may redeem shares of Series E Preferred Stock at a per share price equal to the stated value ($1,000 per share), plus all accrued but unpaid dividends thereon, at any time. While the Series E Preferred Stock is outstanding, we are required to use the proceeds of any sales of equity securities, exclusively to redeem any outstanding shares of Series E Preferred Stock.

We do not plan on making an application to list the shares of Series E Preferred Stock on the Nasdaq, any national securities exchange or other nationally recognized trading system.

As of February 4, 2021, there were 10,690 shares of Base Series E Preferred Stock and 1,407 shares of Series E-1 Preferred Stock outstanding.

Delaware Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our Certificate of Incorporation and Bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Certificate of incorporation and Bylaws:

●	permit our board of directors to issue up to 20,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;
●	provide that the authorized number of directors may be changed only by resolution of the board of directors;
●	except for directors, if any, elected by the holders of any series of preferred stock as provided for or fixed pursuant to any other provision, provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);
●	provide that special meetings of our stockholders may be called only by our board of directors; and
●	provide for a classified board of directors.

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PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. Wainwright is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the securities being offered. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us. We will enter into a securities purchase agreement directly with the institutional investors, at the investors’ option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We have agreed to pay the placement agent (i) a total cash fee equal to 7.5% of the aggregate gross proceeds of this offering, (ii) up to $100,000 for the placement agent’s legal expenses, and (iii) $12,900 for the clearing expenses of the placement agent in connection with this offering.

We estimate the total expenses of this offering paid or payable by us will be approximately $1.9 million. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $20.2 million.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees warrants, or the placement agent warrants, to purchase up to 7.5% of the aggregate number of shares of common stock sold in this offering (including shares underlying any pre-funded warrants), at an exercise price equal to 125% of the public offering price for a share of common stock to be sold in this offering. The placement agent warrants will be exercisable commencing when the Company has increased its authorized common stock and will expire five years from the commencement of sales under this offering.

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of warrant shares by the holders of the placement agent warrants, then the placement agent warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holders shall be entitled to receive a number of warrant shares as calculated in the placement agent warrants.

The placement agent warrants provide for customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110.

If at any time the Company grants, issues or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the holders of the placement agent warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holders could have acquired if the holders had held the number of shares of Common Stock acquirable upon complete exercise of the placement agent warrants immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Tail Financing Payments

In the event that any investors other than Jackson that were contacted by the placement agent or were introduced to the Company by the placement agent during the term of our engagement agreement with the placement agent provide any capital to us in a public or private offering or capital-raising transaction within 12 months following the date of this prospectus, we shall pay the placement agent the cash and warrant compensation provided above on the gross proceeds from such investors.

Lock-Up Agreements

We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of common stock of the Company or securities convertible, exchangeable or exercisable into, shares of common stock of the Company beneficially owned, held or hereafter acquired for a period of 90 days after the date of the securities purchase agreement. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

We have also agreed for a period of 24 months following the closing date of this offering not to (i) issue or agree to issue equity or debt securities convertible into, or exercisable or exchangeable for, common stock at a conversion price, exercise price or exchange price which floats with the trading price of our o common stock or which may be adjusted after issuance upon the occurrence of certain events or (ii) enter into any agreement, including an equity line of credit, whereby we may issue securities at a future-determined price. This agreement does not apply to the offer, issuance or sale by us of our common stock pursuant to an at-the-market offering facility we may enter with the placement agent following expiration of the 90-day lock-up period.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Other Relationships

From time to time, the placement agent and its affiliates may provide various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. The placement agent acted as our underwriter for the December 2020 Public Offering, and as placement agent for the December 2020 Registered Direct Offering, for which it received compensation.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Nasdaq listing

Our shares of common stock are listed on Nasdaq under the symbol “STAF.”

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Haynes and Boone, LLP, New York, New York. Certain matters will be passed upon for the placement agent by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

BDO USA, LLP an independent registered public accounting firm, has audited our consolidated financial statements for the fiscal years ended December 28, 2019 and December 29, 2018 included in this prospectus.

Our consolidated financial statements are included in this prospectus in reliance on the report of BDO USA, LLP (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 2 to the audited financial statements) given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www. www.staffing360solutions.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement is also available on our website, www.staffing360solutions.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request. Any such request should be addressed to us at:

Staffing 360 Solutions, Inc.

Attn: Khalid Anwar, Senior Vice President of Corporate Finance

641 Lexington Ave., 27th Floor

New York, New York 10022

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STAFFING 360 SOLUTIONS, INC.

70

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Staffing 360 Solutions, Inc.

New York, NY

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Staffing 360 Solutions, Inc. (the “Company”) as of December 28, 2019 and December 29, 2018, the related consolidated statements of operations and comprehensive loss, stockholders’ (deficit) equity, and cash flows for each of the two years in the period ended December 28, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 28, 2019 and December 29, 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 28, 2019, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has suffered recurring losses, has a net capital deficiency, and faces uncertainty as to the operational impact of the COVID-19 outbreak, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Change in Accounting Principle

As discussed in Note 11 to the consolidated financial statements, the Company adopted ASU 2016-02, “Leases” (Topic 842) effective December 30, 2018.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2017.

/s/ BDO USA, LLP

New York, NY

May 11, 2020

F-1

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands, except share and par values)

	As of Fiscal 2019	As of Fiscal 2018
ASSETS
Current Assets:
Cash	$1,196	$3,181
Accounts receivable, net	26,604	32,746
Prepaid expenses and other current assets	842	1,197
Total Current Assets	28,642	37,124

Property and equipment, net	1,528	1,639
Goodwill	31,049	32,061
Intangible assets, net	19,511	22,657
Other assets	3,223	2,956
ROU assets	4,888	—
Total Assets	$88,841	$96,437
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$16,577	$18,283
Accrued expenses - related party	3,884	1,457
Current debt, related party	37,780	—
Current portion of debt	676	657
Accounts receivable financing	19,374	21,979
Leases - current liabilities	1,797	—
Other current liabilities	3,907	9,642
Total Current Liabilities	83,995	52,018

Long-term debt, related party	—	34,568
Long-term debt	360	997
Leases - non current	3,183	—
Other long-term liabilities	1,670	4,659
Total Liabilities	89,208	92,242

Commitments and contingencies	—	—
Series E-1 Preferred Stock, 6,500 designated, $0.00001 par value, 729 and 81 shares issued and outstanding as of December 28, 2019 and December 29, 2018, respectively	—	—

Stockholders’ (Deficit) Equity:
Staffing 360 Solutions, Inc. Equity:
Preferred stock, $0.00001 par value, 20,000,000 shares authorized;
Series A Preferred Stock, related party, 1,663,008 designated, $0.00001 par value, $1.00 stated value, 1,663,008 shares issued and outstanding as of December 28, 2019 and December 29, 2018, respectively	—	—
Series E Preferred Stock, 13,000 designated, $0.00001 par value, 13,000 and 13,000 shares issued and outstanding as of December 28, 2019 and December 29, 2018, respectively	13	13
Common stock, $0.00001 par value, 40,000,000 shares authorized; 8,785,748 and 5,326,068 shares issued and outstanding as of December 28, 2019 and December 29, 2018, respectively	1	—
Additional paid in capital	76,214	73,772
Accumulated other comprehensive income	(58)	2,053
Accumulated deficit	(76,537)	(71,643)
Total Stockholders’ (Deficit) Equity	(367)	4,195
Total Liabilities, Mezzanine Equity and Stockholders’ (Deficit) Equity	$88,841	$96,437

The accompanying notes are an integral part of these consolidated financial statements.

F-2

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except share and per share values)

	Fiscal 2019	Fiscal 2018
Revenue	$278,478	$260,926

Cost of revenue	230,169	212,622

Gross Profit	48,309	48,304

Operating Expenses:
Selling, general and administrative expenses	44,327	43,579
Depreciation and amortization	3,369	3,124
Operating expenses – restructuring	(10)	(57)
Total Operating Expenses	47,686	46,646

Income From Operations	623	1,658

Other (Expenses) Income:
Interest expense	(7,628)	(8,386)
Amortization of debt discount and deferred financing costs	(857)	(580)
Change in fair value of warrant liability	—	879
Re-measurement gain (loss) on intercompany note	383	(686)
Gain from sale of business	—	238
Gain on settlement of deferred consideration	1,924	—
Other, net	326	398
Total Other Expenses, net	(5,852)	(8,137)

Loss Before Benefit (Provision) For Income Tax	(5,229)	(6,479)

Benefit (provision) for income taxes	335	(22)

Net Loss	(4,894)	(6,501)

Dividends - Series A preferred stock - related party	200	200
Dividends - Series E preferred stock - related party	1,560	195
Dividends - Series E-1 preferred stock - related party	728	91

Net loss Attributable to Common Stockholders	$(7,382)	$(6,987)

Basic and Diluted Net Loss per Share:

Net Loss	$(0.60)	$(1.46)

Net Loss Attributable to Common Stockholders	$(0.90)	$(1.57)

Weighted Average Shares Outstanding – Basic and Diluted	8,198,519	4,444,033

The accompanying notes are an integral part of these consolidated financial statements.

F-3

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(All amounts in thousands)

	Fiscal 2019	Fiscal 2018
Net Loss	$(4,894)	$(6,501)

Other Comprehensive Income
Foreign exchange translation (loss) gain	(2,111)	1,270
Comprehensive Loss Attributable to the Company	$(7,005)	$(5,231)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

(All amounts in thousands, except share and par values)

	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Additional paid in capital	Accumulated other comprehensive income (loss)	Accumulated Deficit	Total Equity
	Series D		Series A		Series E		Common Stock
Balance December 30, 2017	—	$—	1,663,008	$—	—	$—	3,909,114	$—	$57,574	$783	$(65,142)	(6,785)
Shares issued to/for:
Employees, directors and consultants	—	—	—	—	—	—	166,548	—	1,151	—	—	1,151
Acquisition of Clement May	—	—	—	—	—	—	15,000	—	21	—	—	21
Term loans	—	—	—	—	—	—	492,000	—	371	—	—	371
At-Market-Facility, net	—	—	—	—	—	—	742,980	—	2,245	—	—	2,245
Debt Conversion, net	—	—	—	—	13,000	13	—	—	12,214	—	—	12,227
Warrant adjustments	—	—	—	—	—	—	—	—	682	—	—	682
Dividends - Series A Preferred Stock - Related Party	—	—	—	—	—	—	—	—	(200)	—	—	(200)
Dividends - Series E Preferred Stock - Related Party	—	—	—	—	—	—	—	—	(195)	—	—	(195)
Dividends - Series E-1 Preferred Stock - Related Party	81	—	—	—	—	—	—	—	(91)	—	—	(91)
Foreign currency translation gain	—	—	—	—	—	—	—	—	—	1,270	—	1,270
Additional shares issues on share split	—	—	—	—	—	—	426	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(6,501)	(6,501)
Balance December 29, 2018	81	$—	1,663,008	$—	13,000	$13	5,326,068	$—	$73,772	$2,053	$(71,643)	$4,195

The accompany notes are an integral part of these consolidated financial statements.

F-5

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

(All amounts in thousands, except share and par values)

	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Additional paid in capital	Accumulated other comprehensive income (loss)	Accumulated Deficit	Total Equity (Deficit)
	Series E-1		Series A		Series E		Common Stock
Balance December 29, 2018	81	$—	1,663,008	$—	13,000	$13	5,326,068	$—	$73,772	$2,053	$(71,643)	$4,195
Shares issued to/for:
Employees, directors and consultants	—	—	—	—	—	—	28,400	—	832	—	—	832
Sale of common stock, net	—	—	—	—	—	—	3,331,280	1	4,360	—	—	4,361
Share issuance - Jackson	—	—	—	—	—	—	100,000	—	75	—	—	75
Dividends - Series A Preferred Stock - Related Party	—	—	—	—	—	—	—	—	(200)	—	—	(200)
Dividends - Series E Preferred Stock - Related Party	—	—	—	—	—	—	—	—	(1,560)	—	—	(1,560)
Dividends - Series E-1 Preferred Stock - Related Party	648	—	—	—	—	—	—	—	(728)	—	—	(728)
Dividends - Common stockholders	—	—	—	—	—	—	—	—	(337)	—	—	(337)
Foreign currency translation loss	—	—	—	—	—	—	—	—	—	(2,111)	—	(2,111)
Net loss	—	—	—	—	—	—	—	—	—	—	(4,894)	(4,894)
Balance December 28, 2019	729	$—	1,663,008	$—	13,000	$13	8,785,748	$1	$76,214	$(58)	$(76,537)	$(367)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Fiscal 2019	Fiscal 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,894)	$(6,501)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of intangible assets	3,369	3,124
Amortization of debt discount and deferred financing costs	857	580
Gain on settlement of deferred consideration	(1,924)	—
Stock based compensation	832	1,151
Gain from sale of business	—	(238)
Change in fair value of warrant liability	—	(879)
Re-measurement loss on intercompany note	(383)	686
Changes in operating assets and liabilities:
Accounts receivable	(7,574)	5,141
Prepaid expenses and other current assets	367	188
Other assets	(590)	83
Accounts payable and accrued expenses	(1,893)	(1,456)
Accounts payable - Related parties	1,114	(184)
Other current liabilities	(94)	198
Other long-term liabilities	(85)	(254)
Other, net	58	332
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(10,840)	1,971

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses, net of cash acquired	—	(9,760)
Collection of UK factoring facility deferred purchase price	13,970	10,448
Disposal of business, net of cash	—	1,403
Purchase of property and equipment	(510)	(425)
NET CASH PROVIDED BY INVESTING ACTIVITIES	13,460	1,666

CASH FLOWS FROM FINANCING ACTIVITIES:
Third-party financing costs	(1,154)	(109)
Related-party financing costs	(188)	(280)
Payments for earn-outs	(6,230)	(1,402)
Proceeds from term loans - related party	2,538	8,428
Proceeds from term loans	—	2,047
Repayment of term loans	(650)	(596)
Repayments on accounts receivable financing, net	(2,708)	(13,759)
Dividends - related party	(1,175)	(200)
Proceeds from sale of common stock	5,515	2,315
Dividends paid on common stock	(337)	—
NET CASH USED IN FINANCING ACTIVITIES	(4,389)	(3,556)

NET (DECREASE) INCREASE IN CASH	(1,769)	81

Foreign currency translation	(216)	—

CASH - Beginning of period	3,181	3,100

CASH - End of period	$1,196	$3,181

The accompanying notes are an integral part of these consolidated financial statements.

F-7

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Staffing 360 Solutions, Inc. (“we,” “us,” “our,” “Staffing 360,” or the “Company”) was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., ticker symbol “STAF”, on March 16, 2012. On June 15, 2017, the Company reincorporated in the State of Delaware. We are a rapidly growing public company in the international staffing sector. Our high-growth business model is based on finding and acquiring, suitable, mature, profitable, operating, domestic and international staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology (“IT”), engineering, administration (“Professional”) and light industrial (“Commercial”) disciplines.

The Company effected a one-for-ten reverse stock split on September 17, 2015 and a one-for-five reverse stock split on January 3, 2018. All share and per share information in these consolidated financial statements has been retroactively adjusted to reflect this reverse stock split.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

These consolidated financial statements and related notes are presented in accordance with generally accepted accounting principles in the United States (“GAAP”), expressed in U.S. dollars. All amounts are in thousands, except share and par values, unless otherwise indicated.

The accompanying consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the GAAP. All significant intercompany balances and transactions have been eliminated in consolidation.

Change of Year End

On February 28, 2017, the board of directors (the “Board”) approved the change of the Company’s fiscal year end from May 31 to a 52-53-week year ending on the Saturday closest to the 31st of December, effective December 31, 2016. On April 12, 2017, the company filed a transition report (“Transition Report”), Form 10-K/T, for the period from June 1, 2016 through December 31, 2016, (“Transition Period”). Following that Transition Report, we will file annual reports for each twelve-month period ending the Saturday closest to December 31. This report is for the period from December 30, 2018 to December 28, 2019, “Fiscal 2019”. The prior year’s report was for the period from December 31, 2017 to December 29, 2018, “Fiscal 2018”.

Liquidity

The accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern. The accompanying financial statements have been prepared on a basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements as of the year ended December 28, 2019, the Company has an accumulated deficit of $76,537 and a working capital deficit of $55,353. At December 28, 2019, we had total debt of $39,313 and $1,196 of cash on hand. We have historically met our cash needs through a combination of cash flows from operating activities, term loans, promissory notes, bonds, convertible notes, private placement offerings and sales of equity. Our cash requirements are generally for operating activities and debt repayments

The financial statements included in this annual report have been prepared assuming that we will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity, capital requirements and that our credit facilities with our lenders will remain available to us.

Further, our note issued to Jackson Investment Group LLC (“Jackson”) includes certain financial customary covenants and the Company has had instances, including as of the year ended December 28, 2019, of non-compliance. Management has historically been able to obtain from Jackson waivers of any non-compliance, including as of December 28, 2019, and management expects to continue to be able to obtain necessary waivers in the event of future non-compliance; however, there can be no assurance that the Company will be able to obtain such waivers, and should Jackson refuse to provide a waiver in the future, the outstanding debt under the agreement could become due immediately, which exceeds our current cash balance.

Due to substantial doubt about the Company’s ability to continue as a going concern, the Company was not in compliance with its covenant with MidCap for the period ended December 28, 2019, as such amounts due are callable by the lender which exceeds our

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current cash balance. On May 8, 2020, the Company received a notice from Midcap that they would currently not pursue available rights and remedies but reserve the right to do so at a later date

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern. The Company’s debt obligations and an unsecured payment associated with a historical acquisition are due in the next 12 months, and in the case our debt obligations with Jackson and MidCap Funding X Trust are due on demand due to certain covenant violations discussed above, which are in excess of cash and cash equivalents on hand. Historically, the Company has funded such payments either through cash flow from operations or the raising of capital through additional debt or equity. If the Company is unable to obtain additional capital, such payments may not be made on time.

The Novel Coronavirus Disease 2019 (“COVID-19”), is impacting worldwide economic activity, and activity in the United States and the United Kingdom where our operations are based. The nature of work of the contractors we support mostly are on the site of our clients.  As a result, we are subject to the plans and approaches of our clients to work during this period.  This includes whether they support remote working when they have decided to close their facilities.  To the extent that our clients have decided to or are required to close their facilities or not permit remote work when they decide to close facilities, we would no longer generate revenue and profit from that client.  Developments such as social distancing and shelter-in-place directives have impacted the Company’s ability to deploy its staffing workforce effectively thereby impacting contracts with customers in the Company’s Commercial Staffing and Professional Staffing business streams where we have seen declines in revenues during the months of March and April 2020. While expected to be temporary, prolonged workforce disruptions can negatively impact sales in fiscal year 2020 and the Company’s overall liquidity.

These factors combined with the uncertainty generated by the economic reaction to the COVID-19 pandemic raise substantial doubt about the Company’s ability to continue as a going concern.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on its financial condition, liquidity, operations, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2020.

On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief, and Economic Security (CARES) Act.” The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. It also appropriated funds for the SBA Paycheck Protection Program loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19. The Company has applied for such funds and there is no assurance that the Company is eligible for these funds or will be able to obtain them.

Effective March 27, 2020, Company is deferring Federal Insurance Contributions Act (“FICA”) taxes under the CARES Act section 2302. Payment of these tax deferrals are delayed to December 31, 2021 and December 31, 2022.

The Company continues to examine the impact that the CARES Act may have on our business. Currently, the Company is unable to determine the impact that the CARES Act will have on its financial condition, results of operations, or liquidity. The Company is, additionally, reviewing all of the available stimulus options in support of its UK business that have been implemented by the UK government including, but not limited to, furloughing of staff at the UK Government’s expense.

Acquisitions

Clement May Acquisition

On June 28, 2018, the Company and Staffing 360 Solutions Limited (formerly known as Longbridge Recruitment 360 Limited), a wholly-owned subsidiary of the Company, entered into share purchase agreements (“Share Purchase Agreements”) to acquire all of the share capital of Clement May Limited (“CML”). Consideration for the acquisition of all the shares was (i) an aggregate cash payment of £1,550 ($2,047), (ii) 15,000 shares of the Company’s common stock, (iii) an earn-out payment of up to £500, the amount to be calculated and paid on or around December 28, 2019 pursuant to the Share Purchase Agreement, and (iv) deferred consideration of £350, to be paid on or around June 28, 2019, depending on the satisfaction of certain conditions set forth in that Share Purchase Agreement. To finance the above acquisition, the Company entered into a term loan with HSBC Bank plc. The Company paid deferred consideration of £350 ($444) on June 26, 2019. The earnout payment of £500 ($656) was fully paid in December 2019.

F-9

Key Resources Inc. Acquisition

On August 27, 2018, the Company and Monroe Staffing Services, LLC (“Monroe Staffing”), an indirect wholly-owned subsidiary of the Company, entered into a share purchase agreement with Pamela D. Whitaker (“Seller”), pursuant to which the Seller sold 100% of the common shares of Key Resources Inc. (“KRI”) to Monroe Staffing (the “KRI Transaction”).

The KRI Transaction closed simultaneously with the signing of the share purchase agreement. The purchase price in connection with the KRI Transaction was approximately $12,163, of which (a) approximately $8,109 was paid to the Seller at closing, (b) up to approximately $2,027 is payable as earnout consideration to the Seller on August 27, 2019 and (c) up to $2,027 is payable as earnout consideration to the Seller on August 27, 2020.  The payment of the earnout consideration is contingent on KRI’s achievement of certain trailing gross profit amounts.

To finance the KRI Transaction, the Company entered into an agreement with Jackson Investment Group, LLC (“Jackson”) on August 27, 2018, pursuant to which the note purchase agreement dated as of September 15, 2017 was amended to add an additional senior debt investment of approximately $8,428. On September 11, 2019, the Company entered into an amended agreement with the seller to delay the payment of the first year earnout of $2,027 until no later than February 27, 2020. For each full calendar month beyond August 27, 2019, that such payment is delayed, the Company shall pay the seller interest in the amount of $10 with the first such payment of interest due on September 30, 2019.  In addition, the amended agreement was further amended to change the due date for the second year earnout payment of $2,027 from August 27, 2020, to February 27, 2020. The seller of KRI, Pamela D. Whitaker (“Whitaker”) has filed a lawsuit against the Company asserting claims for breach of contract and declaratory judgment against the Company due under a share purchase agreement and is seeking $4,054 in alleged damages. While the Company had recognized the liability for the earnout consideration of $4,054 due to Whitaker, within current liabilities as of December 28, 2019, in February 2020, the Company filed an action against Whitaker for breach of contract which more than approximates the earnout consideration recognized. The Company paid interest of $30 in Fiscal 2019 and $40 subsequent to Fiscal 2019 year end.

PeopleServe Disposition

On June 6, 2018, the Company divested the stock of PeopleServe Inc., and PeopleServe PRS, Inc. for total consideration of $1,502. The Company recorded a gain of $238 from the sale of the business.

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from its estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected. Significant estimates for Fiscal 2019 and Fiscal 2018 include the valuation of intangible assets, including goodwill, liabilities associated with earn-out obligations, testing long-lived assets for impairment and valuation reserves against deferred tax assets.

Revenue Recognition

On December 31, 2017, the Company adopted the new accounting standard ASC 606, Revenue from Contracts with Customers for all open contracts and related amendments as of December 31, 2017 using the modified retrospective method.  The adoption had no impact to the reported results. Results for reporting periods beginning after December 31, 2017 are presented under ASC 606, while the comparative information will not be restated and will continue to be reported under the accounting standards in effect for those periods.

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company accounts for revenues when both parties to the contract have approved the contract, the rights and obligations of the parties are identified, payment terms are identified, and collectability of consideration is probable. Payment terms vary by client and the services offered.

The Company has primarily two main forms of revenue – temporary contractor revenue and permanent placement revenue.  Temporary contractor revenue is accounted for as a single performance obligation satisfied over time because the customer simultaneously receives

F-10

and consumes the benefits of the Company’s performance on an hourly basis. The contracts stipulate weekly billing and the Company has elected the “as invoiced” practical expedient to recognize revenue based on the hours incurred at the contractual rate as we have the right to payment in an amount that corresponds directly with the value of performance completed to date. Permanent placement revenue is recognized on the date the candidate’s full-time employment with the customer has commenced. The customer is invoiced on the start date, and the contract stipulates payment due under varying terms, typically 30 days. The contract with the customer stipulates a guarantee period whereby the customer may be refunded if the employee is terminated within a short period of time, however this has historically been infrequent, and immaterial upon occurrence. As such, the Company’s performance obligations are satisfied upon commencement of the employment, at which point control has transferred to the customer. Revenue in Fiscal 2019 was comprised of $266,974 of temporary contractor revenue and $11,504 of permanent placement revenue, compared with $250,416 and $10,510 for Fiscal 2018, respectively. Refer to Note 13 for further details on breakdown by segments.

Taxes Collected from Customers and Remitted to Governmental Agencies

The Company records taxes on customer transactions due to governmental agencies as a receivable and a liability on the consolidated balance sheets. Sales taxes are recorded net on the consolidated statement of operations.

Advertising Costs

Costs for advertising are expensed when incurred. Advertising expenses for the Company were $1,365 and $1,332 for Fiscal 2019 and Fiscal 2018, respectively.

Legal Contingencies and Expenses

From time to time, the Company may become involved in various claims, disputes and legal or regulatory proceedings that arise in the ordinary course of business and relate to contractual and other obligations. The Company assesses its potential contingent and other liabilities by analyzing its claims, disputes and legal and regulatory matters using all available information and developing its views on estimated losses in consultation with its legal and other advisors. The Company determines whether a loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. If the contingency is not probable or cannot be reasonably estimated, disclosure of the contingency shall be made when there is at least a reasonable possibility that a loss may be incurred. Expenses associated with legal contingencies are expensed as incurred.

Restructuring Charges

The Company records a liability for significant costs associated with exit or disposal activities, including lease termination costs, certain employee severance costs associated with formal restructuring plans, facility closings or other similar activities and related asset impairments, when the liability is incurred.

The determination of when the Company accrues for severance and related costs depends on whether the termination benefits are provided under a one-time benefit arrangement or under an ongoing benefit arrangement. Where the Company has either a formal severance plan or a history of consistently providing severance benefits representing a substantive plan, it recognizes severance costs when they are both probable and estimable. Costs associated with restructuring actions that include one-time severance benefits are only recorded once a liability has been incurred, including when management with the proper level of authority has committed to a restructuring plan and the plan has been communicated to employees. These charges are included in operational restructuring and other charges on the consolidated statements of operations. Other charges include knowledge transfer costs directly related to the restructuring initiatives and are expensed as incurred.

The Briand Separation Agreement

Matthew Briand, the Company’s former employee, board member and officer, resigned from his positions with the Company and subsidiaries. The Company entered into an agreement (the “Briand Separation Agreement”) with Mr. Briand dated December 21, 2017, with an effective date (“Separation Date”) of January 31, 2018, pursuant to which Mr. Briand may provide advisory services, if requested by the Company, through the effective date. The Company paid approximately $190 and $690 in Fiscal 2019 and Fiscal 2018, respectively, to Mr. Briand, in full settlement of his separation agreement.

The Faiman Separation Agreement

On September 11, 2019, David Faiman, the Company’s Chief Financial Officer, and the Company entered into an agreement whereby Mr. Faiman agreed to transition his position and responsibilities with the Company (“Faiman Separation Agreement”), and Mr. Faiman’s Employment Agreement, dated February 5, 2016, was terminated.

Under the terms of the Faiman Separation Agreement, Mr. Faiman will continue as the Company’s Chief Financial Officer, including acting as the Company’s principal financial officer, for a period lasting until the earlier of (i) December 31, 2019 and (ii) either (a) such

F-11

date that is a reasonable time, as determined by the Company, prior to the commencement of a new position by Mr. Faiman, or (b) upon the Company’s termination of Mr. Faiman’s obligation to provide transition services for Cause.

Pursuant to the Faiman Separation Agreement, Mr. Faiman will be entitled to receive, among other things, (i) pay in an amount equal to his base salary through the separation date, payable in equal installments in accordance with the Company’s normal payroll policies, (ii) continuation of Mr. Faiman’s current Company-sponsored employee benefits through the separation date, (iii) accelerated vesting of any outstanding equity awards held by Mr. Faiman and the elimination of any obligations to forfeit such awards upon the termination of Mr. Faiman’s employment (provided that no award shall be extended beyond its original term) and (iv) a positive reference from the management of the Company. Effective January 1, 2020, Mr. Faiman was no longer with the Company. The Company has recognized approximately $190 in severance costs related to Mr. Faiman and has paid 91 subsequent to year end in 2020.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  Cash and cash equivalents held at financial institutions may at times exceed federally insured amounts. We believe we mitigate such risk by investing in or through major financial institutions. The Company had no cash equivalents at the end of Fiscal 2019 or Fiscal 2018.

Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after all efforts to collect have been exhausted. As of the end of Fiscal 2019 and the Fiscal 2018, the Company had an allowance for doubtful accounts of $210 and $248, respectively.

Income Taxes

The Company utilizes Accounting Standards Codification (“ASC”) Topic 740, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company applies the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in the financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of the date of this filing, the Company is current on all corporate, federal and state tax returns. The Company’s policy is to record interest and penalties related to unrecognized tax benefits as income tax expense.

Foreign Currency Translation

Assets and liabilities of subsidiaries operating in foreign countries are translated into U.S. dollars using the exchange rate in effect at the balance sheet date and equity is translated at historical rate. Results of operations are translated using average exchange rates. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in a separate component of stockholders’ equity (accumulated other comprehensive income), while gains and losses resulting from foreign currency transactions are included in operations.

Deferred Financing Costs

Costs incurred in connection with obtaining certain financing are deferred and amortized on an effective interest method basis over the term of the related obligation. In accordance with Accounting Standards Update (“ASU”) 2015-03, “Imputation of Interest – Simplifying the Presentation of Debt Issuance Costs”, debt issuance costs related to a recognized debt liability are presented in the balance sheet as a direct deduction from the debt liability, consistent with the presentation of a debt discount.

F-12

Business Combinations

In accordance with ASC 805, “Business Combinations”, the Company records acquisitions under the purchase method of accounting, under which the acquisition purchase price is allocated to the assets acquired and liabilities assumed based upon their respective fair values. The Company utilizes management estimates and, in some instances, may retain the services of an independent third-party valuation firm to assist in determining the fair values of assets acquired, liabilities assumed and contingent consideration granted. Such estimates and valuations require us to make significant assumptions, including projections of future events and operating performance.

Fair Value of Financial Instruments

In accordance with ASC 820, “Fair Value Measurements and Disclosures”, the Company measures and accounts for certain assets and liabilities at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, and establishes a framework for measuring fair value and standards for disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

There were no Level 1or 2 assets or liabilities or Level 3 assets in any period. The Company’s Level 3 liabilities were its warrants issued to Jackson and contingent consideration in connection with acquisitions. The Company had accounted for the warrants issued to Jackson as a liability under ASC 815-40 due to certain anti-dilution protection provisions. On April 25, 2018, the Company and Jackson amended the Warrant to remove the anti-dilution clauses. No economic terms were adjusted. These clauses were the basis for recording the warrants as a liability. Therefore, upon execution of this amendment, the Company recorded a mark-to-market gain and reclassed the remaining liability to Additional paid-in capital. The Company recorded a change in fair value of the warrant liability of $0 and $879 in Fiscal 2019 and Fiscal 2018, respectively.

The table below represents a rollforward of the Level 3 warrant liability and contingent consideration:

Contingent Consideration
Balance at December 30, 2017	$5,029
CBS Butler earnout adjustment	(146)
CBS Butler interest accretion	682
KRI deferred consideration	3,531
Clement May earnout	635
Balance at December 29, 2018	$9,731
CBS Butler earnout payment	(3,930)
CBS Butler gain on settlement of earnout	(1,077)
KRI deferred consideration	408
Clement May earnout	(656)
Change in fair value	(537)
Balance at December 28, 2019	$3,939

Cash is considered to be highly liquid and easily tradable and therefore classified as Level 1 within our fair value hierarchy.

ASC 825-10-25, “Fair Value Option” expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

F-13

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is computed on the straight-line method over the estimated useful lives for each category as follows:

Computers	3-5 years
Computer equipment	3-5 years
Network equipment	3-5 years
Software	3-5 years
Office equipment	3-7 years
Furniture and fixtures	3-7 years
Leasehold improvements	3-5 years

Amortization of leasehold improvements is computed using the straight-line method over the shorter of the life of the lease or the estimated useful life of the assets. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

At the time of retirement or disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in Other income/(expenses).

Long-Lived Assets

In accordance with ASC 360 “Property, Plant, and Equipment”, the Company periodically reviews its long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.  The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount.  The amount of impairment is measured as the difference between the estimated fair value and the book value of the underlying asset.

Goodwill

Goodwill relates to amounts that arose in connection with various acquisitions and represents the difference between the purchase price and the fair value of the identifiable intangible and tangible net assets when accounted for using the purchase method of accounting. Goodwill is not amortized, but it is subject to periodic review for impairment. Events that would indicate impairment and trigger an interim impairment assessment include, but are not limited to, current economic and market conditions, a decline in the equity value of the business, a significant adverse change in certain agreements that would materially affect reported operating results, business climate or operational performance of the business and an adverse action or assessment by a regulator.

In accordance with ASU No. 2011-08, Intangibles-Goodwill and Other (Topic 350) Testing Goodwill for Impairment, or ASU 2011-08, the Company is required to review goodwill by reporting unit for impairment at least annually or more often if there are indicators of impairment present. A reporting unit is either the equivalent of, or one level below, an operating segment. The Company early adopted the provisions in ASU 2017-04, which eliminates the second step of the goodwill impairment test. As a result, the Company’s goodwill impairment tests include only one step, which is a comparison of the carrying value of each reporting unit to its fair value, and any excess carrying value, up to the amount of goodwill allocated to that reporting unit, is impaired.

The carrying value of each reporting unit is based on the assignment of the appropriate assets and liabilities to each reporting unit. Assets and liabilities were assigned to each reporting unit if the assets or liabilities are employed in the operations of the reporting unit and the asset and liability is considered in the determination of the reporting unit fair value.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with ASC 815, “Derivative and Hedging”.

Accounting standards generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would

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be considered a derivative instrument.  Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument.”

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Original issue discounts (“OID”) under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event is not within the entity’s control and could require net cash settlement, then the contract shall be classified as an asset or a liability.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718, “Compensation – Stock Compensation”, which requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50, “Equity-Based Payments to Non-Employees”.

Recent Accounting Pronouncements

On December 31, 2017, the Company adopted the new accounting standard ASC 606, Revenue from Contracts with Customers for all open contracts and related amendments as of December 31, 2017 using the modified retrospective method. The adoption had no impact to the reported results. Results for reporting periods beginning after December 31, 2017 are presented under ASC 606, while the comparative information will not be restated and will continue to be reported under the accounting standards in effect for those periods.

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company accounts for revenues when both parties to the contract have approved the contract, the rights and obligations of the parties are identified, payment terms are identified, and collectability of consideration is probable. Payment terms vary by client and the services offered.

The Company has primarily two main forms of revenue – temporary contractor revenue and permanent placement revenue. Temporary contractor revenue is accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on an hourly basis. The contracts stipulate weekly billing and the Company has elected the “as invoiced” practical expedient to recognize revenue based on the hours incurred at the contractual rate as we have the right to payment in an amount that corresponds directly with the value of performance completed to date. Permanent placement revenue is recognized on the date the candidate’s full-time employment with the customer has commenced. The customer is invoiced on the start date, and the contract stipulates payment due under varying terms, typically 30 days. The contract with the customer stipulates a guarantee period whereby the customer may be refunded if the employee is terminated within a short period of time, however this has historically been infrequent, and immaterial upon occurrence. As such, the Company’s performance obligations are satisfied upon commencement of the employment, at which point control has transferred to the customer.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842).  The Company adopted this guidance effective December 30, 2018. Under the new provisions, all lessees will report a right-of-use asset and a liability for the obligation to make payments for all leases with the exception of those leases with a term of 12 months or less.  All other leases will fall into one of two categories: (i) Financing leases, similar to capital leases, which will require the recognition of an asset and liability, measured at the present value of the lease payments and (ii) Operating leases which will require the recognition of an asset and liability measured at the present value of the lease payments. Lessor accounting remains substantially unchanged with the exception that no leases entered into after the effective date will be classified as leveraged leases. For sale leaseback transactions, the sale will only be recognized if the criteria in the new

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revenue recognition standard are met. The new standard provides a number of optional practical expedients in transition. The Company has elected to apply the ‘package of practical expedients’ which allow us to not reassess i) whether existing or expired arrangements contain a lease, ii) the lease classification of existing or expired leases, or iii) whether previous initial direct costs would qualify for capitalization under the new lease standard. The Company has also elected to apply i) the practical expedient which allows us to not separate lease and non-lease components, and (2) the short-term lease exemption for all leases with an original term of less than 12 months, for purposes of applying the recognition and measurements requirements in the new standard. The adoption of the new standard resulted in the recognition of additional lease liabilities of approximately $4,980, and right-of-use assets of approximately $4,888 as of December 28, 2019 related to the Company’s operating leases. The new standard did not have a material impact to the Company’s consolidated statement of operations or consolidated statement of cash flows.

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NOTE 3 – LOSS PER COMMON SHARE

The Company utilizes the guidance per ASC 260, “Earnings per Share”.  Basic earnings per share are calculated by dividing income/loss available to stockholders by the weighted average number of common stock shares outstanding during each period. Our Series A preferred stock holders receive certain dividends or dividend equivalents that are considered participating securities and our loss per share is computed using the two-class method. Diluted earnings per share are computed using the weighted average number of common stock shares and dilutive common share equivalents outstanding during the period. Dilutive common stock share equivalents consist of common shares issuable upon the conversion of preferred stock, certain equity awards and the exercise of stock options and warrants (calculated using the modified treasury stock method).  Such securities, shown below, presented on a common share equivalent basis and outstanding as of the end of Fiscal 2019 and Fiscal 2018, have been excluded from the per share computations since their inclusion would be anti-dilutive:

	Fiscal 2019	Fiscal 2018
Warrants	925,935	925,935
Long term incentive plan (LTIP)	365,000	—
Options	76,500	111,400
Convertible preferred shares	7,785,766	7,395,404
Restricted shares - unvested	590,440	572,256
Total	9,743,641	9,004,995

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	Fiscal 2019	Fiscal 2018
Computer software	$314	$251
Office equipment	323	208
Computer equipment	1,009	960
Furniture and fixtures	1,175	965
Leasehold improvements	956	862
Total property and equipment, gross	3,777	3,246
Accumulated depreciation	(2,250)	(1,607)
Total property and equipment, net	$1,528	$1,639

Depreciation expense for Fiscal 2019 and Fiscal 2018 was $643 and $588, respectively.

NOTE 5 – OTHER NON-CURRENT ASSETS

The following provides a breakdown of other non-current assets:

	Fiscal 2019	Fiscal 2018
Collateral associated with workers’ compensation insurance	$3,204	$2,956
Other non-current assets	19	—
Total	$3,223	$2,956

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NOTE 6 – INTANGIBLE ASSETS

The following provides a breakdown of intangible assets as of:

	Fiscal 2019
	Tradenames	Non-Compete	Customer Relationships	Total
Intangible assets, gross	$9,458	$2,488	$22,757	$34,703
Accumulated amortization	(3,558)	(2,349)	(9,285)	(15,192)
Intangible assets, net	$5,900	$139	$13,472	$19,511

	Fiscal 2018
	Tradenames	Non-Compete	Customer Relationships	Total
Intangible assets, gross	$9,580	$2,487	$23,234	$35,301
Accumulated amortization	(2,747)	(2,259)	(7,638)	(12,644)
Intangible assets, net	$6,833	$228	$15,596	$22,657

In connection with the acquisition of Clement May and KRI, the Company recognized intangible assets of $1,194 and $7,400, respectively, representing trade names, non compete and customer relationships. These assets are being amortized on a straight-line basis over their weighted average estimated useful life of 10 years.  On June 6, 2018, the Company divested the stock of PeopleServe Inc., and PeopleServe PRS, Inc. and wrote off gross intangibles of $2,999 and accumulated amortization of $2,460.

As of December 28, 2019, estimated annual amortization expense for each of the next five fiscal years is as follows:

Fiscal year ended December	Amount
2020	$2,591
2021	2,546
2022	2,500
2023	2,500
2024	2,500
Thereafter	6,874
Total	$19,511

Amortization of intangible assets for the period ended Fiscal 2019 and Fiscal 2018 was $2,726 and $2,811, respectively. The weighted average useful life remaining of intangible assets remaining is 8 years.

NOTE 7 – GOODWILL

The following table provides a roll forward of goodwill:

	Fiscal 2019	Fiscal 2018
Beginning balance, gross	$38,139	$33,247
Accumulated impairment losses	(6,078)	(6,078)
Beginning balance, net	32,061	27,169
Acquisitions	—	4,892
Currency translation adjustment	(1,012)	—
Ending balance, net	$31,049	$32,061

In Fiscal 2018, the Company recorded goodwill of $1,545 and $3,347 related to the acquisition of Clement May and KRI, respectively.

Goodwill by reportable segment is as follows:

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	Fiscal 2019	Fiscal 2018
Commercial Staffing – US	$6,102	$6,102
Professional Staffing – US	10,527	10,527
Professional Staffing – UK	14,420	15,432
Ending balance, net	$31,049	$32,061

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations. ASC 350, requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests when circumstances indicate that the recoverability of the carrying amount of goodwill may be in doubt. The Company performed its annual goodwill impairment testing as of September 29, 2019 and no impairment was recognized. The Company employed a combination of market approach (valuations using comparable company multiples) and income approach (discounted cash flow analysis) to derive the fair value of the reporting unit when performing its annual impairment testing. Volatility in the Company’s stock price can result in the net book value of our reporting unit approximating, or even temporarily exceeding market capitalization, however, the fair value of our reporting unit is not driven solely by the market price of our stock. As described above, fair value of our reporting unit is derived using a combination of an asset approach, an income approach and a market approach. These valuation techniques consider several other factors beyond our market capitalization, such as the estimated future cash flows of our reporting units, the discount rate used to present value such cash flows and the market multiples of comparable companies. Changes to input assumptions used in the analysis could result in materially different evaluations of goodwill impairment.

No impairments to goodwill were recognized during the year ended December 28, 2019, however, in the case of two reporting units, the fair value exceeded the carrying value by a minimal percentage. Reporting Unit A has goodwill of $14.4 million and an estimated fair value that exceeds its carrying value by approximately 16.1% and Reporting Unit B has goodwill of $3.4 million and an estimated fair value that exceeds its carrying value by approximately 7%. Goodwill for these two reporting units should be considered at risk given the approximation of the estimated fair value to the carrying value of the respective reporting units. In the assumptions utilized by management, declines to revenue are expected in 2020 and then improve in future years with modest growth rates of between 2% and 6%. Further, management expects to recognize expense synergies in both Reporting Units as the Company continues to integrate recently acquired businesses. The assumed discount rate utilized in the income approach model was considered to be commensurate with the estimation uncertainty for these reporting units. If the assumptions utilized by management are not achieved and declines to operations are greater than anticipated in 2020 while failing to achieve growth in future periods an impairment to goodwill could be recorded and such amount could be material to the financial statements. A reduction in the projected long-term operating performance of either of these reporting units, market declines, changes in discount rates or other conditions could result in an impairment in the future.

The forecasts utilized by management in the goodwill impairment test for the year ended December 28, 2019 excluded any potential adverse operational impact of the COVID-19 pandemic.

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The following provides a breakdown of accounts payable and accrued expenses:

	Fiscal 2019	Fiscal 2018
Accounts payable	$1,412	$3,213
Accrued payroll, taxes and bonuses	12,700	11,378
Severance costs	190	201
Other accrued expenses	2,275	3,491
Total	$16,577	$18,283

NOTE 9 – ACCOUNTS RECEIVABLE FINANCING

Midcap Funding Trust

Prior to September 15, 2017, certain U.S. subsidiaries of the Company were parties to a $25,000 revolving loan facility with MidCap Funding X Trust (“MidCap”), with the option to increase the amount by an additional $25,000, with a maturity of April 8, 2019.   The facility provided for borrowing of 85% against eligible receivables and carried an interest rate of LIBOR plus 4.0%, with a LIBOR floor of 1.0% per annum. The Company could prepay all or any portion of the balance at any time subject to a prepayment premium of: (i) 2.0% if prepaid in the first year of the loan; and (ii) 1.0% if prepaid thereafter. This loan is secured by a first priority lien in favor of MidCap on all of the Company’s US based assets except for the CSI assets. The Company entered into customary pledge and guaranty agreements to evidence the security interest in favor of MidCap.

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On September 15, 2017, the Company amended the facility with Midcap to allow for additional borrowing against unbilled receivables up to 85% with a cap of $1,300 borrowing against such receivables. In addition, the maturity date of the facility was extended to April 8, 2020 and the prepayment premiums reset to: (i) 2% if prepaid in the first or second year post the amendment; and (ii) 1.0% if prepaid thereafter. No other material terms were amended on this date.

On August 2, 2019, the Company amended the facility with Midcap to allow for additional borrowing against the unbilled receivables by $1,000 to a cap of $2,300 and extended the maturity of the facility to August 2020.

The availability to the Company under the Midcap Facility is reduced by any outstanding letters of credit. The Midcap Facility allows the Company to issue letters of credit up to $150. As of December 28, 2019, $85 letters of credit were issued and outstanding.

The facility provides events of default including: (i) failure to make payment of principal or interest on any MidCap loans when required, (ii) failure to perform obligations under the facility and related documents, (iii) not paying its debts as such debts become due and similar insolvency matters, and (iv) material adverse changes to the Company (subject to a 10-day notice and cure period). Upon an event of default, the Company’s obligations under the credit facility may, or in the event of insolvency or bankruptcy will automatically, be accelerated. Upon the occurrence of any event of default, facility will bear interest at a rate equal to the lesser of: (i) 3.0% above the rate of interest applicable to such obligations immediately prior to the occurrence of the event of default; and (ii) the maximum rate allowable under law.

Under the terms of this agreement, the Company is subject to affirmative covenants which are customary for financings of this type, including: (i) maintain good standing and governmental authorizations, (ii) provide certain information and notices to MidCap, (iii) deliver monthly reports and quarterly financial statements to MidCap, (iv) maintain insurance, (v) discharge all taxes, (vi) protect their intellectual property, and (vii) generally protect the collateral granted to MidCap. The Company is also subject to negative covenants customary for financings of this type, including that it may not: (i) enter into a merger or consolidation or certain change of control events, (ii) incur liens on the collateral, (iii) except for certain permitted acquisitions, acquire any significant assets other than in the ordinary course of business, (iv) assume certain additional senior debt, or (v) amend any of their organizational documents. During the period August 31, 2015 through May 31, 2016, the Company was not in compliance with one or more of the covenants, however, did receive a waiver from MidCap for such covenants during this period. On July 11, 2016, the Company and MidCap amended the agreement and related covenants prospectively. The Company has since been in compliance with the covenants.

The balance of the Midcap Facility as of Fiscal 2019 and Fiscal 2018 was $17,298 and $17,893, respectively, and is included in Accounts receivable financing on the Consolidated Balance Sheet.

Due to substantial doubt about the Company’s ability to continue as a going concern, the Company was not in compliance with its covenant with MidCap for the period ended December 28, 2019, as such amounts due are callable by the lender which exceeds our current cash balance. On May 8, 2020, the Company received a notice from Midcap that they would currently not pursue available rights and remedies but reserve the right to do so at a later date.

HSBC Invoice Finance (UK) Ltd

CBS Butler had a revolving accounts receivable financing arrangement with HSBC Invoice Finance (UK) Ltd “HSBC”. The facility, whose maximum capacity was £8,500, had an original expiration of January 2011, and provided for termination by either party with 90 days notice. Under the arrangement, CBS Butler could borrow against eligible short-term trade receivables in exchange for cash and a subordinated interest. The Company would receive cash equal to approximately 90% (varies slightly by geographical location of the receivable) of the value of the eligible receivables.

In conjunction with the HSBC Invoice Finance (UK) Ltd – New Facility, on February 8, 2018, CBS Butler terminated this facility and the remaining balance was paid in full.

HSBC Invoice Finance (UK) Ltd – New Facility

On February 8, 2018, CBS Butler, Staffing 360 Solutions Limited and The JM Group, entered into a new arrangement with HSBC Invoice Finance (UK) Ltd (“HSBC”) which provides for HSBC to purchase the subsidiaries’ accounts receivable up to an aggregate amount of £11,500 ($15,042) across all three subsidiaries. The terms of the arrangement provide for HSBC to fund 90% of the purchased accounts receivable upfront and, a secured borrowing line of 70% of unbilled receivables capped at £1,000 ($1,308)(within the overall aggregate total facility of £11,500 ($15,042)). The arrangement has an initial term of 12 months, with an automatic rolling three-month extension and carries a service charge of 1.80%.

On June 28, 2018, CML, the Company’s new subsidiary entered into a new agreement with a minimum term of 12 months for purchase of debt (“APD”) with HSBC, joining CBS Butler, Staffing 360 Solutions Limited and The JM Group (collectively, with CML, the

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“Borrowers”) as “Connected Clients” as defined in the APD. The new Connected Client APDs carry an aggregate Facility Limit of £20,000 across all Borrowers. The obligations of the Borrowers are secured by a fixed charge and a floating charge on the Borrowers’ respective accounts receivable and are subject to cross-company guarantees among the Borrowers. In addition, the secured borrowing line against unbilled receivables was increased to £1,500 for a period of 90 days. In July 2019, the aggregate Facility Limit was extended to £22,500 across all Borrowers.

Under ASU 2016-16, “Statement of Cash Flows (Topic 230, Classification of Certain Cash Receipts and Cash Payments, a consensus of the FASB Emerging Issues Task Force), the upfront portion of the sale of accounts receivable is classified within operating activities, while the deferred purchase price portion (or beneficial interest), once collected, is classified within investing activities.

NOTE 10 – DEBT

	Fiscal 2019	Fiscal 2018

Jackson Investment Group - related party	38,278	35,740
HSBC Term Loan	1,035	1,653
Total Debt	39,313	37,393

Less Deferred Financing Costs	(497)	(1,171)

Total Debt, Net	38,816	36,222

Less: Total Current Debt, Net	(38,456)	(657)

Total Long-Term Debt	$360	$35,565

Jackson Note – Related Party

On September 15, 2017, the Company entered into a $40,000 note agreement with Jackson. The proceeds of the sale of the secured note were used to repay the existing subordinated notes previously issued to Jackson pursuant to the existing note purchase agreement in the aggregate principal amount of $11,165 and to fund a portion of the purchase price consideration of the Firstpro Acquisition and the CBS Butler Acquisition and repay certain other outstanding indebtedness of the Company. The maturity date for the amounts due under the Jackson Note is September 15, 2020.  The Jackson Note will accrue interest at 12% per annum, due quarterly on January 1, April 1, July 1 and October 1 in each year, with the first such payment due on January 1, 2018. Interest on any overdue payment of principal or interest due under the Jackson Note will accrue at a rate per annum that is 5% in excess of the rate of interest otherwise payable thereunder.

The Company paid a closing fee of $1,000 in connection with its entry into the A&R Note Purchase Agreement and agreed to issue 450,000 shares of the Company’s common stock as a closing commitment fee. These shares are subject to registration rights in favor of Jackson which was included in a new resale registration statement which was filed by the Company on November 1, 2017. The Jackson Note resulted in the extinguishment of the old notes of $11,165 and recording of the new debt of $40,000 at fair value.

Immediately prior to closing the Jackson Note, Jackson owned 526,697 shares of common stock and 905,508 warrants.

On August 27, 2018, Company entered into an amended agreement with Jackson, pursuant to which the note purchase agreement dated as of September 15, 2017 was amended and made a new senior debt investment of approximately $8,428. Terms of the additional investment are the same as the Jackson Note. From the proceed of the additional investment, the Company paid a closing fee of $280 and legal fees of $39 and issued 192,000 shares of the Company’s common stock as a closing commitment fee.

In connection with the additional investment, the Company entered into Amendment No. 1 to Amended and Restated Warrant Agreement (“Warrant Agreement”) with Jackson.  The Warrant Amendment amended that certain Amended and Restated Warrant Agreement with Jackson, dated as of April 25, 2018 (the “Warrant”), to reduce the exercise price of the Warrant from $5.00 per share to $3.50 per share. The incremental fair value of repricing the Warrant to $3.50 per share is $135 and was recognized as deferred financing costs to be amortized over the term of the loan.

Debt Exchange Agreement

On November 15, 2018 the Company, entered into a Debt Exchange Agreement (the “Exchange Agreement”) with Jackson, pursuant to which, among other things, Jackson agreed to exchange $13,000 (the “Exchange Amount”) of indebtedness of the Company held by Jackson in exchange for 13,000 shares of a newly created class of preferred stock designated as the Series E Convertible Preferred Stock,

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par value $0.00001 per share, of the Company (the “Series E Preferred Stock”). The Company evaluated the accounting for the conversion of debt to preferred stock and concluded this conversion is a troubled debt restructuring. Accordingly, the issuance of the Series E Preferred Stock to Jackson in full settlement of the $13,000 in debt is accounted for similar to the transfer of assets, with the equity interest being measured at its fair value, less legal fees and other direct costs. ASC 470-60 requires that the excess of the carrying amount of the payable over the fair value of the assets or equity interest transferred be recognized as a gain. However, given that Jackson is a related party, ASC 470-50-40-2 states that this type of restructuring is in essence a capital transaction. As a result, no gain was recorded. Instead, the difference between the fair value of the Preferred Stock and Term Loan being extinguished was recorded within additional paid in capital. The Company recorded a total of $12,214 related to this conversion, net of legal fees and other direct costs including the write off of $445 in deferred financing costs related to the $13,000 debt.

The Series E Preferred Stock ranks senior to the Company’s common stock and any other series or classes of preferred stock now or after issued or outstanding with respect to dividend rights and rights on liquidation, winding up and dissolution.  Each share of Series E Preferred Stock is initially convertible into 561 shares of common stock of the Company at any time after October 31, 2020 or the occurrence of a Preferred Default (as defined in the Certificate of Designation for the Series E Preferred Stock).  A holder of Series E Preferred Stock is not required to pay any additional consideration in exchange for conversion of such Series E Preferred Stock into the Company’s common stock.  Series E Preferred Stock is redeemable by the Company at any time at a price per share equal to the stated value ($1,000 per share) plus all accrued and unpaid dividends thereon.

The Series E Preferred Stock carries quarterly dividend rights of (a) cash dividends accruing (i) at an annual rate per share equal to 12% from the date of issuance and (ii) 17% after the occurrence of a Preferred Default, and (b) a dividend payable in shares of Series E-1 Convertible Preferred Stock.  The shares of Series E-1 Preferred Stock have all the same terms, preferences and characteristics as the Series E  Preferred Stock (including, without limitation, the right to receive cash dividends), except (i) Series E-1 Convertible Preferred Stock are mandatorily redeemable by the Company within thirty (30) days after written demand received from any holder at any time after the earlier of the occurrence of a Preferred Default or November 15, 2020, for a cash payment equal to the Liquidation Value (as defined in the Certificate of Designation for the Series E Preferred Stock) plus any accrued and unpaid dividends thereon, (ii) each share of Series E-1 Preferred Stock is initially convertible into 602 shares of the Company’s common stock, and (iii) Series E‑1 Convertible Preferred Stock may be cancelled and extinguished by the Company if all shares of Series E Preferred Stock are redeemed by the Company on or prior to October 31, 2020.

In connection with the debt exchange agreement with Jackson on November 15, 2018, the Company entered into Amendment No. 2 to the Amended and Restated Warrant Agreement with Jackson, where by the exercise price of the Warrant was reduced from $3.50 per share to $1.66 per share and the period within which the Warrant may be exercised was extended from January 26, 2022 to January 26, 2024. The Company calculated the $357 incremental fair value by calculating the fair value of the warrants immediately before and immediately after the modification and recorded this in additional paid in capital.

On August 29, 2019, the Company, entered into a Fourth Omnibus Amendment and Reaffirmation Agreement with Jackson, as lender, which, among other things, amends the Amended and Restated Note Purchase Agreement, dated as of September 15, 2017. Pursuant to this agreement, the Company agreed to issue and sell to Jackson a 18% Senior Secured Note due December 31, 2019 in the aggregate principal amount of $2,538. All accrued and unpaid interest on the outstanding principal balance of this term note will be due and payable monthly on the first day of each month, beginning on October 1, 2019. Pursuant to the terms of this note, if this term note is not repaid by December 31, 2019, the Company will be required to issue 100,000 shares of its common stock to Jackson on a monthly basis until this term note is fully repaid, subject to certain exceptions to comply with Nasdaq listing standards. This note and all accrued interest remains unpaid. The Company has issued 500,000 shares to Jackson subsequent Fiscal 2019 year end.

The Jackson Note includes certain financial customary covenants, including a leverage ratio covenant. As of December 28, 2019, the Company was not in compliance with all covenants. On May 5, 2020, the Company received a waiver from Jackson curing the non-compliance as of March 30, 2020 and December 28, 2019, the past due interest payments that were due on October 1, 2019, January 1, 2020 and April 1, 2020 and the non payment of the $2,538 loan that was due on December 31, 2019. The Company has been making penalty payments of 100,000 shares monthly for the $2,538 loan that remains unpaid at the date of this filing.

HSBC Loan

On April 20, 2020, the terms of the loan with HSBC was amended whereby no capital repayments will be made between April 2020 to September 2020, and only interest payments will be made during this time.  Further, the Company is currently working with HSBC in the UK for an additional £1,000 term loan.

NOTE 11 – LEASES

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On December 30, 2018, the Company adopted ASC 842 using the modified retrospective transition approach allowed under ASU 2018-11 which releases companies from presenting comparative periods and related disclosures under ASC 842 and requires a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company has elected to apply the short-term lease exception to all leases of one year or less. In Fiscal 2019, as a result of the adoption of ASC 842, we have recorded a right of use (“ROU”) lease asset of approximately $4,888 with a corresponding lease liability of approximately $4,980 based on the present value of the minimum rental payments of such leases. The Company’s finance leases are immaterial both individually and in the aggregate.

Quantitative information regarding the Company’s leases for Fiscal 2019 is as follows:

Lease Cost	Classification	Fiscal 2019
Operating lease cost	SG&A Expenses	1,732

Other information
Weighted average remaining lease term (years)	3.7
Weighted average discount rate	6.45%

Future Lease Payments
2020	$1,825
2021	1,443
2022	594
2023	329
2024	321
Thereafter	1,143
$5,655
Less: Imputed Interest	675
$4,980

Leases – Current	$1,797
Leases - Non current	$3,183

As most of the Company’s leases do not provide an implicit rate, we use the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. This methodology was deemed to yield a measurement of the Right of Use Asset and associated lease liability that was appropriately stated in all material respects.

NOTE 12 – STOCKHOLDERS’ EQUITY

The Company effected a one-for-ten reverse stock split on September 17, 2015 and a one-for-five reserve stock split effective after the market close on January 3, 2018. All share and per share information in these consolidated financial statements have been adjusted to reflect this reverse stock split.

The Company issued the following shares of common stock during the Fiscal 2019:

	Number of	Fair Value	Fair Value at Issuance
	Common Shares	of Shares	(minimum and maximum
Shares issued to/for:	Issued	Issued	per share)
Equity raise	3,331,280	$5,515	$1.40	$2.00
Consultants	6,000	10	1.56	1.56
Board and committee members	22,400	32	0.83	1.79
Jackson Investment Group	100,000	75	0.75	0.75
	3,459,680	$5,632

The Company issued the following shares of common stock during the Fiscal 2018:

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	Number of	Fair Value	Fair Value at Issuance
	Common Shares	of Shares	(minimum and maximum
Shares issued to/for:	Issued	Issued	per share)
At-The-Market facility	742,980	$2,315	$1.61	$4.23
Jackson Investment Group	492,000	899	1.76	1.93
Employees	125,000	198	1.54	1.61
Board and committee members	21,000	44	1.40	3.25
Consultants	20,548	57	1.40	3.42
Acquisition	15,000	21	1.38	1.38
Reverse stock split (rounding up shares)	426	—	—	—
	1,416,954	$3,534

The Company’s authorized common stock consists of 40,000,000 shares having a par value of $0.00001. As of the end of Fiscal 2019 and Fiscal 2018, the Company has issued and outstanding 8,785,748 and 5,326,068 common shares, respectively.

In May 2017, the Company entered into an At-The-Market offering (“ATM”) agreement with Joseph Gunnar & Co., LLC to establish an at-the-market equity offering program pursuant to which they are able, with the Company’s authorization, to offer and sell up to $3 million of the Company’s common stock at prevailing market prices from time to time. In Fiscal 2019 and Fiscal 2018, the Company sold 428,600 and 742,980 shares of common stock under this program for net proceeds value of $528 (gross $600) and $2,245, respectively.

On January 22, 2019 the Company issued and sold 387,500 shares of the Company’s common stock to an institutional purchaser at a purchase price of $2.00 per share, for aggregate gross proceeds of approximately $775, before placement fees and estimated offering expenses. The offering of the Securities was made under the Company’s shelf registration statement on Form S-3 (Registration No. 333-208910) (the “Registration Statement”), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on March 22, 2016. The offering of the Securities was made only by means of a prospectus supplement that forms a part of the registration statement.

On February 12, 2019, the Company closed its previously announced firm commitment underwritten public offering in which, pursuant to an underwriting agreement between the Company and the underwriter, dated as of February 8, 2019, the Company issued and sold 2,425,000 shares of its common stock, at a public offering price of $1.65 per share. The gross proceeds from the offering were approximately $4,001 (net $3,078), excluding underwriting discounts and commissions and other estimated offering expenses. Pursuant to the underwriting agreement, the Company granted the underwriter an over-allotment option, which is exercisable for up to 45 days following the date of the prospectus for the offering, to purchase up to 363,750 additional shares of Common Stock.

On March 14, 2019, our underwriters exercised a portion of the over-allotment option for 90,180 shares at an exercise price of $1.65 per share. The Company received a total of $138 in net proceeds.

Restricted Shares

The Company has issued shares to employees and board and committee members under its 2015 Omnibus Incentive Plan and 2016 Omnibus Incentive Plan. Under these plans, the shares are restricted for a period of three years from issuance. As of Fiscal 2019, the Company has a total of 590,440 shares unvested issued to employees and Board and committee members. In accordance with ASC 718, Compensation – Stock Compensation, the Company recognizes stock based compensation from restricted stock based upon the fair value of the award at issuance over the vesting term on a straight line basis. The fair value of the award is calculated by multiplying the number of restricted shares by the Company’s stock price on the date of issuance. The impact of forfeitures has historically been immaterial to the financial statements. In Fiscal 2019 and Fiscal 2018, the Company recorded compensation expense associated with these restricted shares of $539 and $896, respectively. The table below is a rollforward of unvested restricted shares issued to employees and board of directors.

	Restricted Shares	Weighted Average Price Per Share
Balance at December 30, 2017	471,132	$6.14
Granted	168,424	1.66
Vested	(67,300)	19.90
Balance at December 29, 2018	572,256	$3.47
Granted	22,400	1.48
Vested/adjustments	(4,216)	5.52
Balance at December 28, 2019	590,440	$3.12

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Series A Preferred Stock – Related Party

On May 29, 2015, the Company filed a Certificate of Designations, Preferences and Rights of Series A Preferred Stock with the Nevada Secretary of State, whereby the Company designated 1,663,008 shares of preferred stock as Series A Preferred Stock, par value $0.00001 per share. On June 15, 2017, the Company reincorporated in the State of Delaware. The Series A Preferred Stock has a stated value of $1.00 per share and is entitled to a 12% dividend.

Shares of the Series A Preferred Stock are convertible into shares of common stock at the holder’s election at any time prior to December 31, 2020 (the “Redemption Date”), at a conversion rate of one and three tenths (1.3) shares of common stock for every 50 shares of Series A Preferred Stock that the Holder elects to convert. Originally the redemption date was December 31, 2018 and this was extended to December 31, 2020 in January 2019.  Except as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company legally available for distribution, prior to and in preference to distributions to the holders of the Company’s common stock, par value $0.00001 per share or classes and series of securities of the Company which by their terms do not rank senior to the Series A Preferred Stock, and either in preference to or pari passu with the holders of any other series of Preferred Stock that may be issued in the future that is expressly made senior or pari passu, as the case may be, an amount equal to the Stated Value of the Series A Preferred Stock less any dividends previously paid out on the Series A Preferred Stock.

The holders will be entitled to receive cash dividends at the rate of 12% of the Stated Value per annum, payable monthly in cash, prior to and in preference to any declaration or payment of any dividend on the common stock. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any shares of common stock, unless at the time of such dividend the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series A Preferred Stock.

The Certificate of Designation filed on May 29, 2015, designating the Series A Preferred Stock, was filed in connection with the Company’s issuance of an aggregate of 1,663,008 shares of Series A Preferred Stock to Brendan Flood and Matthew Briand for the conversion of the Gross Profit Appreciation Bonus (as defined in each employment agreement) associated with their employment agreements. The Certificate of Designation was approved and related issuances were ratified by the Company’s Board and Compensation and Human Resources Committee on May 29, 2015.

Up until the Redemption Date, holders may convert their shares into common stock at their election. On the Redemption Date, the Company shall redeem all of the shares of Series A Preferred Stock of each Holder, for cash or for shares of common stock in the Company’s sole discretion. If the Redemption Purchase Price is paid in shares of common stock, the holders shall initially receive one and three tenths (1.3) shares of common stock for each $50.00 of the Redemption Purchase Price. If the Redemption Purchase Price is paid in cash, the redemption price paid to each Holder shall be equal to the Stated Value for each share of Series A Preferred Stock, multiplied by the number of shares of Series A Preferred Stock held by such Holder, less the aggregate amount of dividends paid to such Holder through the Redemption Date.

As of Fiscal 2019 and Fiscal 2018, we had issued and outstanding 1,663,008 Series A Preferred Stock shares and no accrued dividends.  In Fiscal 2019 and Fiscal 2018, the Company paid dividends of $200 and $200, respectively. Subsequent to year end, the Company converted the Series A Preferred Shares awarded to Mr. Briand into 16,215 shares of common shares on January 21, 2020.

Series E Preferred Stock

The Series E Preferred Stock ranks senior to common stock and any other series or classes of preferred stock now or after issued or outstanding with respect to dividend rights and rights on liquidation, winding up and dissolution. Each share of Series E Preferred Stock is initially convertible into 561.8 shares of our common stock at any time after October 31, 2020 or the occurrence of a Preferred Default. A holder of Series E Preferred Stock is not required to pay any additional consideration in exchange for conversion of such Series E Preferred Stock into our common stock. Series E Preferred Stock is redeemable by the Company at any time at a price per share equal to the stated value ($1,000 per share) plus all accrued and unpaid dividends thereon. While the Series E Preferred Stock is outstanding, the Company is required to use the proceeds of any sales of equity securities, exclusively to redeem any outstanding shares of Series E Preferred Stock, except that the Company is permitted to use up to an aggregate of $3,000 of the gross proceeds from any equity offering completed on or before November 15, 2019 for working capital purposes. On January 22, 2019, the Company completed a registered direct offering of our common stock that generated $775 in gross proceeds that are to be used for working capital purposes. On February 12, 2019, the Company closed its previously announced firm commitment underwritten public offering in which, pursuant to an underwriting agreement between the Company and the underwriter, dated as of February 8, 2019, the Company issued and sold 2,425,000 shares of its common stock, at a public offering price of $1.65 per share. Notwithstanding the terms of the certificate of designations for Series E Preferred Stock, Jackson, the holder our outstanding shares of Series E Preferred

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Stock, did not require us to use the proceeds from our recent offerings in excess of $3,000 to redeem outstanding shares of the Series E Preferred Stock.  Instead, we used such excess proceeds to make a terminal payment to the sellers of FirstPro in final settlement of all deferred consideration due under our asset purchase agreement with such sellers.

In the event of liquidation, dissolution or winding up, the holders of the Series E Preferred Stock are entitled to receive out of the Company assets legally available for distribution, prior to and in preference to distributions to the holders of common stock or classes and series of securities which by their terms do not rank senior to the Series E Preferred Stock, and either in preference to or pari passu with the holders of any other series of preferred stock that may be issued in the future that is expressly made senior or pari passu, as the case may be, an amount equal to the stated value of the Series E Preferred Stock plus any accrued but unpaid dividends.

The Series E Preferred Stock carries quarterly dividend rights of (a) cash dividends accruing (i) at an annual rate per share equal to 12% from the date of issuance and (ii) 17% after the occurrence of a Preferred Default, and (b) a dividend payable in shares of Series E-1 Convertible Preferred Stock equal to 5% per annum of the liquidation value of the outstanding Series E Preferred Stock. The shares of Series E-1 Preferred Stock have all the same terms, preferences and characteristics as the Series E Preferred Stock (including, without limitation, the right to receive cash dividends), except (i) Series E-1 Convertible Preferred Stock are mandatorily redeemable by us within thirty (30) days after written demand received from any holder at any time after the earlier of the occurrence of a Preferred Default or November 15, 2020, for a cash payment equal to the Liquidation Value (as defined in the Certificate of Designation for the Series E Preferred Stock) plus any accrued and unpaid dividends thereon, (ii) each share of Series E-1 Preferred Stock is initially convertible into 602 shares of our common stock, and (iii) Series E-1 Convertible Preferred Stock may be cancelled and extinguished by us if all shares of Series E Preferred Stock are redeemed by us on or prior to October 31, 2020. As of December 28, 2019, 7,303,371 shares and 439,157 of common stock were issuable upon the potential conversion of Series E Preferred Stock and Series E-1 Preferred Stock, respectively. Due to the contingent nature of the cash redemption feature of the Series E-1 Preferred Stock, the Company classified the shares as mezzanine equity on the consolidated balance sheets.

Warrants

On January 26, 2017, the Company issued the Warrant to Jackson which entitled Jackson to purchase up to 630,000 shares of common stock at an initial exercise price of $6.75 per share (subject to adjustment). The Warrant is exercisable beginning on July 25, 2017 for a term of four and a half (4.5) years thereafter. The exercise price was subject to anti-dilution protection, including protection in circumstances where common stock is issued pursuant to the terms of certain existing convertible securities, provided that the exercise price shall not be adjusted below a price that is less than the consolidated closing bid price of the common stock. The Warrant had anti-dilution provisions which provided the holder with additional warrants and adjusted strike price in the event of stock repurchases by the Company or additional shares being issued in connection with the Series D Preferred Shares or Lighthouse promissory notes. As such, the Company has historically classified the Warrant as a liability.

On April 5, 2017, the Company amended the Warrant and entered into a second subordinated secured note with Jackson for $1,650. Under the terms of the amended Warrant, Jackson may purchase up to an additional 275,508 shares of common stock at $5.00 per share. The Warrant was amended to increase the amount of common stock issuable to Jackson pursuant to the anti-dilution clause contained therein, and to adjust the initial exercise price to $5.00 per share. The modification cost associated with this change was not material.

The Company had accounted for the warrants issued to Jackson as a liability under ASC 815-40 due to certain anti-dilution protection provisions. The warrants issued to Jackson were considered to be Level 3 liabilities under ASC 820.  On April 25, 2018, the Company and Jackson amended the Warrant to remove the anti-dilution clauses. No economic terms were adjusted. These clauses were the basis for recording the warrants as a liability. Therefore, upon execution of this amendment, the Company recorded a mark-to-market gain and reclassed the remaining liability to Additional paid-in capital. The Company recorded a gain from the change in fair value of the warrant liability of $0 and $879 in Fiscal 2019 and Fiscal 2018, respectively, using Black-Scholes valuation model.

In connection with the additional investment from Jackson, the Company entered into Amendment No. 1 to Amended and Restated Warrant Agreement (“Warrant agreement”) with Jackson.  The Warrant Amendment amended that certain Amended and Restated Warrant Agreement with Jackson, dated as of April 25, 2018 (the “Warrant”), to reduce the exercise price of the Warrant from $5.00 per share to $3.50 per share. The incremental fair value of repricing the Warrants to $3.50 per share is $135 and was recognized as deferred financing costs to be amortized over the term of the Jackson Note.

In connection with the debt exchange agreement with Jackson on November 15, 2018, the Company entered into Amendment No. 2 to the Amended and Restated Warrant Agreement with Jackson, where by the exercise price of the Warrant was reduced from $3.50 per share to $1.66 per share and the period within which the Warrant may be exercised was extended from January 26, 2022 to January 26,

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2024. The Company calculated the $357 incremental fair value by calculating the fair value of the warrants immediately before and immediately after the modification and recorded this in additional paid in capital.

Transactions involving the Company’s warrant issuances are summarized as follows:

Weighted
	Number of	Average
	Shares	Exercise Price
Outstanding at December 30, 2017	925,934	$5.03
Issued	—	—
Exercised	—	—
Expired or cancelled	—	—
Outstanding at December 29, 2018	925,934	$1.76
Issued	—	—
Exercised	—	—
Expired or cancelled	—	—
Outstanding at December 28, 2019	925,934	$1.76

The following table summarizes warrants outstanding as of Fiscal 2019:

	Number	Weighted Average	Weighted
	Outstanding	Remaining Contractual	Average
Exercise Price	and Exercisable	Life (years)	Exercise price
$1.66 - $62.50	925,934	2.09	$1.76

Incentive Plans

2014 Equity Incentive Plan

On January 28, 2014, our Board adopted the 2014 Equity Incentive Plan (the “2014 Plan”). Under the 2014 Plan, we may grant options to employees, directors, senior management of the company and, under certain circumstances, consultants. The purpose of the 2014 Plan is to retain the services of the group of persons eligible to receive option awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the company and its affiliates. A maximum of 50,000 shares of common stock has been reserved for issuance under this plan. The 2014 Plan expires on January 28, 2024. As of Fiscal 2018, all 50,000 shares have been issued.

2015 Omnibus Incentive Plan

On September 23, 2015, our Board adopted the 2015 Omnibus Incentive Plan (the “2015 Plan”). This plan has not been approved by our stockholders. Under the 2015 Plan, we may grant a variety of equity instruments to employees, directors, senior management of the company and, under certain circumstances, consultants. The purpose of the 2015 Plan is to retain the services of the group of persons eligible to receive option awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the company and its affiliates.

The 2015 Plan provides for an aggregate of 90,000 shares of common stock to be available for awards under the 2015 Plan (“Awards”). The number of shares available for grant pursuant to Awards under the 2015 Plan is referred to as the “Available Shares”. If an Award is forfeited, canceled, or if any Option terminates, expires or lapses without being exercised, the common stock subject to such Award will again be made available for future grant. However, shares that are used to pay the exercise price of an Option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the 2015 Plan.

The Plan will have a term of ten years and no further Awards may be granted under the 2015 Plan after that date.

2016 Omnibus Incentive Plan

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On October 25, 2016, our Board adopted the 2016 Omnibus Incentive Plan (the “2016 Plan”) to, among other things, attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. The 2016 Plan’s terms and conditions are similar to that of the 2015 Plan. On January 26, 2017, our stockholders approved the 2016 Plan, pursuant to which 500,000 shares of the Company’s common stock will be reserved for issuance under stock, restricted stock and stock option awards.  On May 30, 2018, our stockholders approved an amendment to the 2016 Plan to increase the total number of shares reserved for issuance under the 2016 Plan to 1,250,000 shares of the Company’s common stock. To date, the Company has issued 647,388 shares and options to purchase shares of common stock and therefore has 602,612 shares remaining under this plan. No stock options were granted in Fiscal 2019 and Fiscal 2018.

A summary of option activity during the Fiscal 2019 and Fiscal 2018 of the Company’s 2014 Equity Incentive Plan, 2015 Omnibus Incentive Plan and the 2016 Omnibus Incentive Plan is presented below:

	Options	Weighted Average Exercise Price
Outstanding at December 30, 2017	125,400	$43.98
Granted	—	—
Exercised	—	—
Expired or cancelled	(14,000)	85.00
Outstanding at December 29, 2018	111,400	$28.46
Granted	—	—
Exercised	—	—
Expired or cancelled	(34,900)	29.99
Outstanding at December 28, 2019	76,500	$27.76

During the Fiscal 2019 and Fiscal 2018, the Company recorded total share-based payment expense of $49 and $198, respectively, in connection with all options outstanding.

The total compensation cost related to options not yet amortized is $56 at Fiscal 2019. The Company will recognize this charge over approximately 2.5 years.

2016 Long-Term Incentive Plan

In May 2016, the Company’s Board approved the 2016 Long-Term Incentive Plan (the “2016 LTIP”). This plan was approved by our stockholders on January 26, 2017.

The material features of the 2016 LTIP are:

•	The maximum number of shares of common stock to be issued under the 2016 LTIP is 260,000 shares;
•	The award of performance units is permitted;
•	The term of the 2016 LTIP expired on December 31, 2018.

Board selected 260,000 shares to adequately motivate the participants and drive performance for the period.

The estimated fair value of the 2016 LTIP plan based on third party valuation was $136. As of Fiscal 2017, all units had been issued and all compensation expense amortized.  For Fiscal 2019 and Fiscal 2018, the Company recorded $0 and $0 in compensation expense, respectively, associated with the 2016 LTIP. All the units under this plan expired on December 31, 2018.

2019 Long-Term Incentive Plan

In January 2019, the Company’s Board approved the 2019 Long-Term Incentive Plan (the “2019 LTIP”).

The Board granted 365,000 units to adequately motivate the participants and drive performance for the period.

Units vest upon the following:

•	50% upon the employee being in good standing on December 31, 2020; and,
•	50% upon the average share price of the Company’s common stock during the 90-day period leading up to December 31, 2020, based upon the following Vesting Rate table:

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Average 2019 Price	Vesting Rate
<$8 per share	0
>$8 per share	Pro-rated
>=$12 per share	Full Vesting

The company has recognized expense of $232 related to the 2019 LTIP in Fiscal 2019.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Employment Agreements

The Flood Employment Agreement

On January 3, 2014, in connection with the acquisition of Initio, the Company entered into a services agreement (the “Flood Employment Agreement”) with Brendan Flood. Pursuant to the Flood Employment Agreement, Mr. Flood initially served as Executive Chairman of the Board. Mr. Flood was initially paid a salary of £192 per annum, less statutory deductions, plus other benefits including reimbursement for reasonable expenses, paid vacation and insurance coverage for his roles with both the Company and our U.K. subsidiary. Under the agreement, Mr. Flood’s salary is required to be adjusted (but not decreased) annually in connection with the CPI Adjustment (as defined in the Flood Employment Agreement). Mr. Flood is also entitled to an annual bonus of up to 50% of his annual base salary based reaching certain financial milestones. Additionally, Mr. Flood was entitled to a gross profit appreciation participation, which entitled the participants to 10% of Initio’s “Excess Gross Profit,” which is defined as the increase in Initio gross profits in excess of 120% of the base year’s gross profit, up to $400. Mr. Flood’s participating level was 62.5%. On May 29, 2015, the Gross Profit Appreciation Bonus associated with this employment agreement was converted into Series A Preferred Stock.

The Flood Employment Agreement has a term of five years and will automatically renew thereafter unless 12 months written notice is provided by either party. This employment agreement includes customary non-compete/solicitation language for a period of 12 months after termination of employment, and in the event of a change in control, the Company may request that Mr. Flood continue employment with the new control entity. On January 1, 2017 the Company increased his salary by the CPI Adjustment and provided an additional bonus of up to 25% of his base salary based upon achieving a certain leverage ratio. In December 2017, upon the reorganization of the Company and departure of Mr. Briand, Mr. Flood’s title was changed to Chairman and Chief Executive Officer of the Company. On January 1, 2018 the Company increased his salary by the CPI Adjustment. On January 1, 2019 and January 1, 2020, Mr. Flood was eligible for a CPI salary adjustment and chose to waive this adjustment. All other terms of Mr. Flood’s employment agreement remained unchanged.

The Faiman Employment Agreements

On February 5, 2016, the Company entered into an employment agreement (the “Faiman Employment Agreement”) with David Faiman. Pursuant to the Faiman Employment Agreement, Mr. Faiman was appointed as Chief Financial Officer effective March 1, 2016 and was granted an initial base salary of $275 per annum. Mr. Faiman was later appointed Treasurer and Executive Vice President of the Company until his departure from January 1, 2020 (refer to below for details).

The Faiman Employment Agreement provides for severance payments of continued regular salary through the end of the year in the event of a termination by the Company not for cause or a resignation by the employee for good reason, which includes a change in title, duties, responsibilities or direct report superior. Mr. Faiman’s salary is required to be increased (but not decreased) annually in connection with the CPI Adjustment as defined in the Faiman Employment Agreement. In connection with his employment, Mr. Faiman also received a grant of 10,000 restricted shares of the Company’s common stock, which fully vested on the second anniversary of Mr. Faiman’s employment start date. Annual adjustments to salary, as well as bonus and additional stock option awards may be granted at the discretion of the Board based on meeting personal and corporate objectives each year. Mr. Faiman’s annual bonus target is 50% of annual base salary. On January 1, 2017 the Company increased his salary by the CPI Adjustment and provided an additional bonus of up to 25% of his base salary based upon achieving a certain leverage ratio. On January 1, 2018 the Company increased his salary to an annualized salary of $320. On January 1, 2019 the Company increased his salary by the CPI Adjustment for the duration of Fiscal 2019.

On September 11, 2019, David Faiman and the Company entered into an agreement whereby Mr. Faiman agreed to transition his position and responsibilities with the Company (“Faiman Separation Agreement”), and Mr. Faiman’s Employment Agreement, dated February 5, 2016, was terminated.  Under the terms of the Faiman Separation Agreement, Mr. Faiman continued as the Company’s Chief Financial Officer including acting as the Company’s principal financial officer, for a period lasting until December 31, 2019.

Pursuant to the Faiman Separation Agreement, Mr. Faiman will be entitled to receive, among other things, (i) pay in an amount equal to his base salary through the separation date, payable in equal installments in accordance with the Company’s normal payroll policies, (ii) continuation of Mr. Faiman’s current Company-sponsored employee benefits through the separation date, (iii) accelerated vesting

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of any outstanding equity awards held by Mr. Faiman and the elimination of any obligations to forfeit such awards upon the termination of Mr. Faiman’s employment (provided that no award shall be extended beyond its original term) and (iv) a positive reference from the management of the Company.

In exchange for the consideration described above, Mr. Faiman granted a general release of claims in favor of the Company covering the period leading up to, and including, the date of the Separation Agreement. The Separation Agreement provides that, following the Separation Date and subject to Mr. Faiman executing another general release of claims in favor of the Company covering any claims leading up to, and including, the Separation Date, Mr. Faiman will also be entitled to additional consideration of, among other things, (i) severance in an amount equal to Mr. Faiman’s annual base salary for six (6) months, payable in equal installments in accordance with the Company’s normal payroll policies, and (ii) coverage under COBRA, payable directly by the Company, for all health insurance plan benefits to which Mr. Faiman was entitled prior to the Separation Date for a six (6) month period. The Company has recorded severance payable of approximately $190 in Fiscal 2019.

The Lutzo Employment Agreement

Effective August 10, 2018, Mr. Lutzo, our former legal counsel, is no longer with the Company. As part of his severance, he received severance pay in an amount equal to his annual base salary for six months and for a period of six months following his separation, all health insurance plan benefits which he was entitled to receive prior to the separation date.

The Barker Employment Agreement

The Company entered into an Employment Agreement with Alicia Barker that appointed her as the Company’s Chief Operating Officer effective July 1, 2018. Ms. Barker also serves as a member of our Board, but effective as of her appointment as our Chief Operating Officer, she no longer serves as a member of any Board committee and is not considered an independent director. Ms. Barker receives stock compensation for her service as a member of the Board.

Under the terms of her employment agreement, Ms. Barker currently receives an annual base salary of $250 and is entitled to receive an annual performance bonus of up to 50% of her base salary based on the achievement of certain performance metrics. Ms. Barker’s base salary is required to be reviewed by the Board on an annual basis and may be increased, but not decreased, in its sole discretion. Ms. Barker’s employment agreement also entitles her to reimbursement of certain out-of-pocket expenses incurred in connection with her services to the Company and to participate in the benefit plans generally made available to other executives of the Company.

In the event Ms. Barker is terminated without cause or for good reason (as such terms are defined in her employment agreement), she is entitled to receive (subject to certain requirements, including signing a general release of claims): (i) any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through her termination date; (ii) severance pay in an amount equal to 12 months base salary; and (iii) any earned but unpaid performance bonus. In the event Ms. Barker is terminated for cause or without good reason, she is only entitled to receive any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through her termination date. Ms. Barker’s employment agreement also contains customary confidentiality, non-solicitation and non-disparagement clauses.

The Gibbens Employment Agreement

The Company entered into an Employment Agreement with Mark Gibbens that appoints him as the Company’s Chief Financial Officer effective February 18, 2020, appointing Mr. Gibbens as the Company’s Chief Financial Officer commencing February 18, 2020 for an initial employment term of six months (“Initial Employment Term”). The Employment Agreement may be terminated at any time for any reason during the Initial Employment Term by either party upon no less than thirty days’ written notice, and will otherwise be automatically renewed for successive one year terms after the Initial Employment Term. Mr. Gibbens will also serve as the Company’s principal accounting officer and principal financial officer.

Under the Employment Agreement with Mr. Gibbens, he will receive an annual base salary of $325. Provided that Mr. Gibbens is employed by the Company through the Initial Employment Term, as soon as administratively possible following the commencement of the first Renewal Term, and in no event later than thirty days following the commencement of the first Renewal Term, Mr. Gibbens shall receive, pursuant to the 2016 Omnibus Incentive Plan, (i) an award covering 40,000 shares of the Company’s common stock, which will vest in three (3) equal annual installments on each of the first three anniversaries of the award’s grant, provided Mr. Gibbens is still employed by the Company through the applicable vesting date, and (ii) an additional award covering 40,000 shares of the Company’s Common Stock, which will vest in accordance with the terms and conditions of the Company’s standard form of performance compensation award agreement. In the event that Mr. Gibbens’ employment continues beyond the Initial Employment Term, for each calendar year or portion thereof during his employment, Mr. Gibbens shall be eligible for a discretionary bonus prorated for any partial year upon the same terms and criteria as provided for the Company’s Chief Operating Officer, as set forth separately to Mr. Gibbens.

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On April 13, 2020, the Company and Mark Gibbens, agreed by mutual understanding that Mr. Gibbens’ employment as an officer and employee of the Company will cease as of May 13, 2020, in accordance with the terms of his employment agreement with the Company dated February 17, 2020. Mr. Gibbens ceased to serve as the Company’s principal accounting officer and principal financial officer, effective as of April 17, 2020.

Earn-out Liabilities and Stock Value Guarantees

Pursuant to the acquisition of CBS Butler on September 15, 2017, the purchase price includes an earn-out payment of up to £4,214 (payable in December 2018, based upon CBS Butler’s operating performance during the period September 1, 2017 through August 31, 2018) and deferred consideration of £150 less the aggregate amount of any net asset shortfall amount, if any, as determined pursuant to the acquisition agreements for the acquisition of CBS Butler. In September 2018, the Company paid the deferred consideration of £150 ($195).

While the Company had recognized the liability for the contingent earn-out due the sellers of CBS Butler within current liabilities as of December 29, 2018, in March 2019 the Company filed a warranty claim against the sellers asserting certain misrepresentations for an amount which approximates the contingent earn-out. In April 2019, the sellers of CBS Butler responded denying the Company’s warranty claim and asserting that the earn-out amount is due. On July 5, 2019, the Company entered into a settlement agreement with the selling shareholders of CBS Butler for the full and final satisfaction of claims in exchange for a payment of approximately £2,150 by the Company to the CBS Butler shareholders.  The payment was due no later than July 26, 2019. The Company did not make the payment on July 26, 2019, as such the parties agreed to adjust the amount payable to £2,500. The Company paid this in full on August 30, 2019 and recorded a gain of approximately £894 ($1,077) on final settlement. The Company used the proceeds from the term note entered into with Jackson on August 29, 2019 for $2,538, to satisfy this obligation.

Pursuant to the acquisition of FirstPro Inc. (“FirstPro”) on September 15, 2017, the purchase price included deferred quarterly installments of $75 beginning on October 1, 2017, and $2,675 is payable annually in three equal installments beginning on September 15, 2018. The Company made $300 and $892 in quarterly installments and annual installment in Fiscal 2018. On March 1, 2019, the Company paid $1,125 in full satisfaction of the remaining liability, recognizing a gain of $847.

Pursuant to the acquisition of Clement May on June 28, 2018, the purchase price includes an earnout payment of up to £500 to be paid on or around December 28, 2019; and deferred consideration of £350, the amount to be calculated and paid pursuant to the Share Purchase Agreement, on or around June 28, 2019.  The Company paid deferred consideration of £350 ($444) on June 26, 2019. The earnout payment of £500 ($656) was paid in December 2019.

Pursuant to the acquisition of Key Resources Inc. (“KRI”) on August 27, 2018, the purchase price includes earnout consideration payable to the seller of $2,027 each on August 27, 2019 and August 27, 2020. The payment of the earnout consideration is contingent on KRI’s achievement of certain trailing gross profit amounts. On September 11, 2019, the Company entered into an amended agreement with the seller to delay the payment of the first year earnout of $2,027 until no later than February 27, 2020. For each full calendar month beyond August 27, 2019, that such payment is delayed, the Company shall pay the seller interest in the amount of $10 with the first such payment of interest due on September 30, 2019.  In addition, the amended agreement was further amended to change the due date for the second year earnout payment of $2,027 from August 27, 2020 to February 27, 2020. The seller of KRI, Pamela D. Whitaker (“Whitaker”) has filed a lawsuit against the Company asserting claims for breach of contract and declaratory judgment against the Company due under a share purchase agreement and is seeking $4,054 in alleged damages. While the Company had recognized the liability for the earnout consideration of $4,054 due to Whitaker, within current liabilities as of December 28, 2019, in February 2020, the Company filed an action against Whitaker for breach of contract which more than approximates the earnout consideration recognized. The Company paid interest of $30 in Fiscal 2019 and $40 subsequent to Fiscal 2019 year end. Refer to legal proceedings below for action filed against Whitaker, the former owner of KRI.

Lease Obligations

The Company is party to multiple lease agreements for office space. The agreements require monthly rental payments through September 2029. Total minimum obligations are approximately $1,825, $1,443, $594, $329, $321, and $1,143 a for the twelve months ended fiscal 2020, 2021, 2022, 2023, 2024 and beyond, respectively. For Fiscal 2019 and Fiscal 2018, rent expense amounted to $1,732 and $1,775, respectively.

Legal Proceedings

NewCSI, Inc. vs. Staffing 360 Solutions, Inc.

On May 22, 2014, NewCSI, Inc. (“Newsy”), the former owners of Control Solutions International, filed a complaint in the United States District Court for the Western District of Texas, Austin Division, against the Company arising from the terms of the Stock Purchase Agreement dated August 14, 2013 between the Company and Newsy. Newsy claimed that the Company breached a provision of the Stock Purchase Agreement (“SPA § 2.7”) that required the Company to calculate and pay to Newsy 50% of certain “Deferred Tax

F-31

Assets” within 90 days after December 31, 2013, subject to certain criteria. The case has been fully litigated resulting in the Company paying damages to Neswsy of $1,389 and reimbursing Newsy’s legal fees in the amount of $606 in June 2018.

Whitaker v. Monroe Staffing Services, LLC & Staffing 360 Solutions, Inc.

On December 5, 2019, former owner of Key Resources, Inc. (“KRI”), Pamela D. Whitaker (“Whitaker”, “Plaintiff”), filed a complaint in Guilford County, North Carolina (the “North Carolina Action”) asserting claims for breach of contract and declaratory judgment against Monroe and the Company (the “Defendants” arising out of the alleged non-payment of certain earn-out payments and interest purportedly due under a Share Purchase Agreement pursuant to which Whitaker sold all issued and outstanding shares in her staffing agency, KRI to Staffing 360’s subsidiary, Monroe Staffing Services in August 2018.  Whitaker is seeking $4,054 in alleged damages.

Defendants removed the action to the Middle District of North Carolina on January 7, 2020, and Plaintiff moved to remand on February 4, 2020.  Briefing on the motion to remand concluded on February 24, 2020.  Separately, Defendants moved to dismiss the action on January 14, 2020 based on Plaintiff’s failure to state a claim, improper venue, and lack of personal jurisdiction as to defendant Staffing 360 Solutions, Inc.  Alternatively, Defendants sought a transfer of the action to the Southern District of New York, based on the plain language of the Share Purchase Agreement’s forum selection clause.  Briefing on Defendants’ motion to dismiss concluded on February 18, 2020.  The parties await decisions from the court on both Plaintiff’s motion to remand and Defendants’ motion to dismiss.  On February 28, 2020, Plaintiff moved for leave to file an amended complaint. Defendants filed their opposition to the motion for leave on March 19, 2020. Plaintiff has filed a reply.

Separately, on February 26, 2020, Staffing 360 and Monroe filed an action against Whitaker in the United States District Court for the Southern District of New York (Case No. 1:20-cv-01716) (the “New York Action”).  The New York Action concerns claims for breach of contract and fraudulent inducement arising from various misrepresentations made by Whitaker to Staffing 360 and Monroe in advance of, and included in, the share purchase agreement.  Staffing 360 and Monroe are seeking damages in an amount to be determined at trial but in no event less than $6 million.  Whitaker has not yet responded to the claims asserted in the New York Action. On April 28, 2020, Whitaker brought an action to dismiss Monroe’s action. Monroe has until June 11, 2020, to reply to Whitaker’s motion to dismiss.

The Company intends to vigorously contest Whitaker’s claims in the North Carolina Action and pursue its claims in the New York Action.

Other Matters

On February 17, 2016, a previous law firm filed suit in the Supreme Court of the State of New York alleging that the Company owes $759, for legal services rendered. The Company disagreed with the quantity and quality of legal services provided by the firm to the Company. On March 17, 2016, the Company reached a settlement with the law firm in the amount of $505 to be paid in equal installments over 24 months beginning April 2016. The final payment was made on March 1, 2018.

NOTE 14 – SEGMENT INFORMATION

In December 2017, the Company reorganized its operations into three reportable segments: Commercial – US; Professional – US and Professional - UK.

F-32

	Fiscal 2019	Fiscal 2018
Commercial Staffing – US	$127,330	$107,318
Professional Staffing – US	37,294	49,752
Professional Staffing – UK	113,854	103,856
Total Revenue	$278,478	$260,926

Commercial Staffing – US	$20,080	$17,496
Professional Staffing – US	14,081	15,610
Professional Staffing – UK	14,148	15,199
Total Gross Profit	$48,309	$48,304

Selling, general and administrative expenses	$(44,327)	$(43,579)
Depreciation and amortization	(3,369)	(3,124)
Operating expenses – restructuring	10	57
Interest expense	(7,628)	(8,386)
Amortization of debt discount and deferred financing costs	(857)	(580)
Change in fair value of warrant liability	-	879
Re-measurement gain (loss) on intercompany note	383	(686)
Gain from sale of business	-	238
Gain on settlement of deferred consideration	1,924	-
Other expense	326	398
Loss Before Provision for Income Tax	$(5,229)	$(6,479)

For Fiscal 2019 and Fiscal 2018, the Company generated revenue in the U.S., the U.K. and Canada as follows:

	Fiscal 2019	Fiscal 2018
United States	$164,624	$157,070
United Kingdom	113,854	103,856
Total Revenue	$278,478	$260,926

For the period ended Fiscal 2019 and Fiscal 2018, the Company has assets in the U.S., the U.K. and Canada as follows:

	Fiscal 2019	Fiscal 2018
United States	74,671	$70,390
United Kingdom	$14,170	26,047
Total Assets	$88,841	$96,437

Total assets by segment is not presented as it is not reviewed by the Chief Operating Decision Maker in his evaluation of how to allocate capital and resources.

For the period ended Fiscal 2019 and Fiscal 2018, the Company has goodwill in the U.S. and the U.K. as follows:

	Fiscal 2019	Fiscal 2018
United States	$16,630	$16,630
United Kingdom	14,419	15,431
Total Goodwill	$31,049	$32,061

NOTE 15 – ACQUISITIONS

In accordance with ASC 805, the Company accounts for acquisitions using the purchase method under which the acquisition purchase price is allocated to the assets acquired and liabilities assumed based upon their respective fair values. The Company utilizes management estimates and, in some instances, may retain the services of an independent third-party valuation firm to assist in determining the fair values of assets acquired, liabilities assumed and contingent consideration granted. Such estimates and valuations require the Company to make significant assumptions, including projections of future events and operating performance.

F-33

On June 28, 2018, the Company and Staffing 360 Solutions Limited (formerly known as Longbridge Recruitment 360 Limited), a wholly owned subsidiary of the Company, entered into share purchase agreements (“Share Purchase Agreements”) to acquire all of the share capital of Clement May Limited (“CML”). Consideration for the acquisition of all the shares was (i) an aggregate cash payment of £1,550 ($2,047), (ii) 15,000 shares of the Company’s common stock, (iii) an earn-out payment of up to £500, the amount to be calculated and paid on or around December 28, 2019 pursuant to the Share Purchase Agreement, and (iv) deferred consideration of £350, to be paid on or around June 28, 2019, depending on the satisfaction of certain conditions set forth in that Share Purchase Agreement. To finance the above transaction, the Company entered into a term loan with HSBC Bank plc. The Company paid deferred consideration of £350 ($444) on June 26, 2019. The earnout payment of £500 ($656) was paid in December 2019.

On August 27, 2018, the Company and Monroe Staffing Services, LLC (“Monroe Staffing”), an indirect wholly-owned subsidiary of the Company, entered into a share purchase agreement with Pamela D. Whitaker (“Seller”), pursuant to which the Seller sold 100% of the common shares of Key Resources Inc. (“KRI”) to Monroe Staffing (the “KRI Transaction”). The KRI Transaction closed simultaneously with the signing of the share purchase agreement. The purchase price in connection with the KRI Transaction was approximately $12,163, of which (a) approximately $8,109 was paid to the Seller at closing, (b) up to approximately $2,027 is payable as earnout consideration to the Seller on August 27, 2019 and (c) up to $2,027 is payable as earnout consideration to the Seller on August 27, 2020.  The payment of the Earnout Consideration is contingent on KRI’s achievement of certain trailing gross profit amounts. On September 11, 2019, the Company entered into an amended agreement with the seller to delay the payment of the first year earnout of $2,027 until no later than February 27, 2020. For each full calendar month beyond August 27, 2019, that such payment is delayed, the Company shall pay the seller interest in the amount of $10 with the first such payment of interest due on September 30, 2019.  In addition, the amended agreement was further amended to change the due date for the second year earnout payment of $2,027 from August 27, 2020 to February 27, 2020. The seller of KRI, Pamela D. Whitaker (“Whitaker”) has filed a lawsuit against the Company asserting claims for breach of contract and declaratory judgment against the Company due under a share purchase agreement and is seeking $4,054 in alleged damages. While the Company had recognized the liability for the earnout consideration of $4,054 due to Whitaker, within current liabilities as of December 28, 2019, in February 2020, the Company filed an action against Whitaker for breach of contract which more than approximates the earnout consideration recognized. The Company paid interest of $30 in Fiscal 2019 and $40 subsequent to Fiscal 2019 year end.

To finance the above transaction, the Company entered into an agreement with Jackson Investment Group, LLC (“Jackson”) on August 27, 2018, pursuant to which the note purchase agreement dated as of September 15, 2017 was amended to add an additional senior debt investment of approximately $8,428 in the Company.

In connection with the acquisition of KRI and Clement May, the Company recorded the following intangible assets, based on valuation performed.

	KRI	Clement May
Goodwill	$3,347	$1,545

Intangible assets
Tradenames	1,000	470
Non-compete	-	273
Customer Relationships	6,400	451
	$7,400	$1,194

The following table summarizes the final allocation of the purchase price to the estimated fair values of net assets acquired at the date of the acquisition:

	KRI	Clement May
Purchase price	$11,537	$3,543
Less:
Net assets acquired	(790)	(804)
Intangibles	(7,400)	(1,194)
Goodwill	$3,347	$1,545

Goodwill of Clement May is included in the Company’s Professional-UK reportable segment. Goodwill of KRI is included in the Company’s Professional-US reportable segment.

Identified intangible assets for Clement May are being amortized on a straight-line basis over their weighted average estimated useful life of 8.4 years. The Company acquired a total of $14,305 in receivables and fair value of these receivables equals the contract value; and recorded contingent consideration associated with Clement May of £850 ($1,100).

F-34

Identified intangible assets of KRI are being amortized on a straight-line basis over their weighted average estimated useful life of 10 years. The Company acquired a total of $2,531 in receivables and fair value of these receivables equals the contract value; and recorded contingent consideration associated with KRI of $3,427, net of discounting.

In Fiscal 2018, the Company recorded a total of $105 and $35 in third party expenses associated with consummating the Clement May and KRI acquisitions, respectively, which are included in Selling, general and administrative expenses, excluding depreciation and amortization stated on the Consolidated Statement of Operations.

The following unaudited pro forma consolidated results of operation have been prepared, as if the acquisition of KRI and Clement May occurred on January 1, 2017.

Fiscal 2018
Revenues	$308,093
Net loss from continuing operations	(6,189)
Weighted average number of common stock shares - basic and diluted	4,378,447
Net loss per share from continuing operations	$(1.41)

The Company recorded revenues of $42,060 from the acquisitions completed during Fiscal 2018.

NOTE 16 – RELATED PARTY TRANSACTIONS

In addition to the Series A Preferred Shares and notes and warrants issued to Jackson, the following are other related party transactions:

Board and Committee Members

	Fiscal 2019
	Cash Compensation	Shares Issued	Value of Shares Issued	Compensation Expense Recognized
Dimitri Villard	$75	5,600	$8	$30
Jeff Grout	75	5,600	8	30
Nick Florio	75	5,600	8	30
Alicia Barker	-	5,600	8	4
	$225	22,400	$32	$94

	Fiscal 2018
	Cash Compensation	Shares Issued	Value of Shares Issued	Compensation Expense Recognized
Dimitri Villard	$75	5,600	$12	$68
Jeff Grout	75	5,600	12	70
Nick Florio	75	5,600	12	69
Alicia Barker	19	4,200	7	1
	$244	21,000	$43	$208

Appointment of Officers

On March 28, 2018, the Company appointed Alicia Barker to fill the Class II director vacancy created by the departure of Mr. Briand earlier in the year, such appointment was effective April 1, 2018. Ms. Barker joined the company’s board of directors as an independent director and serves on the Board’s Compensation and Human Resources Committee and on the Nominating and Corporate Governance Committee.

Effective July 1, 2018, the Company entered into an Employment Agreement with Alicia Barker that appointed her as the Company’s Chief Operating Officer. Ms. Barker will continue as a member of the Company’s board of directors, but effective with her appointment will no longer be a member of any Board committee, nor an independent member of the Board, bringing the number of independent directors to three of five Board members.

F-35

NOTE 17 – SUPPLEMENTAL CASH FLOW INFORMATION

	Fiscal 2019	Fiscal 2018
Cash paid for:
Interest	$7,225	$6,657
Income taxes	324	268

Non Cash Investing and Financing Activities:
Deferred purchase price of UK factoring facility	$13,856	$12,586
Shares issued in connection with Jackson term loan	75	899
Increase in lease liabilities from obtaining right-of-use assets – ASC 842 adoption	5,965	-
Shares issued for purchase consideration	-	21
Warrants adjustments in connection with Jackson term loan	-	682

NOTE 18 – INCOME TAXES

The components of loss before provision for income taxes for Fiscal 2018 and Fiscal 2019, are as follows:

	Fiscal 2019	Fiscal 2018
Domestic	$(4,795)	$(4,840)
Foreign	(434)	(1,639)
Loss before provision for income taxes	$(5,229)	$(6,479)

The provision for income taxes consisted of the following:

	Fiscal 2019	Fiscal 2018
Current:
Federal	$—	$—
State	119	60
Foreign	21	39
Total current tax expense	140	99
Deferred:
Federal	49	35
State	186	11
Foreign	(710)	(123)
Total deferred tax expense	(475)	(77)
Total tax (benefit) expense	$(335)	$22

The difference between the income tax provision on income (loss) and the amount computed at the U.S. federal statutory rate is due to:

	Fiscal 2019
Income benefit provision at Federal Statutory Rate	$(1,004)	21.00%
International tax rate differentials	(13)	0.28%
U.S. Permanent differences	349	-7.29%
Other True-Ups	(325)	6.81%
State Taxes	(1,741)	36.41%
Change in valuation allowance	2,399	-50.18%
Tax provision	$(335)	7.04%

Effective for the year ended December 28, 2018, the Tax Act resulted in a new limitation on interest expense under IRC Section 163(j).  New IRC Section 163(j) limits the Company’s annual deduction of interest expense to the sum of business interest income and 30 percent of the adjusted taxable income of the Company. The limitation for the year ended December 28, 2019 resulted in disallowed interest of $6,756, which can be carried forward indefinitely.

F-36

The Company has not provided for additional income or withholding taxes for any undistributed foreign earnings, nor have any taxes been provided for the outside basis difference inherent in these entities as the Company’s assertion is to indefinitely reinvest in foreign operations. Additionally, due to withholding tax, basis computations, and other related tax considerations, it is not practicable to estimate any taxes to be provided on outside basis differences at this time. Based on the amount of foreign undistributed earnings through December 31, 2019, we believe any such tax liability would be insignificant to the financial statements.

Our deferred tax assets (liabilities) are as follows:

	Fiscal 2019	Fiscal 2018
Deferred tax assets
Net operating loss carryforward	$5,858	$5,393
Tax credit, deduction and capital loss carryforward	2,327	2,504
Share-based compensation	847	687
Debt issuance costs	333	660
Accrued expenses and other liabilities	454	615
Interest limitation and carryforward	3,639	1,155
Operating lease liabilities	731	—
Total deferred tax assets	14,189	11,014
Less: valuation allowance	(11,948)	(9,619)
Deferred tax assets, net of valuation allowance	2,241	1,395

Deferred tax liabilities:
Deprecation	1,557	1,461
Basis differences in acquired intangibles	1,433	1,852
Operating lease - Right-of-use assets	731	—
Total deferred tax liabilities	3,721	3,313
Deferred tax liability	$(1,480)	$(1,918)

During Fiscal 2019 and Fiscal 2018, the Company has federal net operating losses (“NOLs”) of $14,371 and $15,264 that begin to expire in 2029.  As of November 15, 2018, the company had a change in ownership under Section 382 which limits the amount of useable NOLs going forward. As such, the company reduced the Federal NOL available by $7,220. As of December 28, 2019 and December 29, 2018, the Company has state operating losses of $47,581 and $31,922 that begin to expire in 2030, and foreign NOLs totaling $1,514 and $2,958 with an indefinite life. As of December 28, 2019 and December 29, 2018, the Company also has capital loss carryforward of $7,531 and $9,554, which, if unused, will begin to expire in 2023 and a general business credit carryforward of $248 and $248.

In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those periods in which temporary differences become deductible and/or net operating loss carryforwards can be utilized.  We consider the level of historical taxable income, scheduled reversal of temporary differences, tax planning strategies, and projected future taxable income in determining whether a valuation allowance is warranted.

During Fiscal 2019, the Company maintained a valuation allowance against its U.S. deferred tax assets. The Company’s valuation allowance increased by $2,410 during Fiscal 2019 primarily attributable to the Section 163(j) interest limitation. Additionally, the Company released the valuation allowance against the U.K. deferred tax assets. As a result of a review of the all of the Company’s operations within the U.K., management evaluated future taxable income and the Company’s reversal of deductible temporary differences  in the U.K. and concluded that a release of valuation allowance of $393 was appropriate.

During 2019, we maintained our federal and state tax attributes for unrecognized tax benefits related primarily to the treatment of stock compensation and stock options. If recognized, $674 of the unrecognized tax benefits are likely to attract a full valuation allowance, thereby offsetting the favorable impact to the effective rate.  A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	Fiscal 2019	Fiscal 2018
Beginning balance	$670	$1,136
Additions for tax positions of prior years	4	—
Reductions for tax positions of prior years	—	466
Loss before provision for income taxes	$674	$670

F-37

It is reasonably possible that the amount of the unrecognized tax benefits with respect to our unrecognized tax positions will increase or decrease in the next 12 months. These changes may be the result of, among other things, method changes. However, quantification of an estimated range cannot be made at this time.  The Company has accrued zero interest and penalties as of December 28, 2019 and December 28, 2018.

The Company, or one of its subsidiaries, files its tax returns in the U.S., United Kingdom, Canada and certain state tax jurisdictions with varying statutes of limitations. The Company has no tax years under examination at this time. Additional years may be open to the extent attributes are being carried forward to an open year.

F-38

Item 1. Financial Statements

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(All amounts in thousands, except share, par values and stated values)

	September 26,	December 28,
	2020	2019
	(Unaudited)
ASSETS
Current Assets:
Cash	$7,370	$1,196
Restricted cash	3,300	—
Accounts receivable, net	23,535	26,604
Prepaid expenses and other current assets	1,234	842
Total Current Assets	35,439	28,642

Property and equipment, net	1,218	1,528
Intangible assets, net	16,173	19,511
Goodwill	26,277	31,049
Right of use asset - leases	3,310	4,888
Other assets	2,884	3,223
Total Assets	$85,301	$88,841
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$14,427	$16,577
Accounts receivable financing	14,322	19,374
Current debt - related party	3,000	37,780
Current portion of debt	1,084	676
Payable - related party	2,980	3,884
PPP Loans	10,775	—
Lease liabilities, current	1,194	1,797
Other current liabilities	4,097	3,907
Total Current Liabilities	51,879	83,995

Long-term debt - related party	32,708	—
Long-term debt	1,034	—
PPP Loans, non current	8,620	—
Term loan	—	360
Lease liabilities, non current	2,147	3,183
Other long-term liabilities	4,258	1,670
Total Liabilities	100,646	89,208

Commitments and contingencies	—	—
Series E-1 Preferred Stock - Related Party, 6,500 designated, $0.00001 par value, 1,219 and 729 shares issued and outstanding as of September 26, 2020 and December 28, 2019, respectively	—	—

Stockholders’ Deficit:
Staffing 360 Solutions, Inc. Equity:
Preferred stock, $0.00001 par value, 20,000,000 shares authorized;
Series A Preferred Stock - Related Party, $0.00001 par value, 1,039,380 and 1,663,008 shares issued and outstanding, as of September 26, 2020 and December 28, 2019, respectively	—	—
Series E Preferred Stock - Related Party, 13,000 designated, $0.00001 par value, 13,000 shares issued and outstanding as of September 26, 2020 and December 28, 2019	13	13
Common stock, $0.00001 par value, 40,000,000 shares authorized as of September 26, 2020 and December 28, 2019; 9,333,763 and 8,785,748 shares issued and outstanding, as of September 26, 2020 and December 28, 2019, respectively	1	1
Additional paid in capital	74,293	76,214
Accumulated other comprehensive income (loss)	286	(58)
Accumulated deficit	(89,938)	(76,537)
Total Stockholders’ Deficit	(15,345)	(367)
Total Liabilities and Stockholders’ Deficit	$85,301	$88,841

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-39

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except share and per share values)

(UNAUDITED)

	Q3 2020	Q3 2019	Q3 2020 YTD	Q3 2019 YTD
Revenue	$48,640	$67,320	$150,693	$214,644

Cost of Revenue, excluding depreciation and amortization stated below	40,317	54,835	124,168	177,949

Gross Profit	8,323	12,485	26,525	36,695

Operating Expenses:
Selling, general and administrative expenses	9,391	11,361	28,609	32,552
Impairment of goodwill	—	—	2,969	—
Depreciation and amortization	768	867	2,312	2,621
Total Operating Expenses	10,159	12,228	33,890	35,173

(Loss) Income From Operations	(1,836)	257	(7,365)	1,522

Other (Expenses) Income:
Interest expense and amortization of debt discount and deferred financing costs	(1,746)	(2,059)	(6,277)	(5,977)
Re-measurement gain (loss) on intercompany note	442	(467)	(348)	(484)
Gain on business sale	220	—	220	—
Gain on settlement of deferred consideration	—	1,138	—	1,985
Other income	161	51	122	308
Total Other Expenses, net	(923)	(1,337)	(6,283)	(4,168)

Loss Before Provision for Income Tax	(2,759)	(1,080)	(13,648)	(2,646)

Benefit from (Provision for) income taxes	118	(28)	247	296

Net Loss	(2,641)	(1,108)	(13,401)	(2,350)

Dividends - Series A Preferred Stock - related party	31	50	93	150
Dividends - Series E Preferred Stock - related party	553	390	2,111	1,170
Dividends - Series E-1 Preferred Stock - related party	208	182	575	546

Net Loss Attributable to Common Stock Holders	$(3,433)	$(1,730)	$(16,180)	$(4,216)

Basic and Diluted Loss per Share:

Net Loss Attributable to Common Stock Holders	$(0.39)	$(0.20)	$(1.85)	$(0.53)
Weighted Average Shares Outstanding – Basic and Diluted	8,777,683	8,821,607	8,767,183	7,974,186

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-40

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(All amounts in thousands)

(UNAUDITED)

	Q3 2020	Q3 2019	Q3 2020 YTD	Q3 2019 YTD
Net Loss	$(2,641)	$(1,108)	$(13,401)	$(2,350)

Other Comprehensive (Loss) Income
Foreign exchange translation adjustment	(169)	717	344	719
Comprehensive Loss Attributable to the Company	$(2,810)	$(391)	$(13,057)	$(1,631)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-41

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(All amounts in thousands)

(UNAUDITED)

	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Additional paid in capital	Accumulated other comprehensive income (loss)	Accumulated Deficit	Total Deficit
	Series E-1		Series A		Series E		Common Stock
Balance December 28, 2019	729	$—	1,663,008	$—	13,000	$13	8,785,748	$1	$76,214	$(58)	$(76,537)	$(367)
Shares issued to/for:
Employees, directors and consultants	—	—	—	—	—	—	31,800	—	479	—	—	479
Share issuance to Jackson	—	—	—	—	—	—	500,000	—	324	—	—	324
Warrants issued to consultants	—	—	—	—	—	—	—	—	55	—	—	55
Conversion of Series A to common shares	—	—	(623,628)	—	—	—	16,215	—	—	—	—	—
Dividends - Series A Preferred Stock - Related Party	—	—	—	—	—	—	—	—	(93)	—	—	(93)
Dividends - Series E Preferred Stock - Related Party	—	—	—	—	—	—	—	—	(2,111)	—	—	(2,111)
Dividends - Series E-1 Preferred Stock - Related Party	490	—	—	—	—	—	—	—	(575)	—	—	(575)
Foreign currency translation gain	—	—	—	—	—	—	—	—	—	344	—	344
Net loss	—	—	—	—	—	—	—	—	—	—	(13,401)	(13,401)
Balance September 26, 2020	1,219	$—	1,039,380	$—	13,000	$13	9,333,763	$1	$74,293	$286	$(89,938)	$(15,345)

	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Additional paid in capital	Accumulated other comprehensive income (loss)	Accumulated Deficit	Total Deficit
	Series E-1		Series A		Series E		Common Stock
Balance June 27, 2020	1,053	$—	1,039,380	$—	13,000	$13	9,322,563	$1	$74,890	$455	$(87,297)	$(11,938)
Shares issued to/for:
Employees, directors and consultants	—	—	—	—	—	—	11,200	—	140	—	—	140
Share issuance to Jackson	—	—	—	—	—	—	—	—	—	—	—	—
Warrants issued to consultants	—	—	—	—	—	—	—	—	55	—	—	55
Dividends - Series A Preferred Stock - Related Party	—	—	—	—	—	—	—	—	(31)	—	—	(31)
Dividends - Series E Preferred Stock - Related Party	—	—	—	—	—	—	—	—	(553)	—	—	(553)
Dividends - Series E-1 Preferred Stock - Related Party	166	—	—	—	—	—	—	—	(208)	—	—	(208)
Foreign currency translation loss	—	—	—	—	—	—	—	—	—	(169)	—	(169)
Net loss	—	—	—	—	—	—	—	—	—	—	(2,641)	(2,641)
Balance September 26, 2020	1,219	$—	1,039,380	$—	13,000	$13	9,333,763	$1	$74,293	$286	$(89,938)	$(15,345)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-42

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

(All amounts in thousands)

(UNAUDITED)

	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Additional paid in capital	Accumulated other comprehensive income (loss)	Accumulated Deficit	Total Equity
	Series E-1		Series A		Series E		Common Stock
Balance December 29, 2018	81	$—	1,663,008	$—	13,000	$13	5,326,068	$—	$73,772	$2,053	$(71,643)	4,195
Shares issued to/for:
Employees, directors and consultants	—	—	—	—	—	—	22,800	—	621	—	—	621
Sale of common stock, net	—	—	—	—	—	—	3,331,280	1	4,395	—	—	4,396
Dividends - Series A Preferred Stock - Related Party	—	—	—	—	—	—	—	—	(150)	—	—	(150)
Dividends - Series E Preferred Stock - Related Party	—	—	—	—	—	—			(1,170)	—	—	(1,170)
Dividends - Series E-1 Preferred Stock - Related Party	486	—	—	—	—	—			(546)	—	—	(546)
Dividends - Common Stockholders	—	—	—	—	—	—			(249)	—	—	(249)
Foreign currency translation gain	—	—	—	—	—	—	—	—	—	719	—	719
Net loss	—	—	—	—	—	—	—	—	—	—	(2,350)	(2,350)
Balance September 28, 2019	567	$—	1,663,008	$—	13,000	$13	8,680,148	$1	$76,673	$2,772	$(73,993)	$5,466

	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Additional paid in capital	Accumulated other comprehensive income (loss)	Accumulated Deficit	Total Equity
	Series E-1		Series A		Series E		Common Stock
Balance June 29, 2019	81	$—	1,663,008	$—	13,000	$13	8,245,948	$1	$76,711	$2,055	$(72,885)	5,895
Shares issued to/for:
Employees, directors and consultants	—	—	—	—	—	—	5,600	—	198	—	—	198
Sale of common stock, net	—	—	—	—	—	—	428,600	—	471	—	—	471
Dividends - Series A Preferred Stock - Related Party	—	—	—	—	—	—	—	—	(50)	—	—	(50)
Dividends - Series E Preferred Stock - Related Party	—	—	—	—	—	—	—	—	(390)	—	—	(390)
Dividends - Series E-1 Preferred Stock - Related Party	486	—	—	—	—	—	—	—	(182)	—	—	(182)
Dividends - Common Stockholders	—	—	—	—	—	—	—	—	(85)	—	—	(85)
Foreign currency translation gain	—	—	—	—	—	—	—	—	—	717	—	717
Net loss	—	—	—	—	—	—	—	—	—	—	(1,108)	(1,108)
Balance September 28, 2019	567	$—	1,663,008	$—	13,000	$13	8,680,148	$1	$76,673	$2,772	$(73,993)	$5,466

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-43

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

(UNAUDITED)

	Q3 2020 YTD	Q3 2019 YTD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(13,401)	$(2,350)
Adjustments to reconcile net loss used in operating activities:
Depreciation and amortization	2,312	2,621
Amortization of debt discount and deferred financing costs	521	529
Bad debt expense	879	—
Stock based compensation	534	621
Impairment of goodwill	2,969	—
Gain on settlement of deferred consideration	—	(1,985)
Gain from sale of business	(220)	—
Re-measurement loss on intercompany note	348	484
Changes in operating assets and liabilities:
Accounts receivable	(4,805)	(8,994)
Prepaid expenses and other current assets	(446)	(187)
Other assets	390	(395)
Accounts payable and accrued expenses	(1,860)	3,240
Interest payable - related party	(871)	(190)
Other current liabilities	192	(54)
Other long-term liabilities and other	2,540	(341)
NET CASH USED IN OPERATING ACTIVITIES	(10,918)	(7,001)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(226)	(415)
Proceeds from disposal of business	3,300	—
Collection of UK factoring facility deferred purchase price	6,830	10,502
NET CASH PROVIDED BY INVESTING ACTIVITIES	9,904	10,087

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of term loan	(165)	(522)
Proceeds from term loan	1,220	—
(Repayment of) Proceeds from term loan - related party	(2,538)	2,538
Proceeds from PPP loans	19,395	—
Repayments on accounts receivable financing, net	(4,999)	(3,702)
Dividends paid to related parties	(2,480)	(1,125)
Dividends paid on common stock	—	(249)
Proceeds from sale of common stock	—	5,515
Payments made for earn-outs	—	(5,613)
Financing costs - related party	—	(188)
Third party financing costs	—	(1,122)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	10,433	(4,468)

NET INCREASE (DECREASE) IN CASH AND RESTRICTED CASH	9,419	(1,382)

Effect of exchange rates on cash	55	(2)

Cash and Restricted Cash - Beginning of period	1,196	3,181

Cash and Restricted Cash - End of period	$10,670	$1,797

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-44

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Staffing 360 Solutions, Inc. (“we,” “us,” “our,” “Staffing 360,” or the “Company”) was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., ticker symbol “STAF,” on March 16, 2012. On June 15, 2017, the Company changed its state of domicile to Delaware. We are a rapidly growing public company in the international staffing sector. Our high-growth business model is based on finding and acquiring, suitable, mature, profitable, operating, domestic and international staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology (“IT”), engineering, administration (“Professional”) and light industrial (“Commercial”) disciplines.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

These condensed consolidated financial statements and related notes are presented in accordance with generally accepted accounting principles in the United States (“GAAP”), expressed in U.S. dollars.

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

These unaudited condensed consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the GAAP.

These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the fiscal year ended December 28, 2019 which are included in the Company’s December 28, 2019 Form 10-K (“Fiscal 2019”), filed with the United States Securities and Exchange Commission on May 11, 2020. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited consolidated financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the period ended September 26, 2020 are not necessarily indicative of results for the entire year end. This report is for the period June 28, 2020 to September 26, 2020 (“Q3 2020”), December 29, 2019 to September 26, 2020 (“Q3 2020 YTD”), June 30, 2019 to September 28, 2019 (“Q3 2019”) and December 30, 2018 to September 28, 2019 (“Q3 2019 YTD”). The Company uses a 4-4-5 calendar month which only has 364 days and as such an extra week would need to be added every few years. In October of 2020, the Company’s board of directors (the “Board”) approved the addition of this extra week to this year’s fiscal year end resulting in the year ending on January 2, 2021.

Liquidity

The accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern. The accompanying financial statements have been prepared on a basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements as of the quarter ended September 26, 2020, the Company has an accumulated deficit of $89,938 and a working capital deficit of $16,440. At September 26, 2020, we had total debt of $57,253 and $7,370 of cash on hand. We have historically met our cash needs through a combination of cash flows from operating activities, term loans, promissory notes, convertible notes, private placement offerings and sales of equity. Our cash requirements are generally for operating activities and debt repayments

The financial statements included in this quarterly report have been prepared assuming that we will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity, capital requirements and that our credit facilities with our lenders will remain available to us.

On October 26, 2020, the Company entered into a Second Amended and Restated Note Purchase Agreement (the “Amended Note Purchase Agreement”) and a Second Amended and Restated 12% Senior Secured Note due September 30, 2022, or the Jackson Note, with Jackson Investment Group (“Jackson”), which amended and restated our Existing Note Purchase Agreement, as amended.  The Amended Note Purchase Agreement refinanced an aggregate of $35.7 million of debt provided by Jackson pursuant to the Existing

F-45

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

Note Purchase Agreement and the Existing Jackson Notes. The entire outstanding principal balance of the Jackson Notes shall be due and payable on September 30, 2022. For more information, see Note 13.

The Amended Note Purchase Agreement includes certain financial customary covenants and the Company has had in prior periods had instances of non-compliance. As of September 26, 2020, any non-compliance of the covenants were waived with the refinancing. Management has historically been able to obtain from Jackson waivers of any non-compliance however, there can be no assurance that the Company will be able to obtain such waivers, and should Jackson refuse to provide a waiver in the future, the outstanding debt under the Amended Note Purchase Agreement could become due immediately, which exceeds our current cash balance.

During Q3 2020 and on October 26, 2020, the Company and certain domestic subsidiaries of the Company entered into amendments to the Credit and Security Agreement, dated as of April 8, 2015, as amended (the “Credit and Security Agreement”), with MidCap Funding X Trust, as successor-by-assignment to MidCap Financial Trust (“MidCap”) to extend the maturity date of the facility from August 8, 2020 to September 1, 2022. For more information, see Note 13.

As discussed further below under COVID-19, during the second quarter of 2020 the Company received funds under the Payroll Protection Program (“PPP”) amounting to $19,395. While such amounts could be forgiven under the terms of the PPP, there can be no assurance that forgiveness will be granted. As of September 26, 2020, the short-term balance of amounts due under the PPP loan exceed our current cash balance.

Going concern

The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern. The Company’s debt obligations and certain unsecured payments associated with historical acquisitions are due in the next 12 months, and the Company’s debt obligations with Jackson and MidCap may become due on demand due to certain covenant violations discussed above, which are in excess of cash and cash equivalents on hand. Historically, the Company has funded such payments either through cash flow from operations or the raising of capital through additional debt or equity. If the Company is unable to obtain additional capital, such payments may not be made on time.

The Novel Coronavirus Disease 2019 (“COVID-19”), is impacting worldwide economic activity, and activity in the United States and the United Kingdom where the Company’s operations are based. The nature of work of the contractors the Company supports mostly are on the site of the Company’s clients.  As a result, the Company is subject to the plans and approaches of the Company’s clients to work during this period.  This includes whether they support remote working when they have decided to close their facilities.  To the extent that the Company’s clients have decided to or are required to close their facilities or not permit remote work when they decide to close facilities, the Company would no longer generate revenue and profit from that client. In addition, in the event that the Company’s clients’ businesses suffer or close as a result of the COVID-19 pandemic, the Company may experience decline in its revenue or write-off of receivables from such clients. During the quarter ended September 26, 2020, the Company recognized a write-off of receivables amounting to approximately $900 as a result of a customer’s business closure. Developments such as social distancing and shelter-in-place directives have impacted the Company’s ability to deploy its staffing workforce effectively thereby impacting contracts with customers in the Company’s Commercial Staffing and Professional Staffing business streams where the Company has seen declines of approximately 17% in revenues during the third quarter of 2020 as compared with the first quarter of 2020; however, compared to the second quarter of 2020, the Company has seen 12% increases in revenues. Compared to Q3 2019 YTD, the Company has seen declines of approximately 30% in revenues during Q3 2020 YTD. Such government-imposed precautionary measures may have been relaxed in certain countries or states, but there is no assurance that more strict measures will be put in place again due to a resurgence in COVID-19 cases. Therefore, the ongoing COVID-19 pandemic may continue to affect the Company’s operation and to disrupt the marketplace in which the Company operates and may negatively impact its sales in fiscal year 2020 and the Company’s overall liquidity. These factors combined with the uncertainty generated by the economic reaction to the COVID-19 pandemic raise substantial doubt about the Company’s ability to continue as a going concern.

Divesture of Business

On September 24, 2020, the Company and Staffing 360 Georgia, LLC d/b/a firstPRO, a wholly-owned subsidiary of the Company (the “Seller”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with FirstPro Recruitment, LLC (the “Buyer”), pursuant to which the Seller sold to the Buyer substantially all of the Seller’s assets used in or related to the operation or conduct of its professional staffing and recruiting business in Georgia (the “Assets,” and such sale, the “FirstPro Transaction”). The Buyer is a former employee of Staffing 360 Georgia, LLC d/b/a firstPRO.

F-46

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

In addition, the Buyer has agreed to assume certain liabilities related to the Assets. The purchase price in connection with the FirstPro Transaction was $3,300, of which (a) $1,220 was paid at closing (the “Initial Payment”) and (b) $2,080 was held in a separate escrow account (the “Escrow Funds”), which will be released upon receipt of the forgiveness of the Company’s PPP loan by the U.S. Small Business Administration (the “SBA”). In the event that all or any portion of the PPP Loan is not forgiven by the SBA, all or portion of the Escrow Funds will be used to repay any unforgiven portion of the PPP Loan in full. The FirstPro Transaction closed on September 24, 2020. In September, the Company submitted the PPP Loan forgiveness applications to the SBA. As of the date of this quarterly report, the PPP Loans have not been approved for forgiveness, and there is no guarantee that all or portion of the PPP Loan will be forgiven. The consideration of $3,300 is presented as restricted cash in the Company’s consolidated balance sheet as of September 26, 2020 due to the escrow arrangement and restrictions set forth by Jackson.

The Asset Purchase Agreement contains non-competition and non-solicitation provisions customary for agreements of this type. In addition, under the terms of the Asset Purchase Agreement, the Company has agreed to indemnify the Buyer against certain liabilities, subject to certain conditions and limitations as set forth in the Asset Purchase Agreement.

In connection with execution of the Asset Purchase Agreement, the Company and certain of its subsidiaries entered into a Consent Agreement (the “Consent”) with Jackson, a noteholder under the Existing Note Purchase Agreement. Under the terms of the Consent and the Certificate of Designation of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”), in consideration for Jackson’s consent to the FirstPro Transaction, the Initial Payment was used to redeem a portion of the Series E Preferred Stock subsequent to September 26, 2020, and the Escrow Funds, subject to the forgiveness of the PPP Loan discussed above, will be used to redeem a portion of the Series E Preferred Stock. On September 28, 2020, the Company redeemed 1,300 shares of Base E Series E Preferred Stock for $1,300, as such there is currently 11,700 shares of Base Series E Preferred Stock outstanding.

To induce the Buyer to enter into the Asset Purchase Agreement, the Company also entered into a Transition Services Agreement with the Buyer, pursuant to which each party will provide certain transition services such as payrolling through to year end 2020 to minimize any disruption to the businesses of the Seller and the Buyer arising from the FirstPro Transaction.

COVID-19

The full impact of the COVID-19 pandemic continues to evolve as of the date of this quarterly report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on its financial condition, liquidity, operations, industry, and workforce. Developments such as social distancing and shelter-in-place directives have impacted the Company’s ability to generate revenues. Given the daily evolution of the COVID-19 pandemic, including new information which may emerge concerning the severity of COVID-19 and the global responses to curb its spread and to treat its impact, the Company has seen a reduction in sales as a result of the COVID-19 pandemic; however the Company continues to take action to reduce the negative effects of the COVID-19 pandemic on its operations through various cost cutting initiatives including reductions to support personnel, temporary salary reductions, and elimination of other non-essential spend. Should the impact from the pandemic go on for an extended period of time, management has developed further plans to partially mitigate the impact of the pandemic.

On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief, and Economic Security (CARES) Act.” The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. It also appropriated funds for the SBA Paycheck Protection Program (“PPP”) loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19.

On May 12, 2020, Monroe Staffing Services, LLC (“Monroe Staffing”), an indirect subsidiary of the Company, entered into a note (the “May 12 Note”) with Newton Federal Bank (the “Bank”), pursuant to the PPP of the CARES Act administered by the SBA. The principal amount of the May 12 Note is $10,000.

In accordance with the requirements of the CARES Act, the Company and Monroe Staffing (collectively, the “May 12 Note Borrowers”) used the proceeds from the May 12 Note in accordance with the requirements of the PPP to cover certain qualified expenses, including payroll costs, rent and utility costs. The May 12 Note Borrowers used the entire proceeds under the May 12 Note for such qualifying expenses. Interest accrues on the May 12 Note at the rate of 1.00% per annum. In September 2020, the May 12

F-47

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

Note Borrowers applied for forgiveness of the amount due under the May 12 Note, in an amount equal to $10,000. As the date of this quarterly report, the May 12 Note has not been approved for forgiveness, and there is no guarantee that all or portion of the May 12 Note will be forgiven.

Subject to any forgiveness under the PPP, the May 12 Note matures two years following the date of issuance of the May 12 Note and includes a period for the first six months during which time required payments of interest and principal are deferred. Beginning on the seventh month following the date of the May 12 Note, the May 12 Note Borrowers are required to make 18 monthly payments of principal and interest. The May 12 Note may be prepaid at any time prior to maturity. The May 12 Note provides for customary events of default, including, among others, those relating to breaches of obligations under the May 12 Note, including a failure to make payments, any bankruptcy or similar proceedings involving the May 12 Note Borrowers, and certain material effects on the May 12 Note Borrowers’ ability to repay the May 12 Note. The May 12 Note Borrowers did not provide any collateral or guarantees for the May 12 Note.

On May 20, 2020, Key Resources Inc. (“KRI”), Lighthouse Placement Services, LLC (“LH”) and Staffing 360 Georgia, LLC (“SG”), each a wholly owned direct or indirect subsidiary of the Company, entered into the following notes, each dated May 20, 2020, with the Bank, pursuant to the PPP of the CARES Act administered by the SBA. KRI entered into a note (the “KRI Note”) for the principal amount of approximately $5,443, LH entered into a note (the “LH Note”) for the principal amount of approximately $1,890, and SG entered into a note (the “SG Note,” and, together with the KRI Note and LH Note, the “May 20 Notes”) for the principal amount of approximately $2,062. The combined total of the May 20 Notes is approximately $9,395.

In accordance with the requirements of the CARES Act, the Company, KRI, LH and SG (collectively, the “May 20 Note Borrowers”) intends to use the proceeds from the May 20 Notes in accordance with the requirements of the PPP to cover certain qualified expenses, including payroll costs, rent and utility costs. Interest accrues on each of the May 20 Notes at the rate of 1.00% per annum. The May 20 Note Borrowers may apply for forgiveness of the amount $9,395 due under the May 20 Notes, in an amount equal to the sum of qualified expenses under the PPP. The May 20 Note Borrowers intend to use the entire proceeds under the May 20 Notes for such qualifying expenses. As the date of this quarterly report, the May 20 Note has not been approved for forgiveness, and there is no guarantee that all or portion of the May 20 Note will be forgiven. In the event that all or any portion of the May 20 Note is not forgiven by the SBA, all or portion of the Escrow Funds will be used to repay any unforgiven portion of the SG Note in full. For more information on the Escrow Funds, see “—Divestiture of Business” herein.

Subject to any forgiveness under the PPP, each of the May 20 Notes mature two years following the date of issuance of the May 20 Notes and include a period for the first six months during which time required payments of interest and principal are deferred. Beginning on the seventh month following the date of each of the May 20 Notes, the May 20 Note Borrowers are required to make 18 monthly payments of principal and interest.  The May 20 Notes may be prepaid at any time prior to maturity. The May 20 Notes provide for customary events of default, including, among others, those relating to breaches of obligations under the May 20 Notes, including a failure to make payments, any bankruptcy or similar proceedings involving the Borrowers, and certain material effects on the Borrowers’ ability to repay the May 20 Notes. The May 20 Note Borrowers did not provide any collateral or guarantees for the May 20 Notes.

Based upon these payment terms the Company has recognized $10,775 of the PPP Loan as a short-term obligation and $8,620 as long term.

The application for these funds required the Company to certify in good faith that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further required the Company to take into account the Company’s current business activity and its ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The Company made this good faith assertion based upon the adverse impact the COVID-19 pandemic had on the Company’s business and the degree of uncertainty introduced to the capital markets. While the Company has made this assertion in good faith based upon all available guidance, management will continue to assess their continued qualification if and when updated guidance is released by the Treasury Department.

All or a portion of the PPP Loan may be forgiven by the SBA upon application by the Company beginning 60 days but not later than 120 days after loan approval and upon documentation of expenditures in accordance with the SBA requirements. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the eight-week period beginning on the date of loan approval. For purposes of the CARES Act, payroll costs exclude compensation of an individual employee in excess of $100, prorated annually. Not more than 40% of the forgiven amount

F-48

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

may be for non-payroll costs. Forgiveness is reduced if full-time headcount declines, or if salaries and wages for employees with salaries of $100 or less annually are reduced by more than 25%. The ultimate forgiveness of the PPP loan is also predicated upon regulatory authorities concurring with management’s good faith assessment that the current economic uncertainty made the loan request necessary to support ongoing operations. If, despite the Company’s good-faith belief that given the circumstances the Company satisfied all eligibility requirements for the PPP Loan, the Company is later determined to have violated any applicable laws or regulations or it is otherwise determined that the Company was ineligible to receive the PPP Loan, the Company may be required to repay the PPP Loan in its entirety and/or be subject to additional penalties. In the event the PPP Loan, or any portion thereof, is forgiven pursuant to the PPP, the amount forgiven is applied to outstanding principal. The Company has applied for loan forgiveness and waiting for notification from the SBA.

Effective March 27, 2020, the Company is deferring Federal Insurance Contributions Act taxes under the CARES Act section 2302. Payment of these tax deferrals are delayed to December 31, 2021 and December 31, 2022.

Goodwill

Goodwill relates to amounts that arose in connection with various acquisitions and represents the difference between the purchase price and the fair value of the identifiable intangible and tangible net assets when accounted for using the purchase method of accounting. Goodwill is not amortized, but it is subject to periodic review for impairment. Events that would indicate impairment and trigger an interim impairment assessment include, but are not limited to, current economic and market conditions, a decline in the equity value of the business, a significant adverse change in certain agreements that would materially affect reported operating results, business climate or operational performance of the business and an adverse action or assessment by a regulator.

In accordance with ASU No. 2011-08, Intangibles-Goodwill and Other (Topic 350) Testing Goodwill for Impairment, or ASU 2011-08, the Company is required to review goodwill by reporting unit for impairment at least annually or more often if there are indicators of impairment present. A reporting unit is either the equivalent of, or one level below, an operating segment. The Company early adopted the provisions in ASU 2017-04, which eliminates the second step of the goodwill impairment test. As a result, the Company’s goodwill impairment tests include only one step, which is a comparison of the carrying value of each reporting unit to its fair value, and any excess carrying value, up to the amount of goodwill allocated to that reporting unit, is impaired.

The carrying value of each reporting unit is based on the assignment of the appropriate assets and liabilities to each reporting unit. Assets and liabilities were assigned to each reporting unit if the assets or liabilities are employed in the operations of the reporting unit and the asset and liability is considered in the determination of the reporting unit fair value.

The Company performed its annual goodwill impairment testing as of September 29, 2019 and no impairment was recognized.  In Q1 and Q3 2020, the Company determined that the COVID-19 outbreak is, and is continued impact on certain reporting units was a triggering event due to its this could impact on industry and market conditions, have negative effect on earnings and cash flows, and overall financial performance. The Company employed a combination of market approach (valuations using comparable company multiples) and income approach (discounted cash flow analysis) to derive the fair value of the reporting unit when performing its impairment testing. Volatility in the Company’s stock price can result in the net book value of the Company’s reporting units approximating, or even temporarily exceeding market capitalization, however, the fair value of the Company’s reporting units is driven solely by the market price of the Company’s common stock. As described above, fair value of the Company’s reporting units is derived using a combination of an asset approach, an income approach and a market approach. These valuation techniques consider several other factors beyond our market capitalization, such as the estimated future cash flows of our reporting units, the discount rate used to present value such cash flows and the market multiples of comparable companies. Changes to input assumptions used in the analysis could result in materially different evaluations of goodwill impairment.

The Company recognized an impairment with respect to its FirstPro reporting unit of $2,969 during the quarter ended March 28, 2020. The impairment resulted from a continued decline in that reporting unit’s revenue which experienced significant and prolonged declines as a result of the COVID-19 pandemic. To determine the impairment, the Company employed a combination of market approach (valuations using comparable company multiples), income approach (discounted cash flow analysis) and prevailing market conditions to derive the fair value of the reporting unit. Under ASU 2017-04, which the Company early adopted, the impairment amount represents the excess of the carrying value over the fair value of the reporting unit.

In Q3 2020, the Company determined that the continued impact of the COVID-19 pandemic is a triggering event for certain reporting units. The Company employed a combination of market approach (valuations using comparable company multiples) and income approach (discounted cash flow analysis) to derive the fair value of the reporting unit.

F-49

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

No impairments to goodwill were recognized during the quarter ended September 26, 2020, however, in the case of one reporting unit, the fair value exceeded the carrying value by a minimal percentage. This reporting unit has goodwill of $14.2 million and an estimated fair value that exceeds its carrying value by 2.4%. Goodwill for this reporting units should be considered at risk given the approximation of the estimated fair value to the carrying value of the reporting unit. In the assumptions utilized by management, declines to revenue are expected to continue in the fourth quarter of 2020 and then improve in future years with modest growth rates. Management has made assumptions regarding partial recovery from the COVID-19 pandemic in 2021 and 2022. The assumed discount rate utilized in the income approach model was considered to be commensurate with the estimation uncertainty for this reporting unit. If the assumptions utilized by management are not achieved and declines to operations are greater than anticipated in the fourth quarter of 2020 while failing to achieve growth in future periods as a result of the prolonged impact of COVID-19 pandemic an impairment to goodwill could be recorded and such amount could be material to the financial statements. A reduction in the projected long-term operating performance of this reporting unit, market declines, changes in discount rates or other conditions could result in a material impairment in the future.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, “Revenues from Contracts with Customers”, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company accounts for revenues when both parties to the contract have approved the contract, the rights and obligations of the parties are identified, payment terms are identified, and collectability of consideration is probable. Payment terms and services offered vary by client.

The Company has primarily two main forms of revenue – temporary contractor revenue and permanent placement revenue.  Temporary contractor revenue is accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on time based basis. The contracts stipulate weekly or monthly billing and the Company recognizes revenue when the performance is completed, based on the time incurred at the contractual rate as we have the right to payment in an amount that corresponds directly with the value of performance completed to date. Permanent placement revenue is recognized on the date the candidate’s full-time employment with the customer has commenced. The customer is invoiced on the start date, and the contract stipulates payment due under varying terms, typically 30 days. The contract with the customer may stipulate a guarantee period whereby the customer may be refunded if the employee is terminated within a short period of time, however this has historically been infrequent, and immaterial upon occurrence. As such, the Company’s performance obligations are satisfied upon commencement of the employment, at which point control has transferred to the customer. Revenues in Q3 2020 was comprised of $47,177 of temporary contractor revenue and $1,463 of permanent placement revenues compared with $63,821 and $3,499 for Q3 2019 of temporary contractor revenue and permanent placement revenues, respectively. Revenue in Q3 2020 YTD was comprised of $145,150 of temporary contractor revenue and $5,543 of permanent placement revenue, compared with $205,809 and $8,835 for Q3 2019 YTD, respectively. Refer to Note 10 for further details on breakdown by segments.

Reclassifications

We may make certain reclassifications to prior period amounts to conform with the current year’s presentation. These reclassifications did not have a material effect on our condensed consolidated statement of financial position, results of operations or cash flows.

Income Taxes

The Company’s provision for income taxes is based upon an estimated annual tax rate for the year applied to federal, state and foreign income. On a quarterly basis, the annual effective tax rate is adjusted, as appropriate, based upon changed facts and circumstances, if any, as compared to those forecasted at the beginning of the fiscal year and each interim period thereafter.

The Company’s effective tax rate may change from period to period based on recurring and non-recurring factors including the geographical mix of earnings, enacted tax legislation, state and local income taxes, and tax audit settlements.  The effective income tax

F-50

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

rate was (4.28)%, 2.60%, (1.81)% and (11.16)% for the period ending Q3 2020, Q3 2019, Q3 2020 YTD and Q3 2019 YTD, respectively.

Foreign Currency

The Company recorded a non-cash foreign currency remeasurement gain (loss) of $442, $(467), $(348) and $(484) in Q3 2020, Q3 2019, Q3 2020 YTD and Q3 2019 YTD, respectively, associated with its U.S dollar denominated intercompany note.

Recent Accounting Pronouncements

On December 31, 2019, the FASB issued ASC 2019-12 “Income Taxes: Simplifying the Accounting for Income Taxes” (Topic 740). The amendments in this update simplify the accounting for income taxes by removing the certain exceptions. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption of the amendments is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The Company will adopt the guidance when it becomes effective.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). This standard requires an impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, each reporting entity should estimate an allowance for expected credit losses, which is intended to result in more timely recognition of losses. This model replaces multiple existing impairment models in current U.S. GAAP, which generally requires a loss to be incurred before it is recognized. The new standard applies to trade receivables arising from revenue transactions such as contract assets and accounts receivable. Under ASC 606, revenue is recognized when, among other criteria, it is probable that an entity will collect the consideration it is entitled to when goods or services are transferred to a customer. When trade receivables are recorded, they become subject to the CECL model and estimates of expected credit losses on trade receivables over their contractual life will be required to be recorded at inception based on historical information, current conditions, and reasonable and supportable forecasts. This guidance is effective for smaller reporting companies for annual periods beginning after December 15, 2022, including the interim periods in the year. Early adoption is permitted. The Company will adopt the guidance when it becomes effective.

NOTE 3 – LOSS PER COMMON SHARE

The Company utilizes the guidance per ASC 260, “Earnings per Share.”  Basic earnings per share are calculated by dividing income/loss available to stockholders by the weighted average number of common stock shares outstanding during each period. Our Series A, Series E and Series E-1 Preferred Stockholders (related parties) receive certain dividends or dividend equivalents that are considered participating securities and our loss per share is computed using the two-class method. For Q3 2020, Q3 2019, Q3 2020 YTD and Q3 2019 YTD, pursuant to the two-class method, as a result of the net loss attributable to common stockholders, losses were not allocated to the participating securities.

F-51

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

Diluted earnings per share are computed using the weighted average number of common stock shares and dilutive common stock equivalents outstanding during the period. Dilutive common stock equivalents consist of shares of common stock issuable upon the conversion of preferred stock, convertible notes, unvested equity awards and the exercise of stock options and warrants (calculated using the modified treasury stock method).  Such securities, shown below, presented on a common stock equivalent basis and outstanding as of September 26, 2020 and September 28, 2019 have not been included in the diluted earnings per share computations, as their inclusion would be anti-dilutive due to the Company’s net loss as of September 26, 2020 and September 28, 2019:

	September 26,	September 28,
	2020	2019
Convertible preferred shares	8,064,732	7,688,175
Warrants	1,015,934	925,935
Restricted shares – unvested	212,815	495,690
Long term incentive plan (2019 LTIP)	370,000	380,000
Options	76,500	79,560
Total	9,739,981	9,569,360

NOTE 4 – ACCOUNTS RECEIVABLE BASED FINANCING FACILITIES

HSBC Invoice Finance (UK) Ltd – Facility

On February 8, 2018, CBS Butler Holdings Limited (“CBS Butler”), Staffing 360 Solutions Limited and The JM Group, entered into an arrangement with HSBC Invoice Finance (UK) Ltd (“HSBC”) which provides for HSBC to purchase the subsidiaries’ accounts receivable up to an aggregate amount of £11,500 across all three subsidiaries. The terms of the arrangement provide for HSBC to fund 90% of the purchased accounts receivable upfront and, a secured borrowing line of 70% of unbilled receivables capped at £1,000 (within the overall aggregate total facility of £11,500). The arrangement has an initial term of 12 months, with an automatic rolling three-month extension and carries a service charge of 1.80%.

On June 28, 2018, Clement May Limited (“CML”), the Company’s new subsidiary entered into an agreement with a minimum term of 12 months for purchase of debt (“APD”) with HSBC, joining CBS Butler, Staffing 360 Solutions Limited and The JM Group (collectively, with CML, the “Borrowers”) as “Connected Clients” as defined in the APD. The Connected Client APDs carry an aggregate facility limit of £20,000 across all Borrowers. The obligations of the Borrowers are secured by a fixed charge and a floating charge on the Borrowers’ respective accounts receivable and are subject to cross-company guarantees among the Borrowers. In addition, the secured borrowing line against unbilled receivables was increased to £1,500. In July 2019, the aggregate facility limit was extended to £22,500 across all Borrowers. The facility was reviewed on June 30, 2020 and extended for another 12 months.

Under ASU 2016-16, “Statement of Cash Flows (Topic 230, Classification of Certain Cash Receipts and Cash Payments, a consensus of the FASB Emerging Issues Task Force), the upfront portion of the sale of accounts receivable is classified within operating activities, while the deferred purchase price portion (or beneficial interest), once collected, is classified within investing activities.

Midcap Funding Trust

On August 2, 2019, the Company amended the facility with Midcap to allow for additional borrowing against the unbilled receivables by $1,000 to a cap of $2,300 and extended the maturity of the facility to August 8, 2020. During Q3 2020 and on October 26, 2020, the Company and certain domestic subsidiaries of the Company entered into amendments to the Credit and Security Agreement with MidCap to extend the maturity date of the facility from August 8, 2020 to September 1, 2022. In addition, the Company also agreed to certain amendments to the financial covenants.

As of September 26, 2020 and December 28, 2019 approximately $12,324 and $17,298 are outstanding under this facility, respectively.

NOTE 5 – GOODWILL

The following table provides a roll forward of goodwill:

F-52

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

	September 26, 2020	December 28, 2019
Beginning balance, net	$31,049	$32,061
Accumulated impairment losses	(2,969)	-
Disposition of business	(1,577)	-
Currency translation	(226)	(1,012)
Ending balance, net	$26,277	$31,049

The Company recognized an impairment with respect to its FirstPro reporting unit of $2,969 during the quarter ended March 28, 2020. The impairment resulted from a continued decline in that reporting unit’s revenue which experienced significant and prolonged declines as a result of the COVID-19 pandemic. To determine the impairment, the Company employed a combination of market approach (valuations using comparable company multiples), income approach (discounted cash flow analysis) and prevailing market conditions to derive the fair value of the reporting unit. Under ASU 2017-04, which the Company early adopted, the impairment amount represents the excess of the carrying value over the fair value of the reporting unit.

In Q3 2020, the Company determined that the continued impact of the COVID-19 pandemic is a triggering event for certain reporting units. The Company employed a combination of market approach (valuations using comparable company multiples) and income approach (discounted cash flow analysis) to derive the fair value of the reporting unit.

No impairments to goodwill were recognized during the quarter ended September 26, 2020, however, in the case of one reporting unit, the fair value exceeded the carrying value by a minimal percentage. This reporting unit has goodwill of $14.2 million and an estimated fair value that exceeds its carrying value by 2.4%. Goodwill for this reporting units should be considered at risk given the approximation of the estimated fair value to the carrying value of the reporting unit. In the assumptions utilized by management, declines to revenue are expected to continue in the fourth quarter of 2020 and then improve in future years with modest growth rates. Management has made assumptions regarding partial recovery from the COVID-19 pandemic in 2021 and 2022. The assumed discount rate utilized in the income approach model was considered to be commensurate with the estimation uncertainty for this reporting unit. If the assumptions utilized by management are not achieved and declines to operations are greater than anticipated in the fourth quarter of 2020 while failing to achieve growth in future periods as a result of the prolonged impact of COVID-19 pandemic  an impairment to goodwill could be recorded and such amount could be material to the financial statements. A reduction in the projected long-term operating performance of this reporting unit, market declines, changes in discount rates or other conditions could result in a material impairment in the future.

NOTE 6 – DEBT

	September 26, 2020	December 28, 2019
Jackson Investment Group - related party	$35,740	$38,278
PPP Loans	19,395	-
HSBC Term Loan	2,118	1,035
Total Debt, Gross	57,253	39,313
Less: Debt Discount and Deferred Financing Costs	(32)	(497)
Total Debt, Net	57,221	38,816
Less: Non Current Portion	(42,362)	(360)
Total Current Debt, Net	$14,859	$38,456

Jackson Debt

On August 29, 2019, the Company entered into a Fourth Omnibus Amendment and Reaffirmation Agreement with Jackson, as lender, which, among other things, amends the Existing Note Purchase Agreement. Pursuant to this Existing Note Purchase Agreement, the Company agreed to issue and sell to Jackson a 18% Senior Secured Note due December 31, 2019 in the aggregate principal amount of $2,538. All accrued and unpaid interest on the outstanding principal balance of this term note was due and payable monthly on the first day of each month, beginning on October 1, 2019. Pursuant to the terms of this term note, if this term note was not repaid by December 31, 2019, the Company was required to issue 100,000 shares of its common stock to Jackson on a monthly basis until this term note is fully repaid, subject to certain exceptions to comply with Nasdaq listing standards. The Company has booked additional

F-53

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

expense of $0 and $324 related to the issuances of 0 and 500,000 shares of common stock to Jackson for the period Q3 2020 and Q3 2020 YTD, respectively. The Company paid the $2,538 loan in full on May 28, 2020.

On October 26, 2020, the Company entered into the Amended Note Purchase Agreement and the Jackson Note with Jackson, which amended and restated the Existing Note Purchase Agreement.  The Amended Note Purchase Agreement refinances an aggregate of $35.7 million of debt provided by Jackson, extending the due and payable of this to September 30, 2022. In connection with the amendment and restatement, the Company paid Jackson an amendment fee of $488 in the fourth quarter.

Under the terms of the Amended Note Purchase Agreement and Jackson Note, the Company is required to pay interest on the debt at a per annum rate of 12%. The interest is payable monthly in cash; provided that, the Company may elect to pay up to 50% of monthly interest in-kind (“PIK Interest”) by adding such PIK Interest to the outstanding principal balance of the Jackson Note. For any month that the Company elects to pay interest in-kind, the Company is required to pay Jackson a fee in shares of our common stock (“PIK Fee Shares”) in an amount equal to $25 divided by the average closing price, as reported by Nasdaq, of such shares of common stock over the 5 trading days prior to the applicable monthly interest payment date. If such average market price is less than $0.50, or is otherwise undeterminable because such shares of common stock are no longer publicly traded or the closing price is no longer reported by Nasdaq, then the average closing price for these purposes shall be deemed to be $0.50, and if such average closing price is greater than $3.50, then the average closing price for these purposes shall be deemed to be $3.50. For the period of November 2020 through and including March 2021, each monthly interest due and payable shall be reduced by $166, and for the period commencing May 2021 through and including September 2021, each monthly interest due and payable shall be increased by $166.

Under the terms of the Amended Note Purchase Agreement, the Company is required to make a mandatory prepayment of the principal amount of the Jackson Note of not less than $3,000 no later January 31, 2021. This amount has been reflected as a current liability as of the quarter ended September 26, 2020. The entire outstanding principal balance of the Jackson Note shall be due and payable on September 30, 2022.  The debt continues to be secured by substantially of the Company’s domestic subsidiaries’ assets pursuant to the Amended and Restated Security Agreement with Jackson, dated September 15, 2017.

The Amended Note Purchase Agreement includes certain financial customary covenants, including a leverage ratio covenant. As of September 26, 2020, any non-compliance of the covenants was waived with the refinancing in October 2020. For more information, see Note 13.

The Company has presented the Jackson term note refinanced in October 2020 within long term liabilities in accordance with ASC 470 which provides that the short term obligation as of September 26, 2020 can be excluded from current liabilities as the Company has demonstrated the ability to refinance the short term obligation on a long term basis by virtue of the October 26, 2020 debt amendment.

HSBC Loan

On April 20, 2020, the terms of the loan with HSBC was amended whereby no capital repayments will be made between April 2020 to September 2020, and only interest payments will be made during this time.  On May 15, 2020, the Company entered into a 3 year term loan with HSBC in the UK for £1,000.

NOTE 7 – LEASES

On December 30, 2018, the Company adopted ASC 842 using the modified retrospective transition approach allowed under ASU 2018-11 which releases companies from presenting comparative periods and related disclosures under ASC 842 and requires a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company has elected to apply the short-term lease exception to all leases of one year or less. As of September 26, 2020, as a result of the adoption of ASC 842, we have recorded a right of use (“ROU”) lease asset of approximately $3,310 with a corresponding lease liability of approximately $3,341 based on the present value of the minimum rental payments of such leases. The Company’s finance leases are immaterial both individually and in the aggregate.

Quantitative information regarding the Company’s leases for the period ended September 26, 2020 is as follows:

Lease Cost	Classification	Q3 2020 YTD
Operating lease cost	SG&A Expenses	1,302

F-54

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

Other information
Weighted average remaining lease term (years)	3.6
Weighted average discount rate	6.3%

Future Lease Payments
2020	$362
2021	1,124
2022	590
2023	329
2024	321
Thereafter	1,143
$3,869
Less: Imputed Interest	528
3,341

Leases - Current	1,194
Leases - Non Current	2,147

As most of the Company’s leases do not provide an implicit rate, we use the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

NOTE 8 – EQUITY

Common Stock

The Company issued the following shares of common stock during the nine-month period ended September 26, 2020:

Shares issued to/for:	Number of Common Shares Issued	Fair Value of Shares Issued	Fair Value at Issuance (minimum and maximum per share)
Jackson Investment Group	500,000	$324	$0.36	$0.92
Preferred Series A Conversion	16,215	-	-	-
Consultant	15,000	18	1.22	1.22
Board and Committee members	16,800	11	0.56	0.85
	548,015	$353

The Company issued the following shares of common stock during the nine month period ended September 28, 2019:

Shares issued to/for:	Number of Common Shares Issued	Fair Value of Shares Issued	Fair Value at Issuance (minimum and maximum per share)
Equity raise	3,331,280	$5,515	$1.40	$2.00
Consultants	6,000	10	1.56	1.56
Board and Committee members	16,800	28	1.58	1.79
	3,354,080	$5,553

Subsequent to September 26, 2020, the Company issued 5,600 shares to the directors of the Board as part of fourth quarter board fees, 5,000 to employees as part of the debt refinancing and 300,000 shares to our CEO and President, Brendan Flood in connection with the debt refinancing. Of the 300,000 shares issued to Brendan Flood, only 100,000 vested upon the closing of the refinancing with Jackson.

Restricted Shares

F-55

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

The Company has issued shares of restricted stock to employees and members of the Board under its 2015 Omnibus Incentive Plan and 2016 Omnibus Incentive Plan. Under these plans, the shares are restricted for a period of three years from issuance. As of September 26, 2020, the Company has issued a total of 212,815 restricted shares of common stock to employees and Board members that remain restricted. In accordance with ASC 718, Compensation – Stock Compensation, the Company recognizes stock based compensation from restricted stock based upon the fair value of the award at issuance over the vesting term on a straight-line basis. The fair value of the award is calculated by multiplying the number of shares of restricted stock by the Company’s common stock price on the date of issuance. The impact of forfeitures has historically been immaterial to the financial statements. The Company recorded compensation expense associated with these restricted shares of $61, $132, $227 and $407, for the periods ended Q3 2020, Q3 2019, Q3 2020 YTD and Q3 2019 YTD, respectively.

Stock Options

The Company recorded share-based payment expense of $7, $7, $20 and $43 for the periods ended Q3 2020, Q3 2019, Q3 2020 YTD and Q3 2019 YTD, respectively.

Convertible Preferred Shares

Series A Preferred Stock – Related Party

On May 29, 2015, the Company filed a Certificate of Designations, Preferences and Rights of Series A Preferred Stock with the Nevada Secretary of State, whereby the Company designated 1,663,008 shares of preferred stock as Series A Preferred Stock, par value $0.00001 per share. On June 15, 2017, the Company reincorporated in the State of Delaware. The Series A Preferred Stock has a stated value of $1.00 per share and is entitled to a 12% dividend.

Shares of the Series A Preferred Stock are convertible into shares of common stock at the holder’s election at any time prior to December 31, 2020, at a conversion rate of one and three tenths (1.3) shares of common stock for every 50 shares of Series A Preferred Stock that the holder elects to convert.

In the periods ended Q3 2020, Q3 2019, Q3 2020 YTD and Q3 2019 YTD, the Company paid $0, $50, $0 and $150, respectively, in dividends to its Series A Preferred Stockholders. On January 21, 2020, the Company converted the shares of Series A Preferred Stock awarded to Mr. Briand into 16,215 shares of common stock.   The Company has $93 and $0 of dividends payable to Series A Preferred Stockholders – Related Party at the end of Q3 2020 YTD and Q3 2019 YTD.

Series E Preferred Stock - Related Party

The Series E Preferred Stock ranks senior to common stock and any other series or classes of preferred stock now or after issued or outstanding with respect to dividend rights and rights on liquidation, winding up and dissolution. Each share of Series E Preferred Stock was initially convertible into 561.8 shares of our common stock at any time after October 31, 2020 or the occurrence of a Preferred Default (as defined in the Certificate of Designation for Series E Preferred Stock, as amended). A holder of Series E Preferred Stock is not required to pay any additional consideration in exchange for conversion of such Series E Preferred Stock into our common stock. Series E Preferred Stock is redeemable by the Company at any time at a price per share equal to the stated value ($1,000 per share) plus all accrued and unpaid dividends thereon. While the Series E Preferred Stock is outstanding, the Company is required to use the proceeds of any sales of equity securities, exclusively to redeem any outstanding shares of Series E Preferred Stock, except that the Company was permitted to use up to an aggregate of $3,000 of the gross proceeds from any equity offering completed on or before November 15, 2019 for working capital purposes.

On January 22, 2019, the Company completed a registered direct offering of 387,500 shares of common stock that generated $775 in gross proceeds that were used for working capital purposes. On February 12, 2019, the Company closed its previously announced firm commitment underwritten public offering in which, pursuant to an underwriting agreement between the Company and the underwriter, dated as of February 8, 2019, the Company issued and sold 2,425,000 shares of its common stock, at a public offering price of $1.65 per share. Notwithstanding the terms of the Certificate of Designations for Series E Preferred Stock, Jackson, the holder the Company’s outstanding shares of Series E Preferred Stock, did not require the Company to use the proceeds from its offerings in excess of $3,000 to redeem outstanding shares of the Series E Preferred Stock.  Instead, the Company used such excess proceeds to make a terminal payment to the sellers of FirstPro. in final settlement of all deferred consideration due under our asset purchase agreement with such sellers.

As of September 26, 2020, 7,303,371 shares and 734,337 shares of common stock were issuable upon the potential conversion of Series E Preferred Stock and Series E-1 Preferred Stock, respectively. Due to the contingent nature of the cash redemption feature of the Series E-1 Preferred Stock, the Company classified the shares as mezzanine equity on the consolidated balance sheets.

F-56

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

The Company had approximately $551 and $45 of dividends payable to its holders of Series E Preferred Stock and Series E-1 Preferred Stock, respectively as of September 26, 2020. The Company paid this in full on October 26, 2020.

On October 23, 2020, the Company filed with the Secretary of State of the State of Delaware the second Certificate of Amendment (the “Amendment”) to the Certificate of Designation of our Series E Preferred Stock (the “Base Series E Preferred Stock”) and Series E-1 Preferred Stock and collectively with the Base Series E Preferred Stock, the “Series E Preferred Stock”). Under the amended terms, holders of Series E Preferred Stock are entitled to monthly cash dividends on the Company’s Series E Preferred Stock at a per annum rate of 12%. At the Company’s option, up to 50% of the cash dividend on the Base Series E Preferred Stock may be paid in kind by adding such 50% portion to the outstanding liquidation value of the Base Series E Preferred Stock (the “PIK Dividend Payment”), commencing on October 26, 2020 and ending on October 25, 2021. If the PIK Dividend Payment is elected, a holder of Series E Preferred Stock is entitled to additional fee to be paid in shares of the Company’s common stock an amount equal to $10 divided by the average closing price, as reported by Nasdaq of such shares of common stock over the 5 trading days prior to the applicable monthly interest payment date. If such average market price is less than $0.50, or is otherwise undeterminable because such shares are no longer publicly traded or the closing price is no longer reported by Nasdaq, then the average closing price for these purposes shall be deemed to be $0.50, and if such average closing price is greater than $3.50 then the average closing price for these purposes shall be deemed to be $3.50. Dividends on the Series E-1 Preferred Stock may only be paid in cash. If the Company fails to make dividend payments on the Series E Preferred Stock, it will be an event of default under the Amended Note Purchase Agreement.

Under the terms of the Amendment, shares of Series E-1 Preferred Stock are convertible into the Company common stock at a conversion rate equal to the liquidation value of each shares of Series E-1 Preferred Stock divided by $1.00 per share commencing October 31, 2020.  Each share of Series E-1 Preferred Stock has a liquidation value of $1,000 per share.  The Company’s shares of Base Series E Preferred Stock are also convertible into shares of our common stock after October 31, 2022.  The conversion rate for our Base Series E Preferred Stock is equal to the liquidation value of each shares of Base Series E Preferred Stock divided by $1.00 per share.  Each share of Base Series E Preferred Stock has a liquidation value of $1,000 per share. On September 28, 2020, the Company redeemed 1,300 shares of Base Series E Preferred Stock for $1,300, as such there is currently 11,700 shares of Base Series E Preferred Stock outstanding.

2019 Long-Term Incentive Plan

In January 2019, the Company’s Board approved the 2019 Long-Term Incentive Plan (the “2019 LTIP”).

The Board granted 370,000 shares of common stock to adequately motivate the participants and drive performance for the period.

Units vest upon the following:

•	50% upon the employee being in good standing on December 31, 2020; and,
•	50% upon the average share price of the Company’s common stock during the 90-day period leading up to December 31, 2020, based upon the following Vesting Rate table:

Average 2019 Price	Vesting Rate
<$8 per share	0
>$8 per share	Pro-rated
>=$12 per share	Full Vesting

The Company recorded share based expense of approximately $71, $72, $213 and $161 in Q3 2020, Q3 2019, Q3 2020 YTD and Q3 2019 YTD in connection with these awards.

F-57

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Earn-out Liabilities and Stock Value Guarantees

Pursuant to the acquisition of CBS Butler on September 15, 2017, the purchase price includes an earn-out payment of up to £4,214 (payable in December 2018, based upon CBS Butler’s operating performance during the period September 1, 2017 through August 31, 2018) and deferred consideration of £150 less the aggregate amount of any net asset shortfall amount, if any, as determined pursuant to the acquisition agreements for the acquisition of CBS Butler. In September 2018, the Company paid the deferred consideration of £150 ($195).

While the Company had recognized the liability for the contingent earn-out due the sellers of CBS Butler within current liabilities as of December 29, 2018, in March 2019 the Company filed a warranty claim against the sellers asserting certain misrepresentations for an amount which approximates the contingent earn-out. In April 2019, the sellers of CBS Butler responded denying the Company’s warranty claim and asserting that the earn-out amount is due. On July 5, 2019, the Company entered into a settlement agreement with the selling shareholders of CBS Butler for the full and final satisfaction of claims in exchange for a payment of approximately £2,150 by the Company to the CBS Butler shareholders.  The payment was due no later than July 26, 2019. The Company did not make the payment on July 26, 2019, as such the parties agreed to adjust the amount payable to £2,500. The Company paid this in full on August 30, 2019 and recorded a gain of approximately £894 ($1,077) on final settlement. The Company used the proceeds from the term note entered into with Jackson on August 29, 2019 for $2,538, to satisfy this obligation.

Pursuant to the acquisition of substantially all of the assets of FirstPro Inc. by Staffing 360 Georgia LLC on September 15, 2017, the purchase price included deferred quarterly installments of $75 beginning on October 1, 2017, and $2,675 was payable annually in three equal installments beginning on September 15, 2018. The Company made $300 and $892 in quarterly installments and annual installment in Fiscal 2018. On March 1, 2019, the Company paid $1,125 in full satisfaction of the remaining liability, recognizing a gain of $847.

Pursuant to the acquisition of Clement May on June 28, 2018, the purchase price includes an earnout payment of up to £500 to be paid on or around December 28, 2019; and deferred consideration of £350, the amount to be calculated and paid pursuant to the terms of the acquisition agreement, on or around June 28, 2019.  The Company paid deferred consideration of £350 ($444) on June 26, 2019. The earnout payment of £500 ($656) was paid in December 2019.

Pursuant to the acquisition of KRI on August 27, 2018, the purchase price includes earnout consideration payable to the seller of $2,027 each on August 27, 2019 and August 27, 2020. The payment of the earnout consideration was contingent on KRI’s achievement of certain trailing gross profit amounts. On September 11, 2019, the Company entered into an amended agreement with the seller to delay the payment of the first year earnout of $2,027 until no later than February 27, 2020. For each full calendar month beyond August 27, 2019, that such payment is delayed, the Company is required pay the seller interest in the amount of $10 with the first such payment of interest due on September 30, 2019.  In addition, the amended agreement was further amended to change the due date for the second year earnout payment of $2,027 from August 27, 2020 to February 27, 2020. The seller of KRI, Pamela D. Whitaker (“Whitaker”) has filed a lawsuit against the Company asserting claims for breach of contract and declaratory judgment against the Company due under a share purchase agreement and is seeking $4,054 in alleged damages. While the Company had recognized the liability for the earnout consideration of $4,054 due to Whitaker, within current liabilities as of September 26, 2020 and December 28, 2019, in February 2020, the Company filed an action against Whitaker for breach of contract which more than approximates the earnout consideration recognized. The Company paid interest of $40 during the period ended September 26, 2020. Refer to legal proceedings below for action filed against Whitaker, the former owner of KRI.

Legal Proceedings

Whitaker v. Monroe Staffing Services, LLC & Staffing 360 Solutions, Inc.

On December 5, 2019, former owner of KRI, Pamela D. Whitaker (“Whitaker” or “Plaintiff”), filed a complaint in Guilford County, North Carolina (the “North Carolina Action”) asserting claims for breach of contract and declaratory judgment against Monroe and the Company (the “Defendants” arising out of the alleged non-payment of certain earn-out payments and interest purportedly due under a Share Purchase Agreement pursuant to which Whitaker sold all issued and outstanding shares in her staffing agency, KRI to Staffing 360’s subsidiary, Monroe Staffing Services in August 2018.  Whitaker is seeking $4,054 in alleged damages.

F-58

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

Defendants removed the action to the Middle District of North Carolina on January 7, 2020, and Plaintiff moved to remand on February 4, 2020.  Briefing on the motion to remand concluded on February 24, 2020.  Separately, Defendants moved to dismiss the action on January 14, 2020 based on Plaintiff’s failure to state a claim, improper venue, and lack of personal jurisdiction as to defendant Staffing 360 Solutions, Inc.  Alternatively, Defendants sought a transfer of the action to the Southern District of New York, based on the plain language of the Share Purchase Agreement’s forum selection clause.  Briefing on Defendants’ motion to dismiss concluded on February 18, 2020. On February 28, 2020, Plaintiff moved for leave to file an amended complaint. Defendants filed their opposition to the motion for leave on March 19, 2020. Plaintiff has filed a reply.

On June 29, 2020, Magistrate Judge Webster issued a Report and Recommendation on the pending motions, recommending that Defendants’ motion to dismiss be granted with regard to Defendants’ request to transfer the matter to the Southern District of New York, and denied in all other regards without prejudice to Defendants raising those arguments again in the new forum. Magistrate Judge Webster also recommended that Plaintiff’s motion to remand be denied and motion to amend be left to the discretion of the Southern District of New York.

Plaintiff filed an objection to the Report and Recommendation on July 9, 2020.  Defendants responded on July 23, 2020.  A decision regarding Plaintiff’s objection, and whether the District Court will accept Magistrate Judge Webster’s recommendations on the motions remains pending.

Separately, on February 26, 2020, the Company and Monroe filed an action against Whitaker in the United States District Court for the Southern District of New York (Case No. 1:20-cv-01716) (the “New York Action”).  The New York Action concerns claims for breach of contract and fraudulent inducement arising from various misrepresentations made by Whitaker to the Company and Monroe in advance of, and included in, the share purchase agreement.  The Company and Monroe are seeking damages in an amount to be determined at trial but in no event less than $6 million.  On April 28, 2020, Whitaker filed a motion to dismiss the New York Action on both procedural and substantive grounds.  On June 11, 2020, Monroe and the Company filed their opposition to Whitaker’s motion to dismiss.  On July 9, 2020 Whitaker filed reply papers in further support of the motion. The parties await decision from the court on Whitaker’s motion.

On October 13, 2020, the Court denied Whitaker’s motion to dismiss, in part, and granted the motion, in part.  The Court rejected Whitaker’s procedural arguments, but granted the motion on substantive grounds.  However, the Court ordered that Monroe and the Company may seek leave to amend the complaint by letter application by December 1, 2020.  Whitaker’s opposition, if any, will be due on January 5, 2021 and Monroe and the Company’s reply will be due on January 25, 2021.

The Company intends to vigorously contest Whitaker’s claims in the North Carolina Action and pursue its claims in the New York Action.

F-59

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

NOTE 10 – SEGMENTS

The Company generated revenue and gross profit by segment as follows:

	Q3 2020	Q3 2019	Q3 2020 YTD	Q3 2019 YTD
Commercial Staffing - US	$28,708	$31,644	$79,992	$94,280
Professional Staffing - US	5,188	9,387	19,778	28,449
Professional Staffing - UK	14,744	26,289	50,923	91,915
Total Revenue	$48,640	$67,320	$150,693	$214,644

Commercial Staffing - US	$4,642	$5,107	$12,552	$14,823
Professional Staffing - US	1,664	3,701	6,598	10,904
Professional Staffing - UK	2,017	3,677	7,375	10,968
Total Gross Profit	$8,323	$12,485	$26,525	$36,695

Selling, general and administrative expenses	$(9,391)	$(11,361)	$(28,609)	$(32,552)
Depreciation and amortization	(768)	(867)	(2,312)	(2,621)
Impairment of goodwill	—	—	(2,969)	—
Interest expense and amortization of debt discount and deferred financing costs	(1,746)	(2,059)	(6,277)	(5,977)
Re-measurement gain (loss) on intercompany note	442	(467)	(348)	(484)
Gain on business sale	220	—	220	—
Gain on settlement of deferred consideration	—	1,138	—	1,985
Other income	161	51	122	308
Loss Before Provision for Income Tax	$(2,759)	$(1,080)	$(13,648)	$(2,646)

F-60

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

The following table disaggregates revenues by segments:

	Q3 2020
	Commercial Staffing - US	Professional Staffing - US	Professional Staffing - UK	Total
Permanent Revenue	$171	$600	$692	$1,463
Temporary Revenue	28,537	4,588	14,052	47,177
Total	$28,708	$5,188	$14,744	$48,640

	Q3 2019
	Commercial Staffing - US	Professional Staffing - US	Professional Staffing - UK	Total
Permanent Revenue	$104	$1,953	$1,442	$3,499
Temporary Revenue	31,540	7,434	24,847	63,821
Total	$31,644	$9,387	$26,289	$67,320

	Q3 2020 YTD
	Commercial Staffing - US	Professional Staffing - US	Professional Staffing - UK	Total
Permanent Revenue	$281	$2,676	$2,586	$5,543
Temporary Revenue	79,711	17,102	48,337	145,150
Total	$79,992	$19,778	$50,923	$150,693

	Q3 2019 YTD
	Commercial Staffing - US	Professional Staffing - US	Professional Staffing - UK	Total
Permanent Revenue	$201	$5,430	$3,204	$8,835
Temporary Revenue	94,079	23,019	88,711	205,809
Total	$94,280	$28,449	$91,915	$214,644

As of September 26, 2020 and December 28, 2019, the Company has assets in the U.S. and the U.K. as follows:

	September 26,	December 28,
	2020	2019
United States	$73,189	$74,671
United Kingdom	12,112	14,170
Total Assets	$85,301	$88,841

NOTE 11 – OTHER RELATED PARTY TRANSACTIONS

In addition to the shares of Series E and Series E-1 Preferred Stock and notes issued to Jackson, the following are other related party transactions:

Board and Committee Members

The Company had the following activity with its Board and Committee Members:

F-61

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

	Q3 2020				Q3 2019
	Cash Compensation	Shares Issued	Value of Shares Issued	Compensation Expense Recognized	Cash Compensation	Shares Issued	Value of Shares Issued	Compensation Expense Recognized
Dimitri Villard	$19	2,800	$2	$3	$19	1,400	$2	$8
Jeff Grout	19	2,800	2	3	19	1,400	2	8
Nick Florio	19	2,800	2	3	19	1,400	2	8
Alicia Barker	—	2,800	2	1	—	1,400	2	1

	$57	11,200	$8	$10	$57	5,600	$8	$25

	Q3 2020 YTD				Q3 2019 YTD
	Cash Compensation	Shares Issued	Value of Shares Issued	Compensation Expense Recognized	Cash Compensation	Shares Issued	Value of Shares Issued	Compensation Expense Recognized
Dimitri Villard	$56	4,200	$3	$10	$56	4,200	$7	$23
Jeff Grout	56	4,200	3	10	56	4,200	7	23
Nick Florio	56	4,200	3	10	56	4,200	7	23
Alicia Barker		4,200	3	4	-	4,200	7	3
	$169	16,800	$12	$34	$168	16,800	$28	$72

NOTE 12 – SUPPLEMENTAL CASH FLOW INFORMATION

	Q3 2020 YTD	Q3 2019 YTD
Cash paid for:
Interest	$6,417	$6,494
Income taxes	—	146

Non-Cash Investing and Financing Activities:
Deferred purchase price of UK factoring facility	$6,017	$10,833
Shares issued to Jackson Investment Group	324	—
Dividends accrued to related parties	596	1,149

NOTE 13 – SUBSEQUENT EVENTS

Note Purchase Agreement with Jackson Investment Group, LLC

On October 26, 2020, the Company entered into the Amended Note Purchase Agreement and the Jackson Note, with Jackson, which amended and restated the Existing Note Purchase Agreement.  The Amended Note Purchase Agreement refinanced an aggregate of $35.7 million of debt provided by Jackson pursuant to the Existing Note Purchase Agreement and a Senior Secured 12% Promissory Note. In connection with the amendment and restatement, the Company paid Jackson an amendment fee of $488.

Under the terms of the Amended Note Purchase Agreement and Jackson Note, the Company is required to pay interest on the Loan at a per annum rate of 12%. The interest is payable monthly in cash; provided that, the Company may elect to pay up to 50% of monthly interest in-kind by adding such PIK Interest to the outstanding principal balance of the Jackson Note. For any month that the Company elects to pay interest in-kind, the Company is required to pay Jackson a fee in shares of its common stock in an amount equal to $25 divided by the average closing price, as reported by Nasdaq, of such shares of common stock over the 5 trading days prior to the applicable monthly interest payment date. If such average market price is less than $0.50, or is otherwise undeterminable because such shares of common stock are no longer publicly traded or the closing price is no longer reported by Nasdaq, then the average closing price for these purposes shall be deemed to be $0.50, and if such average closing price is greater than $3.50, then the average closing price for these purposes shall be deemed to be $3.50. For the period of November 2020 through and including March

F-62

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

2021, each monthly interest due and payable shall be reduced by $166, and for the period commencing May 2021 through and including September 2021, each monthly interest due and payable shall be increased by $166.

Under the terms of the Amended Note Purchase Agreement, the Company is required to make a mandatory prepayment of the principal amount of the Jackson Note of not less than $3,000 no later January 31, 2021. The entire outstanding principal balance of the Jackson Note shall be due and payable on September 30, 2022.  The Loan continues to be secured by substantially of the Company’s and its domestic subsidiaries’ assets pursuant to the Amended and Restated Security Agreement with Jackson, dated September 15, 2017.

The Amended Note Purchase Agreement contains customary events of default for a senior secured loan including, among other events of default, (i) failure to timely pay interest and principal, (ii) other breaches and violation of the Amended Note Purchase Agreement, (iii) bankruptcy and insolvency events affecting us and/or subsidiaries and (iv) the occurrence of a material adverse effect on the Company. In addition to customary remedies for senior secured lenders following an event of default, Jackson shall have the right to cause us to engage a financial advisor to provide a valuation analyses of us as a going concern and analyses of strategic alternatives that may be available to the Company. The Company is obligated to provide all such analyses to Jackson.

The Amended Note Purchase Agreement also contains restrictions against incurrence of additional debt, payment of dividend or other distribution (whether in cash, securities or other property) on any of the Company’s equity interest or repayment of debt, consolidations, mergers, sales of assets or change in control and financial covenants.

Amendment to Series E Preferred Stock and Series E-1 Preferred Stock

In connection with the entry into the Amended Note Purchase Agreement, the Company also filed with the Amendment to the Series E Certificate of Designation. Under the amended terms, holders of Series E Preferred Stock are entitled to monthly cash dividends on our Series E Preferred Stock at a per annum rate of 12%. At the Company’s option, up to 50% of the cash dividend on the Base Series E Preferred Stock may be paid as the PIK Dividend Payment, commencing on October 26, 2020 and ending on October 25, 2022. If the PIK Dividend Payment is elected, a holder of Series E Preferred Stock is entitled to additional fee to be paid in shares of the Company’s common stock an amount equal to $10 divided by the average closing price, as reported by Nasdaq of such shares of common stock over the 5 trading days prior to the applicable monthly interest payment date. If such average market price is less than $0.50, or is otherwise undeterminable because such shares are no longer publicly traded or the closing price is no longer reported by Nasdaq, then the average closing price for these purposes shall be deemed to be $0.50, and if such average closing price is greater than $3.50 then the average closing price for these purposes shall be deemed to be $3.50. Dividends on the Series E-1 Preferred Stock may only be paid in cash. If the Company fails to make dividend payments on its Series E Preferred Stock, it will be an event of default under the Amended Note Purchase Agreement.

Under the terms of the Amendment, shares of Series E-1 Preferred Stock will be convertible into the Company’s common stock at a conversion rate equal to the liquidation value of each shares of Series E-1 Preferred Stock divided by $1.00 per share commencing October 31, 2020.  Each share of Series E-1 Preferred Stock has a liquidation value of $1,000 per share.  Shares of Base Series E Preferred Stock will be also convertible into shares of the Company’s common stock after October 31, 2022.  The conversion rate for Base Series E Preferred Stock is equal to the liquidation value of each shares of Base Series E Preferred Stock divided by $1.00 per share.  Each share of Base Series E Preferred Stock has a liquidation value of $1,000 per share.

Amendment to Warrant Agreement with Jackson

On October 26, 2020, in connection with the entry into the Amended Note Purchase Agreement, the Company entered into Amendment No. 3 to the Amended and Restated Warrant Agreement, dated April 25, 2018, as amended (the “Warrant”), with Jackson. Pursuant to Amendment No. 3, the exercise price of the Warrant was reduced from $1.66 per share to $1.00 per share and the term of the Warrant was extended to January 26, 2026.

Amendments to our Credit Agreement with MidCap Funding IV Trusts

On October 26, 2020, we entered into Amendment No. 17 to Credit and Security Agreement with MidCap, whereby, among other things, MidCap agreed to extend the maturity date of our outstanding asset based revolving loan until September 1, 2022. In addition, the Company also agreed to certain amendments to the financial covenants contained in the Credit and Security Agreement as more particularly described in Amendment No. 17.

F-63

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands, except share, per share and stated value per share)

(UNAUDITED)

2020 Omnibus Incentive Plan

On September 29, 2020, the Company held its 2020 virtual annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the 2020 Omnibus Incentive Plan (the “2020 Plan”), pursuant to which we may grant equity incentive awards to our key employees, key contractors, and non-employee directors. The 2020 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly or in combination, and that may be paid in cash, shares of the Company’s common stock, or a combination of cash and common stock. A total of 750,000 shares of common stock are reserved for grant under the 2020 Plan, plus any awards reserved under the Company’s prior equity incentive plans, subject to adjustment in certain circumstances to prevent dilution or enlargement. The 2020 Plan had been previously approved by the Board on June 30, 2020, subject to stockholder approval, and will terminate on June 30, 2030.

F-64

21,855,280 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 21,855,280 Shares of Common Stock

Up to 21,855,280 Shares of Common Stock Underlying the Pre-Funded Warrants

Prospectus , 2021

H.C. Wainwright & Co.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, except for the Securities and Exchange Commission (“SEC”) registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the listing fee.

Amount to be Paid
SEC registration fee	$2,027
FINRA filing fee	$2,920
Printing fees and expenses	0
Legal fees and expenses	60,000
Transfer agent and registrar fees and expenses	0
Accounting fees and expenses	75,000
Miscellaneous fees and expenses	0

Total	$139,947

Each of the amounts set forth above, other than the registration fee, is an estimate.

Item 14.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

II-1

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification. We have purchased and currently intend to maintain insurance on behalf of each and any person who is or was our director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 15.	Recent Sales of Unregistered Securities

The following is a summary of all securities that we have sold during the last three years without registration under the Securities Act of 1933, as amended (the “Securities Act”).

On June 28, 2018, we issued 15,000 shares of our common stock to the individual principal (the “Principal”) of an entity that is the majority holder (the “CML Majority Holder”) of the share capital of CML as portion of the purchase price for the acquisition of all the shares in the CML Majority Holder held by the Principal. Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On August 27, 2018, we issued to Jackson Investment Group, LLC (“Jackson”) 192,000 shares of our common stock as a closing commitment fee in connection with the entry into a First Omnibus Amendment, Joinder and Reaffirmation Agreement, dated August 27, 2018, with Jackson. Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On November 15, 2018, we issued to Jackson (i) 300,000 shares of our common stock as a closing commitment fee in connection with the entry into a Second Omnibus Amendment, Joinder and Reaffirmation Agreement, dated November 15, 2018, with Jackson and (ii) 13,000 shares of Series E Preferred Stock to Jackson in connection with our entry into the Debt Exchange Agreement, dated November 15, 2018, with Jackson. Such issuances were undertaken in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

During the period December 31, 2017 through December 29, 2018, we issued 20,548 shares of common stock, to Greenridge Global, LLC, SP Padda and J Charles Assets for investor relations advisory services and construction of leasehold improvements. The shares were issued in reliance upon an exemption pursuant to Section 4(a)(2) of the Securities Act.

During the period December 29, 2018 through December 29, 2019, we issued 6,000 shares of common stock, to Greenridge Global, LLC for investor relations advisory services and construction of leasehold improvements.

Under the terms of the note issued pursuant a certain Amended and Restated Note Purchase Agreement, dated as of September 15, 2017, among us, certain of our subsidiaries and Jackson, as amended, we were required to issue 100,000 shares of our common stock to Jackson on a monthly basis until the term note was fully repaid, subject to certain exceptions to comply with Nasdaq listing standards. We issued 300,000 shares of common stock to Jackson for the quarter ended March 28, 2020 and 200,000 shares of common stock to Jackson for the quarter ended June 27, 2020. The shares of common stock were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D (Rule 506) under the Securities Act.

On December 29, 2020, we sold an aggregate of 4,816,665 shares of common stock in an underwritten public offering, or the December 2020 Public Offering, at an offering price to the public of $0.60 per share. H.C. Wainwright & Co., LLC (“Wainwright”) acted as the sole book-running manager for the December 2020 Public Offering. As partial compensation for Wainwright’s services as underwriter in the offering, we issued to Wainwright’s designees warrants to purchase 361,250 shares of common stock. The warrants have a term of five (5) years from the commencement of sales under the offering and an exercise price of $0.75 per share (equal to 125% of the public offering price per share). The warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act under the Securities Act.

On December 31, 2020, we sold an aggregate of 2,662,596 shares of common stock in a registered direct offering, or the December 2020 Registered Direct Offering, at an offering price of $0.655 per share. Wainwright acted as the placement agent for the December 2020 Registered Direct Offering. As partial compensation for Wainwright’s services as placement agent in the offering, we issued to Wainwright’s designees warrants to purchase up to 199,695 shares of common stock. The warrants have a term of five (5) years from the commencement of sales under the offering and an exercise price of $0.8188 per share (equal to 125% of the offering price per share). The warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is hereby incorporated herein by reference.

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

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Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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5.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-K, filed with the SEC on June 15, 2017).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Form 8-K, filed with the SEC on June 15, 2017).
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, filed with the SEC on January 3, 2018).
3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 4, 2015).
3.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 31, 2015).
3.6	Certificate of Designations, Preferences and Rights of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 7, 2016).
3.7	Amendment to Certificate of Designation After Issuance of Class or Series increasing the number of authorized Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 22, 2016).
3.8	Certificate of Designation of Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2018).
3.9	Certificate of Correction to the Certificate of Designation of Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2018).
3.10	Certificate of Amendment to Certificate of Designation of Series E Convertible Preferred Stock, dated February 7, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s current Report on Form 8-K filed with the SEC on February 11, 2019).
3.11	Certificate of Amendment to the Certificate of Designation of Series E Preferred Stock, dated October 23, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2020).
4.1	Subordinated Secured Note issued to Jackson Investment Group LLC (13) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).

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4.2	Warrant issued to Jackson Investment Group LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
4.3	April Note, dated April 5, 2017, issued to Jackson Investment Group LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
4.4	10% Subordinated Secured Note, dated August 2, 2017, issued to Jackson Investment Group, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
4.5	Form of Warrant issued to H.C. Wainwright & Co., LLC’s designees on December 29, 2020 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2020).
4.6	Form of Warrant issued to H.C. Wainwright & Co., LLC’s designees on December 31, 2020 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 31, 2020).
4.7* *	Form of Pre-funded Warrant.
5.1* *	Opinion of Haynes and Boone, LLP
10.1	Stock Purchase Agreement, by and among Linda Moraski, PeopleSERVE, Inc., PeopleSERVE PRS, Inc. and the Company, dated May 17, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 20, 2014).
10.2+	2014 Equity Compensation Plan (incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K, filed with the SEC on September 15, 2014).
10.3+	2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8, filed with the SEC on October 2, 2015).
10.4+	2016 Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2017 (through an incorporation by reference from Appendix E to the Company’s Definitive Proxy Statement on Schedule 14A, filed on December 21, 2016)).
10.5	Warrant Agreement, dated January 25, 2017, by and among the Company and Jackson Investment Group LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
10.6	Security Agreement, dated January 25, 2017, by and among the Company, Jackson Investment Group LLC and the U.S. Subsidiary Guarantors (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
10.7	Pledge Agreement, dated January 25, 2017 by and the Company, Jackson Investment Group LLC and the U.S. Subsidiary Guarantors (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
10.8	Subordination Agreement, dated January 25, 2017, by and among Midcap Funding X Trust, Jackson Investment Group LLC, the Company and the U.S. Subsidiary Guarantors (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
10.9	Amendment No. 1 to Warrant Agreement, dated March 14, 2017, between the Company and Jackson Investment Group LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 20, 2017).
10.10	Amended Purchase Agreement, dated April 5, 2017, by and among the Company, Jackson Investment Group LLC and certain subsidiaries of the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
10.11	Second Amendment, dated April 5, 2017, by and among the Company and Jackson Investment Group LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
10.12	Amended Subordination Agreement, dated April 5, 2017, by and among Midcap Funding X Trust, Jackson Investment Group LLC, the Company and certain subsidiaries of the Company (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
10.13	Second Amended Purchase Agreement, dated August 2, 2017, by and among the Company, Jackson Investment Group, LLC and certain subsidiaries of the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
10.14	Second Amended Subordination Agreement, dated August 2, 2017, by and among Midcap Funding X Trust, Jackson Investment Group, LLC, the Company and certain subsidiaries of the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
10.15	Share Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., Longbridge Recruitment 360 Limited and the holders of outstanding shares of CBS Butler Holdings Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017).
10.16	Agreement for Purchase of Debt, dated February 8, 2018, between CBS Butler Limited and HSBC Invoice Finance (UK) Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2018).

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10.17	Agreement for Purchase of Debt, dated February 8, 2018, between The JM Group (IT Recruitment) Limited and HSBC Invoice Finance (UK) Limited (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2018).
10.18	Agreement for Purchase of Debt, dated February 8, 2018, between Longbridge Recruitment 360 Ltd and HSBC Invoice Finance (UK) Limited (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2018).
10.19	Agreement for Purchase of Debt, dated June 28, 2018, between HSBC Invoice Finance (UK) Limited, and Clement May Limited (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on July 5, 2018).
10.20	Term Loan letter agreement, dated June 26, 2018, between HSBC Bank plc, and Staffing 360 Solutions Limited (46) (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on July 5, 2018).
10.21	Fifth Amended and Restated Revolving Loan Note, by and among certain subsidiaries of the Company and MidCap Funding X Trust (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).
10.22	Debt Exchange Agreement, dated November 15, 2018, by and between the Company and Jackson Investment Group LLC (incorporated by reference to Exhibit 10.91 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 16, 2018).
10.23+	Employment Agreement with Alicia Barker dated June 19, 2018 (incorporated by reference to Exhibit 10.97 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 31, 2019).
10.24+	Waiver Agreement – Series A Preferred Stock (incorporated by reference to Exhibit 10.99 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 31, 2019).
10.25+	2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2017 (through an incorporation by reference from Appendix D to the Company’s Definitive Proxy Statement on Schedule 14A, filed on December 21, 2016)).
10.26+	First Amendment to 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.100 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 31, 2019).
10.27	Asset Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Georgia, LLC, FirstPro Inc., Firstpro Georgia LLC, April F. Nagel and Philip Nagel (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017).
10.28	Amendment Agreement, dated February 27, 2019, by and among Staffing 360 Georgia, LLC, Firstpro, Inc., Firstpro Georgia, LLC, April F. Nagel and Philip Nagel (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2019).
10.29	Intercreditor Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc., MidCap Funding X Trust and Jackson Investment Group, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017).
10.30	First Amendment to Intercreditor Agreement, dated August 27, 2018, by and among Jackson Investment Group, LLC, the Company, certain subsidiaries of the Company, and MidCap Funding X Trust (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).
10.31	Third Amendment to Intercreditor Agreement, dated August 29, 2019, by and among the Company, certain subsidiaries of the Company, Jackson Investment Group, LLC and MidCap Funding X Trust (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2019).
10.32	Share Purchase Agreement, dated August 27, 2018, by and among Monroe Staffing Services, LLC, Staffing 360 Solutions, Inc. and Pamela D. Whitaker. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 2, 2018).
10.33	Amendment Agreement, dated as of September 11, 2019, by and among Monroe Staffing Services, LLC, Staffing 360 Solutions, Inc. and Pamela D. Whitaker (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2019).
10.34	Note between Monroe Staffing Services, LLC and Newton Federal Bank, dated May 12, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2020)
10.35	Note among Key Resources Inc., Lighthouse Placement Services, LLC, Staffing 360 Georgia, LLC and Newton Federal Bank, dated May 20, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2020).
10.36+	2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2020).
10.37+	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.6 to the Company Quarterly Report on Form 10-Q filed with the SEC on November 10, 2020).

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10.38+	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.7 to the Company Quarterly Report on Form 10-Q filed with the SEC on November 10, 2020).
10.39+	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2020)
10.40	Asset Purchase Agreement, dated as of September 24, 2020, by and among Staffing 360 Solutions, Inc., Staffing 360 Georgia, LLC and FirstPro Recruitment, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2020).
10.41	Amended and Restated Warrant Agreement, dated April 25, 2018 (incorporated by reference to Exhibit 10.41 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 13, 2021).
10.42	Credit and Security Agreement, dated April 8, 2015, by and among PeopleSERVE, Inc. and Monroe Staffing Services, LLC, as borrowers, the Company, as a credit party, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015).
10.43	Credit and Security Agreement, dated April 8, 2015, by and among PeopleSERVE PRS, Inc., as borrower, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015).
10.44	Amendment No. 1 to the Credit and Security Agreement, effective August 31, 2015, by and among PeopleSERVE PRS, Inc. as borrower, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 4, 2015).
10.45	Amendment No. 2 to the Credit and Security Agreement, effective August 31, 2015, by and among PeopleSERVE, Inc., Monroe Staffing Services, LLC, Faro Recruitment America, Inc. and Lighthouse Placement Services, LLC as borrowers, the Company, as a credit party, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 4, 2015).
10.46	Amendment No. 8 to the Credit and Security Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc. and MidCap Funding X Trust (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017).
10.47	Amendment No. 10 and Joinder Agreement to Credit and Security Agreement and Limited Consent, dated August 27, 2018, by and among the Company, certain subsidiaries of the Company and MidCap Funding X Trust (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).
10.48	Amendment No. 11 to the Credit Agreement dated February 7, 2019 by and among Midcap Funding X Trust, the Company and certain subsidiaries of the Company (incorporated by reference to Exhibit 10.101 to the Company’s Annual Report on Form 10-K filed on March 25, 2019).
10.49	Amendment No. 17, dated October 26, 2020, to Credit and Security Agreement with MidCap Funding IV Trusts (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2020).
10.50	Second Amended and Restated Note Purchase Agreement, dated October 26, 2020, by and among Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2020).
10.51	Amended and Restated Senior Secured 12% Promissory Note issued on October 26, 2020, to Jackson Investment Group, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2020).
10.52	Underwriting Agreement, dated December 23, 2020, between Staffing 360 Solutions, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2020).
10.53	Form of Securities Purchase Agreement, dated December 30, 2020, by and among Staffing 360 Solutions, Inc. and certain institutional and accredited investors (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2020).
10.54	Engagement Letter, dated December 21, 2020, between Staffing 360 Solutions, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2020).
10.55**	Form of Securities Purchase Agreement.
10.56+	Employment Agreement, dated January 3, 2014, by and among Staffing 360 Solutions Limited and Brendan Flood (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2014).
10.57+	Employment Agreement, dated June 29, 2020, by and among Staffing 360 Solutions, Inc. and Khalid Anwar (incorporated by reference to Exhibit 10.57 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 13, 2021).
10.58**	Limited Consent, Waiver and Amendment Agreement entered into by and among Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC, dated February 5, 2021.
10.59**	Limited Waiver and Agreement entered into by and among Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC, dated February 5, 2021.
10.60**	Amendment to Engagement Letter Agreement between Staffing 360 Solutions, Inc. and H.C. Wainwright & Co., LLC, dated February 8, 2021.
21.1	Subsidiaries of Staffing 360 Solutions, Inc. (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 13, 2021).
23.1**	Consent of BDO USA, LLP
24.1	Power of Attorney (previously filed).
101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema Document
101.PRE**	XBRL Taxonomy Presentation Linkbase Document
101.CAL**	XBRL Taxonomy Calculation Linkbase Document
101.LAB**	XBRL Taxonomy Label Linkbase Document
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

** Filed herewith.

+ Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, duly authorized, in City of New York, State of New York, on February 8, 2021.

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brendan Flood
Brendan Flood	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2021

/s/ Khalid Anwar
Khalid Anwar	Senior Vice President of Corporate Finance (Principal Financial Officer and Principal Accounting Officer)	February 8, 2021

*
Dimitri Villard	Director	February 8, 2021

*
Nicholas Florio	Director	February 8, 2021

*
Jeff Grout	Director	February 8, 2021

*
Alicia Barker	Director	February 8, 2021

*By:	/s/ Brendan Flood
Brendan Flood
Attorney-in-fact

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